UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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RENAISSANCERE HOLDINGS LTD.

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LETTER TO OUR SHAREHOLDERS

Last year was a momentous year for RenaissanceRe. We persevered in a difficult market, achieved multiple milestones and positioned ourselves for future growth. We were able to reinforce our position as a market leader through various means, including our continued commitment to disciplined underwriting and to the strategic allocation of capital, our core operating philosophy of matching well-priced risk with the most efficient capital resources available and our ability to adapt in an evolving marketplace.

The market has changed significantly, shifting in ways both permanent and substantial. Fortunately, by anticipating the dynamics of the market, we have been able to evolve into a more flexible and versatile company. This has allowed us to continue to provide industry-leading service and market-leading returns. Moreover, this flexible and versatile structure facilitates the implementation of our strategy for sustainable growth, further bolstering our ability to withstand fluctuations in the macroeconomic environment.

The combination of RenaissanceRe and Platinum Underwriters Holdings, Ltd. marked an important milestone for our company and benefits our expanded client base by providing additional products and underwriting expertise, two strong underwriting platforms in the United States, and increased scope and market presence. With the integration successfully completed, we are a stronger, broader-reaching RenaissanceRe, offering more underwriting, product and capital solutions to both existing clients and new clients.

The Platinum acquisition is only one example of RenaissanceRe’s evolution. We believe our long-term commitment to shareholder value creation and our recent tactical and strategic actions have transformed our company. For instance, not long ago we had a nominal presence in London and Asia, but today we enjoy a strong and growing presence in the Lloyd’s marketplace through Syndicate 1458 and maintain an established foothold in Asia through our Singapore-based operations. We will continue to work diligently towards developing new ways of creating value for clients, brokers and shareholders.

These transformations presented an important inflection point for us in terms of our compensation programs. Ultimately, our goal is to design competitive and fair compensation packages that align the interests of our executives and employees with those of our shareholders. After considerable dialogue and ample feedback through ongoing shareholder engagement, we have introduced some refinements to reflect current market dynamics and the “new” RenaissanceRe. These changes are described in this proxy statement and we invite you to familiarize yourselves with the changes we have introduced. We believe that our compensation programs are fair, in accordance with shareholder interests and indicative of the meaningful engagement held between management and shareholders.

Thank you for your continued support.

April 1, 2016

Sincerely, Ralph B. Levy Non-Executive Chair of the Board of Directors	Kevin J. O’Donnell President and Chief Executive Officer

RenaissanceRe Holdings Ltd. Renaissance House 12 Crow Lane Pembroke HM 19 Bermuda Phone +1 (441) 295-4513 www.renre.com

NOTICE OF ANNUAL GENERAL

MEETING OF SHAREHOLDERS

Meeting Agenda:
Date: Time: Place: Record Date:	Monday, May 16, 2016 9:00 a.m. Atlantic Time Renaissance House 12 Crow Lane Pembroke HM 19 Bermuda March 18, 2016

¡    Elect four Class III director nominees

¡   Approve an advisory vote on executive compensation

¡   Approve the 2016 Long-Term Incentive Plan

¡    Approve the appointment of our independent registered public accounting firm for fiscal 2016 and the referral of the auditors’ remuneration to the Board of Directors

¡    Any other business that properly comes before the meeting

Please Vote Your Shares	By Telephone	By Internet	By Mail	By Tablet or Smartphone

We encourage shareholders to vote promptly, as this will save the expense of additional proxy solicitation. You may vote in the following ways:	In the United States or Canada you can vote your shares by calling 1-800-690-6903.	You can vote your shares online at www.proxyvote.com. You will need the 12-digit control number on the Notice of Internet Availability or proxy card.	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope provided.	You can vote your shares online with your tablet or smartphone by scanning the QR code above.

Important Notice of Internet Availability of Proxy Materials

This Notice of Annual General Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about April 1, 2016. This includes instructions on how to access these materials (including our proxy statement and 2015 annual report to shareholders) online.

By Order of the Board of Directors, Stephen H. Weinstein Secretary

Page

Proxy Summary	1

General Information	4

Proposal 1: Election of Directors	7

Corporate Governance	10

Certain Relationships and Related Transactions	18

Director Compensation	19

Executive Officers	21

Executive Compensation	22

Compensation Discussion and Analysis	22
Compensation Committee Report	36
Summary Compensation Table	37
All Other Compensation Table	38
Grants of Plan-Based Awards Table	39
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	40
Option Exercises and Stock Vested Table	41
Outstanding Equity Awards at Fiscal Year-End Table	41
Potential Payments Upon Termination or Change in Control	43

Proposal 2: Advisory Vote on Named Executive Officer Compensation	48

Proposal 3: Approval of RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan	49

Security Ownership	58

Security Ownership of Certain Beneficial Owners and Management	58
Section 16(a) Beneficial Ownership Reporting Compliance	60

Audit Committee Report	61

Proposal 4: Approval of the Appointment of Independent Registered Public Accounting Firm and Referral of the Determination of the Auditors’ Remuneration to the Board of Directors	62

Additional Information	63

Appendix A: RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan	A-1

Appendix B: Reconciliation of Non-GAAP Financial Measures	B-1

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement carefully before voting.

2016 Annual General Meeting of Shareholders

Date and Time May 16, 2016, 9:00 a.m. Atlantic Time	Place Renaissance House, 12 Crow Lane, Pembroke HM 19, Bermuda
Record Date March 18, 2016	Voting Eligibility Owners of our common shares as of the record date are entitled to vote on all matters

Voting Items and Board Recommendations

Item	Proposal	Board Vote Recommendation	Page Reference (for more detail)

1.	Election of four Class III director nominees	FOR each nominee	7

2.	Advisory vote on the compensation of our named executive officers	FOR	48

3.	Approval of the RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan	FOR	49

4.	Approval of the appointment of Ernst & Young Ltd. as our independent registered public accounting firm for the 2016 fiscal year and the referral of the auditors’ remuneration to the Board of Directors	FOR	62

Corporate Governance Highlights

The Board is elected by the shareholders to oversee management and to assure that the long-term interests of the shareholders are being served.

•	10 of our 11 current directors are independent (all except CEO)

•	Independent Audit, Compensation and Corporate Governance, and Investment and Risk Management Committees

•	Independent Non-Executive Chair of the Board

•	Majority vote standard for uncontested director elections

•	Meaningful share ownership guidelines for all directors and named executive officers
•	No-hedging, no-pledging and insider trading policies

•	Board oversight of enterprise-wide risk management

•	Active stakeholder engagement

•	Rigorous director selection criteria

•	Robust Code of Ethics and Conduct for all directors and employees

Proxy Statement 1

PROXY SUMMARY—CONTINUED

2015 Strategic, Financial and Operational Highlights

•

Strong Financial Performance. In 2015, we generated operating income available to RenaissanceRe common shareholders of $477.7 million and an operating return on average common equity of 11.4%, increasing tangible book value per share plus accumulated dividends by 5.0%[1]. We ended the year with over $4.7 billion of total shareholders’ equity, not counting the capital we manage on behalf of private investors.

•	Strong Shareholder Return. We generated 17.8% of total shareholder return in 2015, among the highest in our industry.

•

Platinum Acquisition. In March 2015, we completed the successful acquisition of Platinum Underwriters Holdings, Ltd., thereby increasing our market presence (particularly in the United States), reducing costs and creating economies of scale, and increasing our access to desirable risk and offering opportunities for efficient capital management by broadening our client base. The acquisition was accretive to operating income and book value per common share.

•

Capital Management. In 2015, we demonstrated significant speed, flexibility and conviction in managing our capital, deploying over $600 million of excess capital in the Platinum acquisition, buying back $260 million of our common shares, returning almost $500 million of capital to our joint venture partners and increasing our common share dividend for the 20th consecutive year, while maintaining strong capital and liquidity positions and our industry leading financial strength and claims-paying ratings.

•

Underwriting Accomplishments. In 2015, our underwriting teams, through close collaboration and a focus on building on our competitive advantages, continued to outperform the market, managing to build an attractive book, despite the market’s dramatic and rapid changes throughout the year.

Executive Compensation Highlights

What We DO:

✓	Tie pay to performance (see page 26)

✓	Mitigate risk (see page 11)

✓	Maintain robust share ownership guidelines (see page 35)

✓	Clawback incentive compensation (see page 34)

✓	Retain an independent compensation consultant (see page 34)

✓	Engage with our shareholders (see page 25)

✓	Require minimum vesting periods for equity awards (see pages 32, 54)

✓	Have a maximum payout cap for long-term incentives (see page 33)

✓	Have double-trigger vesting in the event of change in control (see pages 25, 34, 43, 54)

✓	Align executive compensation with shareholder returns through long-term incentives (see page 32)

What We DO NOT Do:

✗	No vesting of performance shares if threshold performance is not achieved (see page 33)

✗	No tax gross-ups for excise taxes (see page 24)

✗	No tax gross-ups on perquisites (see page 34)

✗	No repricing of stock options and stock appreciation rights without shareholder approval (see pages 24, 54)

✗	No special retirement programs for executive officers (see page 24)

✗	No hedging and no pledging of our shares (see pages 20, 36)

✗	No unapproved trading plans (see pages 20, 36)

✗	No payment of dividends or dividend equivalents on unvested performance shares (see pages 32, 50)

✗	No payments at or above target for below median performance (see pages 25, 33)

Advisory Vote on Compensation; Shareholder Engagement

We are committed to ensuring that our shareholders fully understand our executive compensation programs, including how they align the interests of our named executive officers with those of our shareholders and how they reward the achievement of our strategic objectives. We engaged in an extensive shareholder outreach effort in 2015 and early 2016, speaking to or contacting shareholders representing more than 60% of our outstanding shares. Shareholders noted that they generally supported our strategy and consistently expressed support for the structure and design of our compensation plans and programs, particularly our emphasis on long-term equity-based incentive awards, and appreciated the opportunity to engage in these discussions and our willingness to consider their input in designing our executive compensation program. Certain changes to our executive compensation program resulting from the Compensation and Corporate Governance Committee’s comprehensive compensation review process and reflecting the invaluable feedback gathered from shareholders are described in this proxy statement.

[1]	Operating income available to RenaissanceRe common shareholders, operating return on average common equity, and tangible book value per share plus accumulated dividends are non-GAAP financial measures. A reconciliation of non-GAAP financial measures is included in Appendix B to this proxy statement.

2	Proxy Statement

PROXY SUMMARY—CONTINUED

Enhancements to Our Executive Compensation Program

•

Greater Percentage of Performance-Based Equity. Beginning with the 2016 grant cycle, the Compensation and Corporate Governance Committee determined to increase the relative proportion of named executive officer long-term equity-based incentive awards that are performance-based, compared to historical levels. In January 2016, 50% of the long-term equity-based incentive award made to our Chief Executive Officer (and 35% of the award for all other named executive officers) was in the form of performance shares, increased from 25% for all named executive officers in 2015.

•

More Rigorous Goal-Setting. Performance share awards made in January 2016 have more rigorous goals. They will pay out at target only if our relative total shareholder return is at the 53rd percentile of our peer group (increased from the 50th percentile) and will not pay out greater than target if our absolute total shareholder return is negative.

•

Double-Trigger Vesting. Our proposed 2016 Long-Term Incentive Plan authorizes the Compensation and Corporate Governance Committee to accelerate the vesting of awards upon a change in control only if the awards are not assumed or substituted or if a participant experiences a qualifying termination within two years following the change in control. In addition, for performance-based equity awards, vesting will be based on actual performance as of the date of the change in control or at target level if actual performance cannot be measured.

•

Refinements of and Additional Rigor to Annual Incentive Plan Methodology. In the first quarter of 2016, the Compensation and Corporate Governance Committee engaged in a robust process to approve the framework for our performance-based annual incentive bonuses. Commencing with the 2016 performance year, as part of the new framework, the Compensation and Corporate Governance Committee formally approved the components of the formula used to determine the business performance factor applicable to awards granted in 2016 and the specific target, threshold and maximum goals for each component applicable for 2016. We believe this adds to the rigor necessary to achieve payouts and will help drive focus on and performance of these priority goals.

•

Enhanced Disclosure of Annual Incentive Plan Methodology. In conjunction with the adoption of the new performance-based annual incentive bonus framework, we are committed to providing enhanced disclosure of the terms of our revised performance-based annual incentive bonus program for 2016, including the new formula for our business performance factor and the respective target, threshold and maximum goals for each component of the formula applicable for 2016, and a description of the Compensation and Corporate Governance Committee’s annual process for setting those goals.

•

New 2016 Long-Term Incentive Plan. Our primary equity-based incentive plan expired in February 2016. We are seeking approval of our proposed 2016 Long-Term Incentive Plan so that we can continue to grant equity awards that will align the interest of our employees, officers and directors with the long-term interests of our shareholders. Among other things, the 2016 Long-Term Incentive Plan provides for double-trigger vesting of awards upon a change in control (as described above), a fixed share reserve, no “liberal” definition of change in control and minimum vesting periods for all award types.

Proxy Statement 3

GENERAL INFORMATION

GENERAL INFORMATION

We are making this proxy statement and proxy available to you in connection with the solicitation of proxies by the board of directors (the “Board”) of RenaissanceRe Holdings Ltd. (“RenaissanceRe,” the “Company,” “we,” “us,” or “our”) for our 2016 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at Renaissance House, 12 Crow Lane, Pembroke HM 19, Bermuda on May 16, 2016, at 9:00 a.m., Atlantic Time, or any postponement or adjournment thereof.

This proxy statement summarizes the information you need to know to vote at the Annual Meeting. The notice regarding the availability of proxy materials, this proxy statement, the Notice of Annual General Meeting, and the proxy card are first being made available to shareholders on or about April 1, 2016, concurrently with the distribution of our 2015 Annual Report to Shareholders. Our Annual Report shall not be deemed to be part of this proxy statement.

Record Date

The Board has set March 18, 2016 as the record date for the Annual Meeting. On the record date, there were 43,086,054 shares of our common stock outstanding and entitled to vote.

Shareholders Entitled to Vote

If you were the beneficial owner of common shares held in street name, or a shareholder of record with respect to our common shares at the close of business on the record date, you are entitled to notice of, and may vote at, the Annual Meeting. The common shares are our only class of equity securities outstanding and entitled to vote at the Annual Meeting.

Each of our common shares entitles its holder to one vote on each matter that is voted upon at the Annual Meeting or any postponements or adjournments thereof, subject to certain provisions of our Bye-laws that reduce the total voting power of any shareholder owning, directly or indirectly, beneficially or otherwise, as described in our Bye-laws, more than 9.9% of the common shares to not more than 9.9% of the total voting power of our capital stock unless otherwise waived at the discretion of the Board. In addition, the Board may limit a shareholder’s voting rights where the Board deems it necessary to do so to avoid adverse tax, legal, or regulatory consequences.

The reduction of such voting power may have the effect of increasing another shareholder’s voting power to more than 9.9%, thereby requiring a corresponding reduction in such other shareholder’s voting power.

Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, we request that any holder of common shares with reason to believe that it is a shareholder whose common shares carry more than 9.9% of the voting power of RenaissanceRe contact us promptly so that we may determine whether the voting power of such holder’s common shares should be reduced. The Board is empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of common shares, the names of persons having beneficial ownership of the shareholder’s common shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of common shares attributable to any person. The Board may disregard the votes attached to common shares of any holder who fails to respond to such a request or who, in the Board’s judgment, submits incomplete or inaccurate information. The Board retains the discretion to make such final adjustments that it considers fair and reasonable in all circumstances as to the aggregate number of votes attaching to the common shares of any shareholder to ensure that no shareholder’s voting power is more than 9.9% of the total voting power of our capital stock at any time.

These restrictions may be waived by the Board in its sole discretion. To date, the Board has never granted such a waiver.

Quorum

The presence of two persons in person and throughout the Annual Meeting representing, in person or by proxy, more than 50% of the common shares outstanding and entitled to vote on the matters to be considered at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) will be counted for purposes of determining whether a quorum is present.

Vote Required

The Board has adopted a majority vote standard in uncontested director elections, which means that director nominees who receive a majority of the votes cast (meaning the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election (with “abstentions” and broker non-votes not counted as a vote cast either “FOR” or “AGAINST” a director’s election)) will be elected as directors at the Annual Meeting. In the event that a nominee for election fails to receive a majority of votes cast at an election which is uncontested, such nominee will tender an irrevocable resignation, and the Board will decide whether to accept or reject the resignation no later than ninety (90) days following certification of the election results. Because we did not receive proper advance notice in accordance with our Amended and Restated Bye-Laws (the “Bye-laws”) of any shareholder nominees for Class III director, the election of directors solicited hereby is an uncontested election.

The approval of the advisory vote on named executive officer compensation, the approval of our 2016 Long-Term Incentive Plan (the “2016 Plan”) and the approval of the appointment of Ernst & Young Ltd. as our independent registered public accounting firm for the 2016 fiscal year and referral of the determination of the auditors’ remuneration to the Board each requires the affirmative “FOR” vote of a majority of the votes cast at the Annual Meeting. The vote on named executive officer compensation is not binding on the Board or us.

4	Proxy Statement

GENERAL INFORMATION—CONTINUED

A hand vote will be taken unless a poll is requested pursuant to the Bye-laws.

Your bank, broker or other nominee is not permitted to vote your shares on non-routine proposals unless it has received your voting instructions with respect to that proposal. The election of directors, advisory vote on named executive officer compensation, and approval of our 2016 Plan are considered to be non-routine under the rules of the New York Stock Exchange (the “NYSE”) and therefore your bank, broker or other nominee may not vote your shares with respect to these proposals in the absence of your specific instructions as to how to vote. For routine matters, including the approval of the independent registered public accounting firm, unless your proxy indicates otherwise, the persons named as your proxies will vote your shares according to the recommendation of the Board. Broker non-votes and proxies marked as abstentions to a proposal will not be counted except for purposes of determining whether a quorum is present.

How to Vote

Shareholder of Record. If your common shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and the notice was sent directly to you by Broadridge Financial Solutions, Inc., our tabulation agent and inspector of election.

If you are a shareholder of record, you may vote in person at the Annual Meeting, in which case we will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote (1) by proxy over the Internet by following the instructions provided in the notice; or (2), if you requested printed copies of the proxy materials by mail, you must either (a) fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage paid envelope; or (b) vote using the Internet (instructions are on the proxy card).

Beneficial Owner of Common Shares Held in Street Name. If your common shares are held in an account at a brokerage firm, bank, broker-dealer, or similar organization, then you are the beneficial owner of common shares held in street name, and the notice should have been forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner of common shares held in street name, you have the right to direct that organization on how to vote the common shares held in your account.

If you are a beneficial owner of common shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain and produce at the Annual Meeting a valid proxy from the organization that holds your common shares along with valid identification. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you have the right to direct your brokerage firm, bank, broker-dealer, or similar organization on how to vote the common shares held in your account. Please refer to the voting instructions provided by such organization for directions as to how to vote the common shares that you beneficially own.

Revoking Your Proxy

You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. You may vote again on a later date by following the same procedures by which you submitted your original vote, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked. Your latest vote or proxy, however submitted, will be counted. If you wish to change your vote or revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

Effect of Not Voting

Shareholder of Record. If you are a shareholder of record and you indicate when voting on the Internet that you wish to vote as recommended by our Board or sign and return a proxy card without giving specific voting instructions, then the proxies will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxies may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. Withheld votes for election of directors and proxies marked as abstentions to a proposal will not be counted except for purposes of determining whether a quorum is present.

Beneficial Owner of Common Shares Held in Street Name. If you are a beneficial owner of common shares held in street name and the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter at least 10 days before the Annual Meeting, the organization that holds your shares will inform our inspector of election that it does not have the authority to vote on this matter with respect to your shares. When our inspector of election tabulates the votes for any particular non-routine matter, broker non-votes (like abstentions) will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by that organization.

Proxy Solicitation

Your proxy is being solicited by the Board. We have engaged the firm of MacKenzie Partners to act as the solicitation agent on behalf of the Board to assist in the solicitation of proxies for a fee of $12,500, plus the reimbursement of certain expenses. The persons named in the proxy card have been designated as proxies by the Board and are officers of RenaissanceRe.

Further solicitation may be made by our directors, officers, and employees personally, by telephone, Internet, or otherwise, but such persons will not be specifically compensated for such services. We may also solicit, through bankers, brokers, or other persons, proxies from beneficial holders of the common shares. Upon request, we will reimburse brokers, dealers, banks, or similar entities for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of common shares that such persons hold of record.

Proxy Statement 5

GENERAL INFORMATION—CONTINUED

Notice and Access

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) and applicable Bermuda law, we are providing access to our proxy materials over the Internet, which will save costs and paper. On or about April 1, 2016, we mailed a Notice Regarding the Availability of Proxy Materials, which contains basic information about the Annual Meeting and instructions on how to view all proxy materials on a website referred to in the notice or to request to receive a printed set of the proxy materials.

The Notice Regarding Availability of Proxy Materials will also provide you with instructions on how to request that we send our future proxy materials to you electronically by e-mail or to request to receive printed copies of future proxy materials by mail.

Multiple Notices or Sets of Printed Proxy Materials

If you receive multiple notices or sets of printed proxy materials, it generally means that you hold common shares registered in more than one account. To ensure that all of your shares are voted, please vote in the manner described above with respect to each notice or in the proxy card accompanying the proxy materials.

Appraisal Rights

The Board has not proposed for consideration at the Annual Meeting any transaction for which the laws of Bermuda grant appraisal rights to shareholders.

Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by our inspector of election and filed with the SEC on a Current Report on Form 8-K within four business days following the Annual Meeting.

6	Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bye-laws provide that the number of directors shall be determined by our Board and shall be between eight and eleven members. Currently, that number has been fixed by the Board at eleven. The Board consists of three classes, with directors of one class elected each year for terms extending to the annual general meeting of shareholders held in the third year following their election.

Director Nominees

The terms of our Class III directors will expire at the Annual Meeting. Mr. Nicholas L. Trivisonno, who is currently a Class III director, will retire effective as of the date of the Annual Meeting. The Board, upon the recommendation of the Compensation and Corporate Governance Committee (the “Compensation Committee”), has nominated Henry Klehm III, Ralph B. Levy, Carol P. Sanders and Edward J. Zore for election as Class III directors. Messrs. Klehm, Levy and Zore were last elected to the Board at our 2013 Annual General Meeting of Shareholders. Ms. Sanders has been nominated to fill the vacancy created by Mr. Trivisonno’s resignation. If elected at the Annual Meeting, the nominees to serve as Class III directors will serve until the expiration of their term in 2019, or until their earlier resignation or removal.

We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if a nominee becomes unable or unwilling to accept a nomination or election, the Board may select a substitute nominee and the common shares represented by proxies may be voted for such nominee unless shareholders indicate otherwise.

Each nominee has extensive business experience, education and personal skills that qualify him or her to serve as an effective Board member. The specific experience, qualifications and skills of the nominees are set forth below. Ms. Sanders was identified as a potential director by an industry contact who recommended her to an executive officer of the Company, and the Compensation Committee determined that she was qualified under the Compensation Committee’s criteria.

Class III Director Nominees (whose terms, if elected, will expire in 2019)

Henry Klehm III Age: 57 Director Since: 2006 Chair of the Compensation and Corporate Governance Committee	In 2008, Mr. Klehm joined the law firm Jones Day as a partner in the firm’s Securities Litigation & SEC Enforcement Practice. From 2002 to 2007, Mr. Klehm served as Global Head of Compliance for Deutsche Bank, AG. Prior to joining Deutsche Bank, AG, Mr. Klehm served as Chief Regulatory Officer and Deputy General Counsel at Prudential Financial from 1999 to 2002. Prior to joining Prudential, Mr. Klehm served in various positions with the SEC, including as Senior Associate Director of the Northeast Regional Office.

Ralph B. Levy Age: 70 Director Since: 2007 Non-Executive Chair of the Board Member of the Transaction and Offerings Committees	In January 2012, Mr. Levy joined JAMS as an Atlanta office arbitration and mediation neutral panel member. In 2011, Mr. Levy retired from his position as a Senior Partner at the law firm King & Spalding LLP, which he joined in 1974 and where he served as Managing Partner from 1993 to 1999. Mr. Levy is a former chairman (2004 to 2006) of, and served from 2000 through June 2012 as a member of, the Board of Directors of the Attorneys’ Liability Assurance Society (Bermuda) Ltd., then a Bermuda-based mutual insurance company but which has since redomesticated in the United States, and its subsidiary, Attorneys’ Liability Assurance Society, Inc. Earlier in his career, Mr. Levy served as a military trial lawyer and judge in the U.S. Navy Judge Advocate General’s Corp.
Carol P. Sanders Age: 49 Director Nominee	Ms. Sanders has served as the President of Carol P. Sanders Consulting, LLC, providing consulting services to the insurance and technology industries, since June 2015. From June 2013 until June 2015, she served as Executive Vice President, Chief Financial Officer and Treasurer of Sentry Insurance a Mutual Company. Previously she served as the Executive Vice President and Chief Operating Officer of Jewelers Mutual Insurance Company from November 2012 until June 2013, where she also served as Senior Vice President, Chief Financial Officer and Treasurer from May 2011 until November 2012 and as Chief Financial Officer and Treasurer from 2004 until May 2011, after holding a series of positions of increasing responsibility in finance, accounting, treasury and tax. Ms. Sanders has served on the Board of Directors of Alliant Energy, a publicly traded public utility holding company, since 2005, where she currently chairs the Compensation and Personnel Committee.

Proxy Statement 7

PROPOSAL 1: ELECTION OF DIRECTORS—CONTINUED

Edward J. Zore Age: 70 Director Since: 2010 Member of the Investment and Risk Management Committee	Mr. Zore served in a variety of capacities at The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), principally as Chairman (2009 to 2010), as Chief Executive Officer (2001 to 2010), and as President (2000 to 2009). He currently serves on the Northwestern Mutual Board of Trustees. He was a member of the Audit Committee of Frank Russell Company, a subsidiary of Northwestern Mutual, until December 2014. Mr. Zore began his career with the Northwestern Mutual investment department, and also served as the company’s Executive Vice President, Chief Financial Officer and Chief Investment Officer, and as a director of Northwestern Mutual Series Fund, Inc. He is the Lead Director of the Board of Directors of ManpowerGroup Inc., a multinational human resource consulting firm, and is the Chair of its Executive Compensation and Human Resources Committee. Previously, Mr. Zore served as Chairman of the Board of Mason Street Funds, Inc. from 2000 to 2007.

Recommendation and Vote

Each nominee for election to serve as a Class III director who receives a majority of the votes cast at the Annual Meeting will be elected as a director. However, in the event that a nominee for election fails to receive a majority of votes cast at the Annual Meeting, such nominee will tender an irrevocable resignation that will be effective upon the

Board’s acceptance of such resignation. Upon the submission of such resignation, the Compensation Committee will promptly consider the resignation and make a recommendation to the Board, and the Board will consider any relevant factors in deciding whether to accept or reject the director’s resignation.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MR. KLEHM, MR. LEVY, MS. SANDERS AND MR. ZORE.

Continuing Directors

The members of the Board whose terms do not expire at the Annual Meeting and who are not standing for election at this year’s Annual Meeting are set forth below. Each of the directors has extensive business experience, education and personal skills in their respective fields that qualify them to serve as an effective Board member. The specific experience, qualifications and skills of each director is set forth below.

Class I Directors (whose terms expire in 2017)

David C. Bushnell Age: 61 Director Since: 2008 Member of the Audit Committee	Mr. Bushnell has served as the principal of Bushnell Consulting, a financial services consulting firm, since 2008. Mr. Bushnell retired from Citigroup Inc. (“Citigroup”) in 2007, after 22 years of service. Mr. Bushnell served as the Senior Risk Officer of Citigroup from 2003 through 2007 and retired as Chief Administrative Officer in 2007. Following his retirement from Citigroup, Mr. Bushnell served as a consultant to Citigroup until December 31, 2008. Previously, Mr. Bushnell worked for Salomon Smith Barney Inc. (later acquired by Citigroup) and its predecessors in a variety of positions, including as a managing director and Chief Risk Officer. Mr. Bushnell serves on the Board of Directors and as Chief Risk Officer of Cordia Bancorp Inc. (“Cordia”), a public bank holding company, and its wholly owned subsidiary, Bank of Virginia. He serves as Chairman of Cordia’s Loan Committee and serves on its Asset/Liability Committee.

James L. Gibbons Age: 52 Director Since: 2008 Chair of the Audit Committee Member of the Transaction and Offerings Committees	Mr. Gibbons is a Bermudian citizen who is Chairman of Harbour International Trust Company Limited and is the Treasurer of Edmund Gibbons Limited. Mr. Gibbons also serves as a Senior Adviser and Director of Clarien Group Limited (“Clarien”), an international financial company, as well as President of Bermuda Air Conditioning Limited. In June 2013, Mr. Gibbons was elected as a member of the Board of Directors of Nordic American Tankers Limited, a publicly held company. From 1999 to 2013, Mr. Gibbons served as Chair of Capital G Bank Limited, a majority of the equity of which was acquired by Clarien, and from 1999 to 2010, he served as President and Chief Executive Officer of CAPITAL G Limited.

Jean D. Hamilton Age: 69 Director Since: 2005 Member of the Compensation and Corporate Governance Committee	Ms. Hamilton is an independent consultant and private investor and a Member of the Brock Capital Group LLC. Previously, she held various positions with Prudential Financial, Inc., including Executive Vice President, and was Chief Executive Officer of Prudential Institutional from 1998 through 2002. Prior to joining Prudential, she held several positions with The First National Bank of Chicago, including Senior Vice President and Head of the Northeastern Corporate Banking Department. She is currently a Trustee, a member of the Audit Committee and Deferred Compensation Committee, and Chair of the Board Valuation Committee of First Eagle Funds and First Eagle Variable Funds.

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PROPOSAL 1: ELECTION OF DIRECTORS—CONTINUED

Anthony M. Santomero Age: 69 Director Since: 2008 Chair of the Investment and Risk Management Committee	Mr. Santomero served as Senior Advisor at McKinsey & Company from 2006 to 2008. From 2000 to 2006, Mr. Santomero was President and Chief Executive Officer of the Federal Reserve Bank of Philadelphia. Prior to joining the Federal Reserve, Mr. Santomero was the Richard K. Mellon Professor of Finance at the University of Pennsylvania’s Wharton School and held various positions there, including Director of the Financial Institutions Center and Deputy Dean. Mr. Santomero serves on the Board of Directors of Penn Mutual Life Insurance Company, Citigroup Inc., Citibank, N.A. and Columbia Funds. Mr. Santomero currently serves as the Chair of the Risk Management Committee and a member of the Audit Committee and Executive Committee of Citigroup Inc. and Chairman of the Board of Directors of Citibank, N.A. In addition, Mr. Santomero served on the Board of Directors of B of A Fund Series Trust from 2008 until 2011.

Class II Directors (whose terms expire in 2018)

Brian G. J. Gray Age: 53 Director Since: 2013 Member of the Investment and Risk Management, Transaction and Offerings Committees	From 2008 until his retirement in 2012, Mr. Gray served as Group Chief Underwriting Officer of Swiss Reinsurance Company Ltd. (“Swiss Re”) and was a member of Swiss Re’s Group Executive Committee. From 2005 through 2008, he was a member of the Group Executive Board, responsible for underwriting Property and Specialty Product Lines on a global basis for Swiss Re. Mr. Gray joined Swiss Re in Canada in 1985, and served in a variety of roles, including President and Chief Executive Officer of Swiss Re Canada from 2001 to 2005 and Senior Vice President of Swiss Re Canada from 1997 to 2001.

William F. Hagerty IV Age: 56 Director Since: 2015 Member of the Audit Committee	From January 2011 until the end of the gubernatorial term in January 2015, Mr. Hagerty served as Tennessee Commissioner of Economic and Community Development. During that period, he was also responsible for the Tennessee Film, Entertainment and Music Commission and served as Chairman of the Tennessee Technology Development Corporation. In February 2015, Mr. Hagerty rejoined Hagerty, Peterson & Company, LLC (“Hagerty Peterson”), a private equity investment and advisory firm at which he had previously served as a Founder and Managing Director commencing in 1996. Prior to the founding of Hagerty Peterson, Mr. Hagerty was affiliated with Trident Capital, L.P., a private equity investment firm, from 1993 to 1994. From 1991 to 1993, Mr. Hagerty served as a member of the White House Staff, including in the position of Chief Economist for the President’s Council on Competitiveness. Mr. Hagerty began his professional career at the Boston Consulting Group, where he worked on five continents between 1984 and 1991. Mr. Hagerty has served on the Board of Directors and as a member of the Audit Committee and Human Resources and Compensation Committee of Pinnacle Financial Partners, a publicly-traded financial services firm, since 2015, and on the Board of Directors and as a member of the Audit Committee of Ryman Hospitality Properties, Inc., a publicly-traded hospitality and entertainment company, since February 2016.

Kevin J. O’Donnell Age: 49 Director Since: 2013 Chair of the Transaction and Offerings Committees	Mr. O’Donnell has served as our Chief Executive Officer since July 2013 and as our President since November 2012. Mr. O’Donnell previously served in a number of roles with the Company since joining the Company in 1996, including Global Chief Underwriting Officer, Executive Vice President, Senior Vice President, Vice President, and Assistant Vice President.

Our Board regularly reviews the biographical backgrounds and particular skills of its current members and potential nominees in connection with its ongoing evaluation of Board composition. Please see “Corporate Governance—Compensation and Corporate

Governance Committee—Director Qualifications” and “Corporate Governance—Compensation and Corporate Governance Committee—Director Nomination Process” below for a detailed discussion.

Proxy Statement 9

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Our Commitment to Corporate Governance

Our Board and management have a strong commitment to effective corporate governance. We believe we have a comprehensive corporate governance framework for our operations which takes into account applicable regulatory requirements and best practices. The key components of this framework are set forth in the following documents:

•	our Bye-laws;

•	our Guidelines on Significant Corporate Governance Issues (our “Corporate Governance Guidelines”);

•	our Code of Ethics and Conduct (our “Code of Ethics”);

•	our Audit Committee Charter; and
•	our Compensation and Corporate Governance Committee Charter.

A copy of each of these documents is published on our website at www.renre.com under “Investor Information—Corporate Governance,” except our Bye-laws, which are filed with the SEC and can be found on the SEC website at www.sec.gov. Each of these documents is available in print to any shareholder upon request. The Board regularly reviews corporate governance developments and modifies our Corporate Governance Guidelines, Code of Ethics, committee charters, and key Board practices as the Board believes to be warranted.

Director Independence

The NYSE listing standards require that a majority of our directors be independent. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Our Corporate Governance Guidelines provide that a majority of our directors will meet the NYSE’s independence criteria and set forth additional parameters that the Board uses to determine director independence, which we believe are more stringent than the independence requirements in the NYSE listing standards. In addition, the Board considers all relevant facts and circumstances known or reported to it in making independence determinations.

The Compensation Committee has reviewed the independence of each of our current directors and director nominees and affirmatively determined that Ms. Hamilton and each of Messrs. Bushnell, Gibbons, Gray, Hagerty, Klehm, Levy, Santomero, Trivisonno and Zore are independent, that W. James MacGinnitie was independent prior to his retirement from the Board in May 2015 and that, if elected, Ms. Sanders would be independent. Mr. O’Donnell is not independent because of his employment as our President and Chief Executive Officer.

In particular, when making its independence determinations, the Compensation Committee considered the following relationships and determined that none of the directors involved had a material relationship with us as a result of these relationships. Mr. Santomero serves as a director of Citigroup. We have current and historical financial relationships with Citigroup and its subsidiaries and affiliates, including Citigroup acting as one of the joint lead managers of our March 2015 underwritten offering of $300 million aggregate principal amount of 3.70% Senior Notes due 2025, being a party to letter of credit facilities with us, and having roles in other past offerings of our securities. Jones Day, the law firm at which Mr. Klehm is a partner, received fees from Platinum Underwriters Holdings, Ltd. (“Platinum”) of less than $10,000 in 2015 for work relating to Platinum’s defined contribution plans. Mr. Klehm was not involved in the provision of these services, which occurred before we acquired Platinum. Mr. Gibbons is the Treasurer of Edmund Gibbons Limited, the parent company of Colonial Group International (“Colonial”). As discussed in more detail under “Certain Relationships and Related Transactions,” we have immaterial business relationships with Colonial as a result of our acquisition of Platinum. Colonial provided health insurance plans to Platinum for which we paid a total of approximately $28,955 in 2015 prior to terminating those plans. In addition, subsidiaries of Platinum entered into reinsurance contracts with Colonial pursuant to which we received premiums from Colonial of approximately $143,000 during 2015. We renewed certain of these reinsurance contracts in December 2015 and expect to receive premiums of approximately $166,000 from Colonial in 2016 as a result of the renewals. Mr. Gibbons is not directly involved in the management of Colonial and all of the transactions with Colonial were entered into in the ordinary course of business on terms available to similarly situated parties. Furthermore, Colonial did not make payments to or receive payments from us in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of Colonial’s consolidated gross revenues.

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CORPORATE GOVERNANCE—CONTINUED

Board Leadership Structure

Role of the Non-Executive Chair of the Board

Pursuant to our Corporate Governance Guidelines, the Chair of the Board may be an officer and director or an outside director and may or may not be the Chief Executive Officer, at the option of the Board. The Board believes it should be free to make these determinations depending on what it believes is best for our shareholders in light of all the circumstances. At this time, the Board has determined that it is appropriate to separate the roles of Chair and Chief Executive Officer. The Board believes that having an independent director serve as Non-Executive Chair of the Board is in the best interest of shareholders at this time and that this structure currently assists the independent directors in the oversight of the Company and facilitates participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Currently, Mr. Levy serves as the Non-Executive Chair of the Board. Following the Annual Meeting, Mr. Gibbons will serve as the Non-Executive Chair of the Board.

In addition to chairing each meeting of the Board, the responsibilities of the Non-Executive Chair include: (i) the authority to call meetings of the Board; (ii) setting the agendas for the Board meetings and executive sessions to ensure that the Board members receive the information necessary to fulfill the Board’s primary responsibilities; (iii) chairing executive sessions of the independent directors;

(iv) briefing the Chief Executive Officer on issues arising in the executive sessions, as appropriate; (v) facilitating discussion among the independent directors on key issues and concerns outside of a Board meeting and serving as a non-exclusive conduit to the Chief Executive Officer of the views, concerns, and issues of the independent directors; (vi) interviewing candidates for directorship; and (vii) together or in coordination with the Chief Executive Officer, representing the organization in external interactions with certain of our stakeholders and employees.

The Non-Executive Chair of the Board does not serve as a member of the Audit Committee, the Compensation Committee or the Investment and Risk Management Committee, but rather attends such meetings and other functions of the committees on an ex officio basis as the facts and circumstances warrant. The Non-Executive Chair of the Board serves as a member of the Transaction Committee and Offerings Committee, which meet on an as-needed basis.

Executive Sessions

Separate executive sessions of our non-management directors are held in conjunction with each regular quarterly Board meeting. The Non-Executive Chair of the Board presides at these executive sessions of the Board. The standing committees of the Board also conduct regular executive sessions, which are chaired by the respective chairpersons of the committees.

Board Role in Risk Oversight

We consider enterprise-wide risk management to be a key strategic objective and believe that our enterprise-wide risk management processes and practices help to identify potential events that may affect us, quantify, evaluate and manage the risks to which we are exposed, and provide reasonable assurance regarding the achievement of corporate objectives. The Board is responsible for overseeing enterprise-wide risk management and is actively involved in the monitoring of risks that could affect us. The members of the Board have regular, direct access to the senior executives and other officers responsible for coordinating enterprise-wide risk management, including our Chief Operating Officer and Chief Financial Officer, Group Chief Risk Officer, and Group General Counsel and Chief Compliance Officer, each of whom reports directly to our Chief Executive Officer, as well as other senior personnel such as our Chief Accounting Officer and Corporate Controller and Head of Internal Audit.

Generally, the Board delegates its risk management responsibilities to its committees as set forth in the committee charters and described under “Committees of the Board” below. Each committee regularly receives and discusses materials from the other committees, and we believe this allows the directors to be cognizant of the various risks across the Company. Each committee performs a comprehensive annual self-assessment as part of the Board’s overall governance effectiveness review and assessment, which reflects the committees’ evaluation of our corporate risk management practices and, if applicable, the identification of potential new oversight needs in light of changes in our strategy, operations or business environment. The Non-Executive Chair participates in meetings of each committee from time to time on an ex officio basis and seeks to monitor the identification of risks or other matters that might require cross-committee coordination or the attention of the full Board. In addition, management representatives from the Company’s risk, administrative, legal, accounting and internal audit functions separately meet with, and are interviewed by, the Audit Committee in executive sessions. Our Group Chief Risk Officer separately meets with the Investment and Risk Management Committee in executive session.

Our Compensation Committee reviews our compensation programs for consistency with our risk management practices and to assist us in ensuring that our programs align our executives and employees with the long-term interests of shareholders in light of the market cycles and earnings volatility that characterizes our industry. For a discussion regarding our compensation policies and practices as they relate to our risk management see “Compensation Discussion and Analysis—Compensation Governance—Compensation and Risk Management” below.

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CORPORATE GOVERNANCE—CONTINUED

Committees of the Board

The Board maintains five standing committees: the Audit Committee, the Compensation Committee, the Investment and Risk Management Committee, the Transaction Committee and the Offerings Committee.

The current members of each committee are as follows:

	Audit Committee	Compensation and Corporate Governance Committee	Investment and Risk Management Committee	Transaction Committee	Offerings Committee
Ralph B. Levy				x	x
David C. Bushnell	x
James L. Gibbons	Chair			x	x
Brian G. J. Gray			x	x	x
Jean D. Hamilton		x
William F. Hagerty IV	x
Henry Klehm III		Chair
Kevin J. O’Donnell				Chair	Chair
Anthony M. Santomero			Chair
Nicholas L. Trivisonno		x
Edward J. Zore			x

Audit Committee

The Audit Committee presently consists of Messrs. Bushnell, Gibbons (Chair) and Hagerty. Following the Annual Meeting, Mr. Gibbons and Mr. Hagerty will step down from the Audit Committee, Ms. Sanders (if elected) and Mr. Levy will be appointed to the Audit Committee, and the Audit Committee will consist of Mr. Bushnell (Chair), Mr. Levy and Ms. Sanders. The Board has determined that each member and prospective member of the Audit Committee meets the independence standards of the Commission and the NYSE. The Board has also determined that each member and prospective member of the Audit Committee is financially literate and has accounting or related financial management expertise as required by NYSE rules and is an “audit committee financial expert” under the Commission’s rules. During his tenure at King & Spalding LLP, Mr. Levy represented various accounting and consulting actuary firms and oversaw the law firm’s senior accounting officer. In addition, Mr. Levy’s board experience at both RenaissanceRe and the Attorneys’ Liability Assurance Society (Bermuda) Ltd. has supplemented his knowledge and understanding of accounting and financial issues. Each other member or prospective member of the Audit Committee qualifies as an audit committee financial expert based upon his or her relevant prior experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or person performing similar functions, as a person actively supervising one of the forgoing positions, or as a person overseeing or assessing the performance of companies with respect to the preparation, auditing or evaluation of financial statements, as set forth in his or her biography under “Proposal 1: Election of Directors” above.

The Audit Committee’s primary purposes are to assist the Board with oversight of: (i) the integrity, quality and accuracy of our financial statements, including internal controls; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditors’ qualifications, independence and performance; and (iv) the performance of our internal audit function. The Audit Committee’s responsibilities and duties, as more fully described in its charter, are to:

•

Financial Reporting. Review and discuss our annual and quarterly financial statements and related matters, accounting principles, judgments, regulatory developments relating to financial statements or accounting policies, earnings press releases and guidance provided to analysts and rating agencies, and other financial reporting matters with management, the independent auditor and the internal auditor, as appropriate;

•

Independent Auditor. Be directly responsible for the appointment, compensation, retention and oversight of the independent auditor and oversee the relationship, including reviewing and approving the annual engagement, pre-approving all audit and permitted non-audit services and fees, evaluating the independent auditor’s independence, receiving all required communications, and reviewing the scope of the independent auditor’s work and any issues they may have encountered;

•

Financial Reporting Processes. Review our financial reporting processes in consultation with our independent auditor, internal auditor and management, including discussing the internal control report required to be included in our Annual Report on Form 10-K and any major changes to auditing and accounting principles;

•

Compliance Oversight Responsibilities. Oversee compliance-related matters, including reviewing and approving changes to the Code of Ethics, receiving reports from the Chief Compliance Officer, advising the Board on compliance, and establishing procedures for the receipt of complaints regarding accounting and related matters;

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CORPORATE GOVERNANCE—CONTINUED

•

Internal Audit Function. Ensure that we maintain an internal audit function to provide management and the Audit Committee with ongoing assessments of our risk management processes, system of internal control and governance processes and oversee our internal audit function; and

•

Other Responsibilities. Assist with evaluation of financial reporting and operational risks, report to the Board on issues related to financial statement integrity, legal or regulatory compliance, and other matters, and facilitate communications between the Board, independent auditor, internal auditor and management.

Furthermore, the Audit Committee is responsible for the Board-level oversight of our management-based Controls and Compliance Committee (the “Controls Committee”). The Controls Committee is responsible for implementing and reviewing policies, procedures, and practices relating to accounting, financial reporting, internal controls, regulatory, legal, compliance, and related matters, for ensuring our compliance with applicable laws, regulations, and other relevant standards and for reviewing and approving structured or complex transactions and products that may pose accounting, regulatory, financial reporting, compliance, legal, reputation, tax, or other risks to the Company. The Controls Committee reports regularly to the Audit Committee.

Compensation and Corporate Governance Committee

The Compensation Committee presently consists of Ms. Hamilton, Mr. Klehm (Chair) and Mr. Trivisonno. Following the Annual Meeting, Mr. Hagerty will be appointed to the Compensation Committee, and the Compensation Committee will consist of Mr. Hagerty, Ms. Hamilton and Mr. Klehm (Chair). The Board has determined that each member and prospective member of the Compensation Committee meets the independence standards of the Commission and the NYSE.

The Compensation Committee’s primary purposes are to assist the Board in carrying out its responsibilities with respect to (a) Board and key executive compensation; (b) Board nomination and evaluation matters; and (c) corporate governance matters. The Compensation Committee’s responsibilities and duties, as more fully described in its charter, are to:

•

Compensation. Be primarily responsible for overseeing Chief Executive Officer compensation and performance, key executive officer compensation, executive compensation policies, programs, and shareholdings levels, Board compensation policies, programs and shareholdings levels, benefits plans for officers and other employees, personnel policies, and Chief Executive Officer and key executive officer succession planning and organizational development planning, including:

•	Establishing and overseeing our executive compensation philosophy and reviewing its competitiveness;

•	Determining all aspects of Chief Executive Officer compensation, including setting corporate and individual performance goals and objectives and evaluating the Chief Executive Officer’s performance;
•	Discussing the Chief Executive Officer’s evaluation of and reviewing and approving his compensation recommendations for other key executives;

•

Approving new and amended incentive-compensation and equity-based plans, approving the terms and payouts of incentive plan awards for the Chief Executive Officer and other key executives, administering all stock-based compensation plans and approving grants under such plans;

•	Approving and reviewing non-employee director compensation;

•	Reviewing and approving policies related to executive perquisites, including the use of our corporate aircraft;

•	Reviewing and approving employment, consulting, severance and other similar agreements with the Chief Executive Officer and other key executives;

•	Reviewing and advising on executive succession planning;

•	Establishing stock ownership policies for executives and directors;

•	Overseeing and approving, where appropriate, matters related to executive compensation, say on pay, and other compensation disclosures included in our proxy statements; and

•	Reviewing and analyzing risks associated with our compensation programs.

•	Board Nomination Matters. Be primarily responsible for overseeing and supervising the nominating process for prospective members of the Board, including:

•	Establishing the criteria and procedures for the identification, selection and recommendation of new directors; and

•	Leading the director selection process, including retaining a search firm, if desired, developing a list of potential candidates, evaluating candidates and recommending nominees to the Board.

•

Corporate Governance Matters. Be primarily responsible for developing our corporate governance principles, overseeing the Board’s overall effectiveness reviews, review of individual director performance and similar matters, and overseeing the establishment of criteria for the directors and policies regarding the structure of the Board and its committees, including:

•	Reviewing the skills and competencies the Board needs;

•	Reviewing the performance of directors and recommending directors to the Board for re-election;

•	Reviewing and recommending changes to committee chairpersons, composition and functions and reviewing committee self-evaluations;

•

Evaluating the overall effectiveness of the Board, including compliance with legal and regulatory requirements such as the independence requirements of the NYSE and qualifications of the Audit Committee members, and recommending any changes in the Board’s practices or personnel;

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CORPORATE GOVERNANCE—CONTINUED

•	Overseeing the new director orientation process and director continuing education policies;

•	Reviewing any properly submitted shareholder proposals; and

•	Developing, overseeing compliance with and recommending changes to our Corporate Governance Guidelines.

•

Outside Advisors. Select, retain and dismiss compensation consultants, financial and other advisors, and independent legal counsel as it deems necessary in accordance with the procedures set forth in the charter and considering independence and potential conflicts of interest.

Director Qualifications

As discussed in our Corporate Governance Guidelines, we do not set specific criteria for directors but believe that candidates should show evidence of leadership in their particular field and have broad experience and the ability to exercise sound business judgment. The Board considers the diversity, skills, and experience of candidates in the context of the needs of the Board as a whole. In selecting directors, the Board generally seeks a combination of qualities and experience that will contribute to the exercise of the duties of the Board, including active or former chief executive or senior officers of major complex businesses, leading academics and entrepreneurs.

Our Compensation Committee takes a holistic approach to identifying and considering potential director nominees and evaluating the current composition of our Board, focusing on the composition and competencies of our Board as a whole, how the traits possessed by individual director nominees complement one another, the ability of the current and proposed members to operate collegially and effectively, and the intersection of these factors with our current strategy, operational plans and oversight requirements. Accordingly, when evaluating individual director nominees the Compensation Committee considers, among others, the following factors:

•	the personal and professional ethics, integrity and values of the candidate;

•

the independence of the candidate under legal, regulatory and other applicable standards, including the ability of the candidate to represent all of our shareholders without any conflicting relationship with any particular constituency;

•	the business acumen, leadership qualities and record of accomplishment of the candidate;

•

the professional experience and industry expertise of the candidate and whether this will add to or complement that of the existing Board, in light of our evolving strategic and operational plans over time;

•	the compatibility of the candidate with the existing Board;

•	the ability and willingness of the candidate to devote sufficient time to carrying out Board duties and responsibilities fully and effectively, in particular in light of our Bermuda location;

•

the commitment of the candidate to serve on our Board for a potentially extended period of time, given the benefits our Board ascribes to continuity and a breadth of experience with our strategies and risk management processes, and with a view toward effective oversight of management’s efforts to attempt to ensure the safety and soundness of our Company in light of the market cycles and earnings volatility that characterize our industry, as well as other matters;

•	maintaining a diversity of skills, experience, and viewpoints represented on the Board as a whole; and

•	other attributes of the candidate, our business and strategic conditions and external factors that the Compensation Committee deems appropriate.

The Compensation Committee has the discretion to weigh these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate, depending on our evolving circumstances, and no particular criterion is necessarily applicable to all prospective nominees.

Board Diversity

Our Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of skills, viewpoints, experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities, taking into account our evolving strategic direction and needs. The Compensation Committee evaluates and discusses diversity at both the Board and the committee levels when carrying out its director selection, recruitment and nomination obligations and also when assessing the performance of current directors. This assessment is undertaken by the Compensation Committee at least annually.

Director Nomination Process

The Compensation Committee is responsible for identifying and recommending to the Board qualified candidates for nomination to the Board. It regularly assesses the appropriate size and composition of the Board and whether any vacancies are expected due to retirement or other reasons. Candidates may come to the attention of the Compensation Committee through our current Board members or executive officers, professional search firms, shareholders, or other persons. From time to time, the Compensation Committee engages executive recruiters to identify potential nominees to the Board and to provide related services such as background checks and other due diligence.

Candidates recommended by shareholders for nomination to the Board will be considered and evaluated by the Compensation Committee using the same process and criteria that we use to evaluate other candidates, assuming the proper procedures for shareholder nominations are followed. The Compensation Committee will consider nominees to the Board recommended by no fewer than 20 shareholders holding in the aggregate not less than 10% of the outstanding paid-up share capital of RenaissanceRe. Any shareholder recommendation must be sent to our Secretary not less than 60 days prior to the scheduled date of the annual general meeting of shareholders and must set forth for each nominee: (i) the name, age, business address, and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class or series and number of shares of capital stock of RenaissanceRe that are owned beneficially or of record by the nominee; and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for

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CORPORATE GOVERNANCE—CONTINUED

election of directors pursuant to Section 14 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. The written notice must also include the following information with regard to the shareholders giving the notice:

•	the name and record address of such shareholders;

•	the class or series and number of shares of capital stock of RenaissanceRe that are owned beneficially or of record by such shareholders;

•

a description of all arrangements or understandings between such shareholders and each proposed nominee and any other person (including his or her name and address) pursuant to which the nomination(s) are to be made by such shareholders;

•	a representation that such shareholder intends to appear in person or by proxy at the annual general meeting of shareholders to nominate the persons named in its notice; and

•	any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filing.

Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. The Compensation Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Compensation Processes and Procedures

The Compensation Committee charter provisions set forth above outline the scope of the authority of the Compensation Committee. Pursuant to its charter, the Compensation Committee may form and delegate any of its responsibilities to a subcommittee composed of one or more members of the committee.

Our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, Group General Counsel and other key members of our human resources function each help support the Compensation Committee’s executive compensation process and regularly attend and participate in portions of the Compensation Committee’s meetings. Our Chief Executive Officer provides the Compensation Committee with strategic context regarding our products, underwriting and operational risks, strategy and performance, and shareholder value-creation over time. He also advises the Compensation Committee on matters such as the alignment of our incentive plan performance measures with our overall strategy and the impact of the design of our equity incentive awards on our ability to attract, motivate, and retain highly talented executive officers. The Chief Executive Officer also makes recommendations to the Compensation Committee regarding the compensation of key executive officers who report to him, including our named executive officers, and reports to the Compensation Committee regarding his evaluation of the performance of our named executive officers (other than the Chief Executive Officer). Our Chief Operating Officer and Chief Financial Officer provides the Compensation Committee with internal and external analyses regarding the structure and competitiveness of our compensation programs and the details of the design and operation of our various compensation and incentive plans, and provides the Compensation Committee with detailed reviews of the estimated and actual results for the performance measures impacting estimated and actual payments to the executive officers. Our Group General Counsel provides input on the Board’s and the Compensation Committee’s governance and legal obligations and analyses of developments relating to the legal and regulatory environment applicable to us.

The Compensation Committee reviews director compensation annually with the assistance of Mercer (U.S.) Inc. (“Mercer”), its independent compensation consultant. The Chief Executive Officer is not involved in making decisions regarding director compensation.

The Compensation Committee has the authority to retain and terminate outside advisors, including compensation consultants and counsel, to assist it with its responsibilities, including its evaluation of our compensation plans and programs and determination of the actual and proposed compensation for executive officers and directors. The Compensation Committee also has the authority to approve any such consultant’s fees, which are paid by the Company. Mercer and counsel to the Board regularly attend Compensation Committee meetings, both with and without management present. The Compensation Committee’s current utilization of outside compensation consultants on executive compensation matters is summarized below under “Compensation Discussion and Analysis— The Compensation Process—Role of the Independent Compensation Consultant.”

Succession Planning

On behalf of the Board, our Compensation Committee collaborates with our Chief Executive Officer in the development and monitoring of our programs for emergency and long-term executive succession. The Compensation Committee generally reviews these matters with our Chief Executive Officer quarterly. Individuals who are identified as having potential for senior executive positions are identified to the Compensation Committee, in part utilizing the results of the Company’s internal review and feedback processes. The careers of such persons are monitored to ensure that over time they have appropriate exposure both to the Board and to our businesses. These individuals interact with our Board in various ways, including through participation in Board meetings and other Board-related activities and meetings with individual directors. The Compensation Committee regularly briefs the full Board on these matters.

Investment and Risk Management Committee

The Investment and Risk Management Committee presently consists of Messrs. Gray, Santomero (Chair) and Zore.

The Investment and Risk Management Committee has adopted a written charter, which is reviewed and assessed annually.

The Investment and Risk Management Committee’s primary purpose is to assist the Board with oversight of our investment activities and financial risk management. The Investment and Risk Management Committee’s responsibilities and duties, as more fully described in its charter, are to:

•	Investment Oversight. discuss investment strategies, performance and risk management with our Chief Investment Officer and other senior officers; review management’s procedures regarding

Proxy Statement 15

CORPORATE GOVERNANCE—CONTINUED

development and compliance with investment strategies, risk limits, guidelines and objectives; ensure adequate procedures to monitor adherence to our investment guidelines and limits; oversee and review performance measurement systems we use to monitor the performance of our investment portfolio and evaluate our performance; review and evaluate the performance of our investment managers; and oversee the means and process by which we discharge our fiduciary duties with respect to investment matters to minority investors in our managed joint ventures.

•

Financial Risk Management Oversight. assist the Board in assessing and providing oversight to management relating to the identification and evaluation of our financial, non-operational risks, in coordination with the Audit Committee; oversee the establishment and maintenance of regular reporting systems by management to the Investment and Risk Management Committee of current and projected financial, non-operational risks, and assess the adequacy of management’s risk assessments and the appropriateness of any significant judgments made by management in such assessments; oversee management’s processes for establishing and monitoring risk and capital limits, guidelines and other non-binding controls, including advising the Board as to its reviews and reviewing the work of our internal audit function as it relates to relevant non-operational risks; oversee the processes we use to identify, manage and evaluate key financial risks, including risks related to liquidity, solvency margins, reinsurance program limits, third party credit risk and foreign exchange exposure; inquire of management about significant financial, non-operational risks or exposures and assesses the steps management has taken or plans to take to minimize, offset or tolerate such risks; and review and report to the Board regarding risks in our liability portfolios.

Cross-Committee Risk and Strategy Oversight Collaboration

Our Audit, Compensation and Investment and Risk Management Committees coordinate their oversight of our financial and operating risks and routinely collaborate to address specific matters requiring coordination and cross-committee oversight. At their quarterly meetings, each committee reviews and discusses its current agenda and future agendas in the context of our strategic plan and any new Company, industry or market information communicated to the Board and identifies matters that should be discussed with other committees or the full Board. In addition, each standing committee reports to the full Board at each quarterly Board meeting. We believe that these and other collaborative efforts support our efforts to sustain high levels of enterprise-wide risk management and facilitate sound corporate governance.

Transaction Committee

The Transaction Committee presently consists of Messrs. Gibbons, Gray, Levy, and O’Donnell (Chair). The Transaction Committee has the authority of the Board to consider and approve, on behalf of the full Board, certain strategic investments and other possible transactions.

Offerings Committee

The Offerings Committee presently consists of Messrs. Gibbons, Gray, Levy and O’Donnell (Chair). The Offerings Committee has the authority to consider and approve, on behalf of the full Board, transactions pursuant to our shelf registration program, including setting the terms, amount and price of any such offering.

Meetings and Attendance

During 2015, the Board, Audit Committee, Compensation Committee and Investment and Risk Management Committee each met four times. The Transaction Committee and Offerings Committee meet on an as needed basis and did not meet during 2015. Each director attended all of the meetings of the Board and committees of the Board on which he or she served during 2015.

The members of the Board are expected to attend our annual general meetings of shareholders. All of our directors attended our 2015 Annual General Meeting of Shareholders, which was held on May 20, 2015 in Bermuda.

Compensation Committee Interlocks and Insider Participation

Ms. Hamilton, Mr. Klehm and Mr. Trivisonno served on the Compensation Committee during the 2015 fiscal year. No member of the Compensation Committee during fiscal year 2015 was an officer or employee of the Company during the 2015 fiscal year or was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a transaction with a related person under Item 404 of Regulation S-K. No executive officer of the Company served on any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time during fiscal year 2015.

16	Proxy Statement

CORPORATE GOVERNANCE—CONTINUED

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer and all of our employees performing financial or accounting functions. The Code of Ethics is available free of charge on our website, www.renre.com, under “Investor Information—Corporate Governance.” We will also provide a printed version of the Code of Ethics to any shareholder upon request. We intend to disclose any amendments to our Code of Ethics by posting such information on our website. As outlined in the Code of Ethics, any waivers of our Code of Ethics applicable to our directors, principal executive officer, principal financial officer, principal accounting officer or controller and other executive officers who perform similar functions will be disclosed by filing a Form 8-K.

Communicating with the Board of Directors

Any shareholder or other party may communicate directly with the Board, any committee of the Board, or our non-management directors as a group by writing to the intended recipient in the care of the Secretary. Shareholders can send communications electronically through our website at www.renre.com by clicking on “secretary@renre.com” under “Contact Us—Legal or Corporate Information” or by mail to: RenaissanceRe Holdings Ltd., P.O. Box HM 2527, Hamilton HM GX, Bermuda, Attn: Secretary. If properly addressed, communications will be forwarded to the intended recipient unopened.

The Audit Committee, on behalf of itself and our other non-management directors, has established procedures to enable employees or other parties who may have a concern about our conduct or policies to communicate that concern. Our employees are encouraged and expected to report any conduct which they believe in good faith to be an actual or apparent violation of our Code of Ethics. In addition, as required under the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures pertaining to receiving, retaining, and treating complaints received regarding accounting, internal accounting controls, or auditing matters, and with respect to the confidential, anonymous submission by Company employees of concerns regarding, among other things, questionable accounting or auditing matters. These communications may be anonymous, and may be submitted in writing, e-mailed, or reported by phone through various internal and external mechanisms as provided on the Company’s internal website. Additional procedures by which internal communications may be made are provided to each employee. Our Code of Ethics prohibits any employee or director from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

Proxy Statement 17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Dealing with the Review, Approval and Ratification of Transactions with Related Persons

We have adopted a written policy with respect to the review, approval, and ratification of transactions with related persons. The policy covers, among other things, transactions between us and any of our executive officers, directors, nominees for director, any of their immediate family members or any other related persons as defined in

Item 404 of Regulation S-K. Each transaction covered by this policy is reviewed to determine whether the transaction is in the best interests of the Company and our shareholders. The transactions described below include certain transactions we have entered into with parties that are, or could be deemed to be, related to us.

Relationship with BlackRock, Inc.

BlackRock, Inc. (“BlackRock”) reported beneficial ownership interest of more than 5% of our common shares as of December 31, 2015. Affiliates of BlackRock provide investment management, risk analytics and investment accounting services to us. During 2015, we incurred

$4.1 million in fees relating to these services. These fees were at then-prevailing market rates determined pursuant to arm’s-length negotiations between us and such affiliates.

Relationship with Colonial Group International

Mr. Gibbons is the Treasurer of Edmund Gibbons Limited, the parent company of Colonial. Colonial provided health insurance plans to Platinum for which we paid a total of approximately $28,955 in 2015 prior to terminating those plans. In addition, subsidiaries of Platinum entered into reinsurance contracts with Colonial pursuant to which we received premiums from Colonial of approximately $143,000 during

2015. We renewed certain of these reinsurance contracts in December 2015 and expect to receive premiums of approximately $166,000 from Colonial in 2016 as a result of the renewals. Mr. Gibbons is not directly involved in the management of Colonial and all of these transactions with Colonial were entered into in the ordinary course of business on terms available to similarly situated parties.

Use of Company Aircraft

Pursuant to their employment agreements, our named executive officers and certain other officers are permitted business use and up to 25 hours per year of Company-funded personal use of our fractional interest program with NetJets Aviation Inc. (“NetJets”), and the cost of any personal use is included in the Summary Compensation Table below. In addition, Mr. O’Donnell and Jeffery D. Kelly, our Chief Operating Officer and Chief Financial Officer, have each entered into an aircraft use agreement with us which allows them to use our fractional interest program with NetJets for additional travel beyond that which is provided for in their employment arrangements, provided that they pay for such use in advance of any trip at the fully loaded variable rate (which rate represents our “aggregate incremental cost” of such use within the meaning of Regulation S-K and the rules and other guidance of the Commission). In addition, they must maintain a deposit with us from which we are authorized to withdraw funds in order to satisfy any amounts owed under the agreement. The form of aircraft use agreement was approved by the Compensation Committee. Pursuant to their agreements, Mr. Kelly paid $78,980 and Mr. O’Donnell paid $42,461 for personal use of the aircraft interest during 2015. Our other executive officers are also approved to enter into aircraft use agreements with us if they wish to do so.

Housing Arrangements with Executive Officers

As discussed under “Executive Compensation – Compensation Discussion and Analysis – Principal Components of Our Executive Compensation Program – Other Benefits and Perquisites” below, we provide housing allowances to certain of our named executive officers, as well as to other employees. The amount of the housing allowance is included in the Summary Compensation Table for each named executive officer (see “Executive Compensation—All Other Compensation Table”). From time to time, our subsidiaries enter into long-term leases for properties in Bermuda, which we sublease to certain officers, including certain of our named executive officers. In November 2015, one of our subsidiaries entered into a long-term lease of a property in Bermuda and subsequently subleased this property to Mr. O’Donnell for his Bermuda residence, and in connection therewith assumed the existing obligations under the lease for Mr. O’Donnell’s prior Bermuda residence, which is available for use by us for staff and certain entertainment purposes. We are not currently the lessee on the lease of residence of any of our other named executive officers.

18	Proxy Statement

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth information concerning compensation paid to each director who served on the board during 2015, other than Mr. O’Donnell, whose compensation as our President and Chief Executive Officer is set forth in the “Summary Compensation Table” below:

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
David C. Bushnell	85,000	124,984	209,984
James L. Gibbons	115,000	124,984	239,984
Brian G. J. Gray	85,000	124,984	209,984
William F. Hagerty (3)	42,500	124,995	167,495
Jean D. Hamilton	85,000	124,984	209,984
Henry Klehm III	105,000	124,984	229,984
Ralph B. Levy	170,000	249,968	419,968
W. James MacGinnitie (3)	42,500	124,984	167,484
Anthony M Santomero	105,000	124,984	229,984
Nicholas L. Trivisonno	85,000	124,984	209,984
Edward J. Zore	85,000	124,984	209,984

(1)	Amounts shown reflect annual retainer and annual committee chair retainer, as described below.

(2)	The amounts in this column represent the aggregate grant date fair value of time-vested restricted shares granted to our non-employee directors in 2015, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of stock awards are discussed in Note 18 (Stock Incentive Compensation and Employee Benefit Plans) of our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”). These values do not represent the actual value the recipient will or has received from the award. On February 27, 2015, each of Messrs. Bushnell, Gibbons, Gray, Klehm, MacGinnitie, Santomero, Trivisonno, and Zore and Ms. Hamilton were awarded 1,219 restricted shares and Mr. Levy was awarded 2,438 restricted shares. On August 3, 2015, Mr. Hagerty was awarded 1,166 restricted shares. All of the restricted shares awarded to our non-employee directors in 2015 will vest in three equal annual installments beginning on March 1, 2016. The aggregate number of stock awards outstanding as of December 31, 2015 for each director who served on the Board during 2015 was as follows: Messrs. Bushnell, Gibbons, Klehm, Santomero, Trivisonno and Zore and Ms. Hamilton: 2,571 restricted shares each; Mr. Levy: 5,143 restricted shares; Mr. Gray: 2,580 restricted shares; Mr. Hagerty: 1,166 restricted shares; and Mr. MacGinnitie: 0 restricted shares.

(3)	On May 20, 2015, in conjunction with our 2015 Annual General Meeting of Shareholders, Mr. MacGinnitie retired from the Board and Mr. Hagerty was elected to the Board. The amounts shown represent their annual retainers, prorated for their service during 2015.

Director Compensation Program

The Compensation Committee reviews director compensation annually with the assistance of Mercer, its independent compensation consultant. In 2015, the Compensation Committee determined that our current director compensation was broadly in line with our peers and broader director compensation trends and was market appropriate and recommended no changes to the compensation of directors.

Annual Cash Retainers. During 2015, each of our non-employee directors other than Mr. Levy received a cash annual retainer of $85,000. Mr. Levy, as Non-Executive Chair of the Board, received a cash annual retainer of $170,000 due to the additional responsibilities and duties of his position. Mr. Gibbons received a committee chair cash retainer of $30,000 as Chair of the Audit Committee and Messrs. Klehm and Santomero each received a committee chair cash retainer of $20,000 as Chairs of the Compensation Committee and the Investment and Risk Management Committee, respectively.

Additionally, we reimburse all directors for expenses incurred in connection with service on the Board, including reimbursement of expenses incurred in connection with attending educational seminars.

Further, the Non-Executive Chair of the Board is reimbursed for expenses incurred in connection with attendance at certain industry events and functions. Generally, spousal travel on our corporate aircraft in connection with a business-related trip of a director is permitted, with spousal travel added to the director’s reported U.S. federal income, as applicable, based on the standard industry fare level valuation method. There is no incremental cost to us of providing this benefit.

Equity Awards. Our Compensation Committee weights directors’ compensation heavily in equity-based awards in order to align their interests with the long-term interests of our shareholders. During 2015, each non-employee director received a grant of restricted shares valued at $125,000, with the exception of Mr. Levy who, as Non-Executive Chair of the Board, received a grant of restricted shares valued at $250,000. Restricted shares granted to our non-employee directors generally vest ratably over three years. These restricted shares generally accelerate and vest on a director’s separation from service from the Board unless a director is requested to depart the Board for cause, in which case such restricted shares are forfeited. Dividends are paid currently on time-vested restricted shares.

Proxy Statement 19

DIRECTOR COMPENSATION—CONTINUED

Director Equity Ownership Policy; No Hedging or Pledging

Pursuant to our equity ownership policy for independent directors, which furthers our goal of aligning the interests of our directors and shareholders, each of our independent directors is required to hold common shares (including vested and unvested restricted shares) having a value equal to five times his or her then-current annual cash retainer or such lesser amount as the director has been granted to date. Directors generally are not permitted to sell any of the equity granted to them unless they have met their ownership requirements. As of December 31, 2015, all of our independent directors had satisfied their ownership requirements.

In addition, our directors and executive officers are subject to our anti-hedging, anti-pledging and other trading policies, which, unless otherwise approved by our Group General Counsel, prohibit transactions in our securities outside of designated “window” periods (except pursuant to previously adopted, approved Rule 10b5-1 plans), hedging the market value of any of our securities, and short sales of, or margin loans on, our securities. We believe that each of our directors is in compliance with our anti-hedging, anti-pledging and other trading policies.

20	Proxy Statement

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Our executive officers provide functional oversight of our business units and have primary responsibility for setting Company policy and decision-making authority. Our executive officers, as defined in the Exchange Act, include our Chief Executive Officer, Chief Operating

Officer and Chief Financial Officer, Group Chief Underwriting Officer, Group Chief Risk Officer, and Group General Counsel, each of whom is also a named executive officer for purposes of this proxy statement, and our Chief Accounting Officer.

Kevin J. O’Donnell Age: 49 President and Chief Executive Officer	Mr. O’Donnell has served as our Chief Executive Officer since July 2013 and as our President since November 2012. Mr. O’Donnell previously served in a number of roles with the Company since joining the Company in 1996, including Global Chief Underwriting Officer, Executive Vice President, Senior Vice President, Vice President, and Assistant Vice President.

Jeffrey D. Kelly Age: 62 Executive Vice President, Chief Operating Officer and Chief Financial Officer	Mr. Kelly has served as our Executive Vice President and Chief Financial Officer since 2009 and as our Chief Operating Officer since December 31, 2014. Prior to joining RenaissanceRe, Mr. Kelly served as Chief Financial Officer of National City Corporation from 2000 until his retirement in 2008. Mr. Kelly also served as Vice Chairman of National City Corporation from 2004 to 2008. Since October 2012, Mr. Kelly has served as a member of the Board of Directors of The Progressive Corporation and previously served on The Progressive Corporation Board from 2000 until 2009.

Ross A. Curtis Age: 43 Senior Vice President and Group Chief Underwriting Officer	Mr. Curtis has served as our Senior Vice President and Group Chief Underwriting Officer since July 2014. Mr. Curtis has served in a number of roles since joining the Company in 1999 as a Catastrophe Reinsurance Analyst, including Chief Underwriting Officer of European Operations based in London, England from 2010 to 2014 and Senior Vice President of Renaissance Reinsurance Ltd. in Bermuda, primarily responsible for underwriting the international and retrocessional property catastrophe portfolios and assisting in the development of our specialty reinsurance lines, from 2006 to 2010.

Ian D. Branagan Age: 48 Senior Vice President and Group Chief Risk Officer	Mr. Branagan has served as our Senior Vice President and Group Chief Risk Officer since 2009 and as the Head of Group Risk Modeling since 2005. Mr. Branagan joined the Company in 1998 to open our Dublin office, later relocating to Bermuda with additional responsibilities for underwriting risk and modeling across our (re)insurance operations. Mr. Branagan subsequently assumed the responsibility of managing risk globally and, in 2013, relocated to our London office. Prior to joining the Company, Mr. Branagan led the international activities of Applied Insurance Research Inc. (“AIR”), which included the development and marketing of AIR’s catastrophe models and tools.

Stephen H. Weinstein Age: 47 Senior Vice President, Group General Counsel, Secretary and Chief Compliance Officer	Mr. Weinstein has served as our Group General Counsel and Secretary since joining the Company in 2002, as Chief Compliance Officer since 2004 and Senior Vice President since 2005. From 2002, Mr. Weinstein also served as a Vice President. Prior to joining RenaissanceRe, Mr. Weinstein specialized in corporate law as an attorney at Willkie Farr & Gallagher LLP.

Mark A. Wilcox Age: 48 Senior Vice President, Chief Accounting Officer and Corporate Controller	Mr. Wilcox has served as our Senior Vice President and Chief Accounting Officer since 2006 and as our Corporate Controller since 2005. Prior to this, Mr. Wilcox served as our Vice President and Internal Auditor from 2003. Prior to joining the Company, Mr. Wilcox worked for PricewaterhouseCoopers LLP from 1997 until 2003, where he was Senior Manager of Audit and Business Advisory Services within the firm’s Insurance Practice. Mr. Wilcox is a Certified Public Accountant and a Chartered Financial Analyst.

Proxy Statement 21

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our named executive officers for purposes of this proxy statement are:

•	Kevin J. O’Donnell, our President and Chief Executive Officer;

•	Jeffrey D. Kelly, our Executive Vice President, Chief Operating Officer and Chief Financial Officer;

•	Ross A. Curtis, our Senior Vice President and Group Chief Underwriting Officer;

•	Ian D. Branagan, our Senior Vice President and Group Chief Risk Officer; and

•	Stephen H. Weinstein, our Senior Vice President, Group General Counsel, Secretary and Chief Compliance Officer.

Executive Summary

Our Strategy and Compensation Philosophy

Our mission is to produce superior returns for our shareholders over the long term. We principally measure our financial success through long-term growth in tangible book value per common share plus the change in accumulated dividends, a metric which we believe is the most appropriate measure of our financial performance and in respect of which we believe we have delivered superior performance over time. We incentivize performance on this key metric through the mix of individual elements that comprise our executive compensation program. For example, the return on equity component of our annual incentive plan directly reflects past period growth in tangible book value per common share plus the change in accumulated dividends, and elements such as the achievement of budgeted gross written premiums and our performance relative to our strategic and tactical plans reflect franchise scale and appropriate growth, and the necessary investments to deliver tangible book value growth in the future.

The following graphs illustrate our GAAP return on equity compared to our peer group over one-, three- and five-year periods ending December 31, 2015 and growth in book value per common share (compounded annually) over the same periods:

Source: S&P Research Insight (for 2011-2014 data) and S&P Capital IQ (for 2015 data).

(1)	Includes our current peer group except that Third Point Reinsurance Ltd. is excluded from five year calculations due to lack of data prior to 2012 and Montpelier Re Holdings Ltd. is excluded from all calculations because it was acquired by Endurance Specialty Holdings Ltd. in 2015.
(2)	“CAGR” means compound annual growth rate.

We have a team-based approach to leading, managing, and operating the Company, which means that our named executive officers generally are responsible for developing, implementing, managing and monitoring our overall strategic plan and operations on a Company-wide basis, in addition to being responsible for their specific business units or functions.

Our executive compensation philosophy is to develop compensation programs that:

•	support and are consistent with our strategy and risk-management practices;

•	align the interests of our executives with the long-term interests of our shareholders;

•	encourage operational and financial consistency over the market cycles and earnings volatility that characterize our industry; and

•	promote our team-based approach.

We do this by:

•	requiring our named executive officers to own a significant number of our shares and forbidding pledging, hedging and similar transactions in our shares;

•	making a meaningful portion of named executive officer compensation pay “at-risk,” through performance-based annual incentive bonuses and long-term equity-based incentive awards; and

•	rewarding our named executive officers based primarily on our overall performance, rather than the performance of individual business units or functions.

22	Proxy Statement

EXECUTIVE COMPENSATION—CONTINUED

2015 Strategic, Financial and Operating Highlights

Strong Financial Performance. In 2015, we generated operating income available to RenaissanceRe common shareholders of $477.7 million and an operating return on average common equity of 11.4%, increasing tangible book value per share plus accumulated dividends by 5.0%.2 This growth in tangible book value per share plus accumulated dividends reflects both the impact of significant share repurchases and the recognition of goodwill and intangible assets from our acquisition of Platinum. Our combined ratio, the sum of our loss ratio and expense ratio, was 64.7%, which is higher than in prior low-loss years, but emphasizes the growing impact of the casualty business on our results. We ended the year with over $4.7 billion of total shareholders’ equity, not counting the capital we manage on behalf of private investors.

Strong Shareholder Return. We generated 17.8% of total shareholder return in 2015, among the highest in our industry.

Platinum Acquisition. In March 2015, we completed the successful acquisition of Platinum, thereby increasing our market presence (particularly in the United States), reducing costs and creating economies of scale, and increasing our access to desirable risk and offering opportunities for efficient capital management by broadening our client base. The acquisition was accretive to operating income and book value per common share.

Capital Management. In 2015, we demonstrated significant speed, flexibility and conviction in managing our capital, deploying over $600 million of excess capital in the Platinum acquisition, buying back $260 million of our common shares, returning almost $500 million of capital to our joint venture partners and increasing our common share dividend for the 20th consecutive year, while maintaining strong capital and liquidity positions and our industry leading financial strength and claims-paying ratings.

Underwriting Accomplishments. In 2015, our underwriting teams, through close collaboration and a focus on building on our competitive advantages, continued to outperform the market, managing to build an attractive book, despite the market’s dramatic and rapid changes throughout the year.

Strong Strategic Plan Performance. We executed strongly against our board-approved strategic plan in 2015, which we believe strengthened our client relationships, expanded our value proposition to intermediaries, and provided innovative new options to match capital with risk. We invested in modelling, risk management and outreach which helped bring new demand to the market, such as our leadership on the new-to-market reinsurance program of the Florida Hurricane Catastrophe Fund and our groundwork to help establish a market for residential United States flood risk.

Strong Operational Performance. We also performed well operationally, in particular on the successful integration of Platinum, the repositioning of our balance sheets with cost-effective refinancing, our investment in the capabilities of our Lloyd’s and casualty and specialty operations, our preparation for the Solvency II regime for our Bermuda insurance subsidiaries and consolidated group; the updating and introduction of new risk models; and our participation in initiatives to identify and reduce the risk of potentially adverse legislative or regulatory proposals.

Reflecting our strong performance in 2015 and our pay-for-performance philosophy, performance-based annual incentive bonuses for 2015 were paid at 146% of target for all named executive officers and performance shares vested at 168.2% of target for 2015.

[2]	Operating income available to RenaissanceRe common shareholders, operating return on average common equity, and tangible book value per share plus accumulated dividends are non-GAAP financial measures. A reconciliation of non-GAAP financial measures is included in Appendix B to this proxy statement.

Proxy Statement 23

EXECUTIVE COMPENSATION—CONTINUED

Highlights of Our Compensation Program

What We DO:

✓	Tie Pay to Performance. A significant portion of target annual compensation for our named executive officers is “at-risk” pay, including the annual performance-based cash incentive bonus and long-term equity-based incentive awards. For 2015, “at-risk” pay comprised approximately 82% of target annual compensation for the Chief Executive Officer and, on average, 77% of target annual compensation for our other named executive officers.

✓	Mitigate Risk. Our executive compensation programs are designed in part to manage business and operational risk and to discourage short-term risk taking at the expense of long-term results.

✓	Maintain Robust Share Ownership Guidelines. Our Chief Executive Officer is required to hold Company shares having a value equal to 7.5 times his salary and each of our other named executive officers is required to hold Company shares having a value equal to 4.5 times his salary.

✓	Clawback Incentive Compensation. Our Board may attempt to recoup incentive compensation payments from our executive officers in the event our financial statements are required to be restated.

✓	Require Minimum Vesting Periods for Equity Awards. Our long-term incentive awards vest over no less than three years and our proposed 2016 Plan will generally require awards to have a vesting period of at least one year.

✓	Have an Independent Compensation Consultant. The Compensation Committee retains its own independent compensation consultant to review our executive compensation program and practices.

✓	Shareholder Engagement. We engage with our shareholders to discuss and understand their perceptions or concerns regarding our executive compensation programs.

✓	Have a Maximum Payout Cap for Long-Term Incentives. Performance shares will not pay out above a pre-determined maximum.

✓	Double-Trigger in the Event of a Change in Control. In the event of a change in control, cash severance benefits are payable only upon a double trigger and awards made under our proposed 2016 Plan will be payable only upon a double trigger.

What We DO NOT Do:

✗

No Vesting of Performance Shares if Threshold Performance Is Not Achieved. No performance shares vest for a performance year if our relative total shareholder return rank is below the 35th percentile of our peer group. As a result, 100% of the performance shares related to each of 2012, 2013 and 2014 performance were forfeited.

✗	No Tax Gross-ups for Excise Taxes. We do not provide any employees with a gross-up for U.S. excise taxes that may be imposed as a result of severance or other payments made in connection with a change in control.

✗	No Tax Gross-ups on Perquisites. Our named executive officers are not entitled to U.S. federal income tax gross-ups on perquisites.

✗	No Repricing. Stock options and stock appreciation rights cannot be repriced, exchanged or cashed out without shareholder approval.

✗	No Special Retirement Arrangements for Executive Officers. Our named executive officers do not participate in any retirement programs that are not generally available to our employees.

✗	No Hedging and No Pledging. Our employees and directors are prohibited from directly hedging the value of, entering into short sales or margin loans on, or pledging any of our securities.

✗	No Unapproved Trading Plans. Our named executive officers must have pre-approval to establish trading plans pursuant to Exchange Act Rule 10b5-1 and to trade our shares outside of such plans.

✗	No Dividends or Dividend Equivalents on Unvested Performance Shares. We do not pay dividends or dividend equivalents on performance shares unless and until the performance shares are earned and vest.

✗	No Payments At or Above Target for Below Median Performance. Performance shares granted in 2016 will pay out at target if our relative total shareholder return is at the 53rd percentile of our peer group and will not pay out greater than target if our absolute total shareholder return is negative.

24	Proxy Statement

EXECUTIVE COMPENSATION—CONTINUED

Advisory Vote on Compensation; Shareholder Engagement

At our 2015 Annual Meeting, approximately 65% of the votes cast on the annual advisory “say on pay” vote were cast in support of the compensation of our named executive officers. This was significantly lower than the strong support levels of approximately 91% in 2014, 94% in 2013 and 98% in 2012. Although the vote is non-binding in nature, the results were disappointing, particularly since our executive compensation program design had not materially changed from recent years.

We are committed to ensuring that our shareholders fully understand our executive compensation programs, including how they align the interests of our named executive officers with those of our shareholders and how they reward the achievement of our strategic objectives. Following our 2015 Annual General Meeting of Shareholders and prior to our 2016 Annual Meeting, we engaged in an extensive shareholder outreach effort, speaking with or contacting shareholders representing more than 60% of our outstanding shares. Shareholders noted that they generally supported our strategy and consistently expressed support for the structure and design of our compensation plans and programs, particularly our emphasis on long-term equity-based incentive awards, and appreciated the opportunity to engage in these discussions and our willingness to consider their input in designing our executive compensation program.

The Compensation Committee deliberated extensively about the results of the 2015 “say on pay” vote and considered the results and the feedback we received from our shareholders in our ongoing review of our executive compensation program. While the Compensation Committee believes that our executive compensation program is strong and has served us well, it recognizes that the Company is at an inflection point as a result of the recent Platinum acquisition and changes in the mix of our business. At its January and February 2016 meetings, the Compensation Committee determined to make certain changes to our executive compensation program resulting from its comprehensive compensation review process and the invaluable feedback gathered from shareholders. Below is a summary of what we heard and the actions we took in response:

What We Heard	What We Did
Increase Percentage of Performance-Based Equity Granted to Named Executive Officers	Beginning with the 2016 grant cycle, the Compensation Committee determined to increase the relative proportion of named executive officer long-term equity-based incentive awards that are performance-based, compared to historical levels. In January 2016, 50% of the long-term equity-based incentive award made to our Chief Executive Officer (and 35% of the award for all other named executive officers) was in the form of performance shares, increased from 25% for all named executive officers in 2015.

Set More Rigorous Goals for Performance Share Program	Performance share awards made in January 2016 have more rigorous goals. They will pay out at target only if our relative total shareholder return is at the 53rd percentile of our peer group (increased from the 50th percentile) and will not pay out greater than target if our absolute total shareholder return is negative.

Implement Double-Trigger Vesting In the Event of a Change in Control	Our proposed 2016 Plan authorizes the Compensation Committee to accelerate the vesting of awards upon a change in control only if the awards are not assumed or substituted or if a participant experiences a qualifying termination within two years following the change in control. In addition, for performance-based equity awards, vesting will be based on actual performance as of the date of the change in control or at target level if actual performance cannot be measured.

Refine and Add Rigor to Annual Incentive Plan Methodology	In the first quarter of 2016, the Compensation Committee engaged in a robust process to approve the framework for our performance-based annual incentive bonuses. Commencing with the 2016 performance year, as part of the new framework, the Compensation and Corporate Governance Committee formally approved the components of the formula used to determine the business performance factor applicable to awards granted in 2016 and the specific target, threshold and maximum goals for each component applicable for 2016. We believe this adds to the rigor necessary to achieve payouts and will help drive focus on and performance of these priority goals.

Enhance Disclosure of Annual Incentive Plan Methodology	In conjunction with the adoption of the new framework, we are committed to providing enhanced disclosure of the terms of our revised performance-based annual incentive bonus program for 2016, including the new formula for our business performance factor and the respective target, threshold and maximum goals for each component of the formula applicable for 2016, and a description of the Compensation Committee’s process for setting those goals.

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The Link Between Pay and Performance

The compensation paid to our named executive officers is greatly impacted by our performance and payout levels vary considerably based on results over both the short and long term. As described in more detail below, our executive compensation program has four main components: (i) salary, (ii) performance-based annual incentive bonus, (iii) long-term equity-based incentive awards in the form of time-based restricted shares and performance shares and (iv) other benefits and perquisites. We consider the performance-based annual incentive bonus and long-term equity-based incentive awards, which represented approximately 83% of our Chief Executive Officer’s target annual compensation in 2015 and approximately 82% of his target annual compensation in 2016, to be pay “at-risk.” Performance-based annual incentive bonus and performance shares, which represented approximately 44% of our Chief Executive Officer’s target annual compensation in 2015 and approximately 55% of his target annual compensation in 2016, are earned based on our performance.

Our performance-based annual incentive bonus is paid based on our “business performance factor,” which is determined based on our financial performance and strategic accomplishments during the year, as assessed through the process outlined below (see “—Principal Components of Our Executive Compensation Program—Performance-Based Annual Incentive Bonus” below). Performance-based annual incentive bonuses for 2015 were paid at 146% of target for all named executive officers.

The number of performance shares that vest for a particular year in a three-year performance cycle is based on a formulaic determination of total shareholder return relative to our peer group (see “—Principal Components of Our Executive Compensation Program—Long-Term Equity-Based Incentives” below). Performance shares vested at 168.2% of target for 2015 for all named executive officers.

The following table sets forth our Chief Executive Officer’s total compensation, as reported in the Summary Compensation Table, for each of 2013, 2014 and 2015 and illustrates the balance of our Chief Executive Officer’s pay, as described above:

In 2015, our Chief Executive Officer’s total compensation as reported in the Summary Compensation Table increased modestly from 2014, driven primarily by an increase in his formulaic performance-based annual incentive bonus. The amounts reported in the Summary Compensation Table may not reflect actual realized pay. For example, based on our relative total shareholder return in 2012, 2013 and 2014, our named executive officers forfeited all performance shares that were eligible to vest for those performance years. At the time of grant those awards were reflected in the Summary Compensation Table at their grant date fair values, which assumes maximum performance applied to the target number of shares.

The alignment of Chief Executive Officer pay with performance is further illustrated by the graphs below. The first graph shows the alignment of our Chief Executive Officer’s five-year realizable pay with return on equity over the same period and the second graph shows the alignment of our Chief Executive Officer’s five-year realizable pay with total shareholder return over the same period, each based on the most recently available complete peer group proxy data. As shown below, on each of these metrics, our performance was positioned higher versus our peers than our Chief Executive Officer’s realizable pay over the last five years: our five-year average return on equity was the highest among our peers and our five-year total shareholder return was at the 40th percentile of our peer group, while our Chief Executive Officer’s five-year realizable pay ranked at the 30th percentile of our peer group. We believe our 2014 shareholder return, measured in respect of the closing price on the last trading day of that year, was significantly impacted by our announcement, on November 24, 2014, of our agreement to acquire Platinum and that the transaction consideration would include issuing common shares representing approximately 19% of our common shares then outstanding. Our 2015 total shareholder return of 17.8%, which was among the highest in our industry, reflected, we believe, both our strong financial and operating performance in 2015 and our shareholder and stakeholder support for the strategic merits and long-term expected benefits of the Platinum acquisition.

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Source:	Standard & Poors Research Insight and Capital IQ databases.
(1)

“Realizable pay” is defined as the sum of: (i) base salary earned in each fiscal year, (ii) actual bonus payout for each fiscal year (including discretionary, sign on, special bonuses), (iii) in-the-money value, at December 31, 2015, of all options granted during the five-year period, (iv) full value, at December 31, 2015, of all restricted shares/units granted during the five-year period, (v) and full value, at December 31, 2015, of all performance shares/units granted during the three-year period (using the actual shares earned for completed performance cycles and the target number of shares for cycles that are ongoing). Time periods for pay are based on most recent available information (2011-2015 for peers and RenaissanceRe). Time periods for performance are based on most recent available information (2010-2014 for peers and RenaissanceRe, unless otherwise noted). Includes our current peer group except that Third Point Reinsurance Ltd. is excluded due to lack of data prior to 2012 and Montpelier Re Holdings Ltd. is excluded because it was acquired by Endurance Specialty Holdings Ltd. in 2015.

The Market for Talent and Our Peer Group

Our ability to attract and retain executive officers with the unique personal and professional qualities that we believe contribute to our ongoing success is critical to achieving our goals. We believe that the pool of candidates that meet our criteria is small and that competition for talent has increased during recent years as a result of, among other things: non-traditional entrants into our industry (such as investment banks, hedge funds and pension funds); new reinsurance companies backed or funded by such other entities entering the market; the proliferation of third-party capital utilization by insurance and reinsurance companies and non-traditional competitors; and the growth in demand for catastrophic and specialty risk coverage in emerging markets.

While the Compensation Committee does not target specific compensation component levels or total compensation of the named executive officers against market data, it periodically assesses the competitiveness of the compensation levels of our named executive officers and considers the overall competitive market in which our named executive officers operate.    With the assistance of management and its independent compensation consultant, Mercer, the Compensation Committee utilizes market data of a peer group of companies to analyze the competitiveness of our named executive officer compensation.

The peer group is developed by management and Mercer and is regularly reviewed, assessed and approved by the Compensation Committee to ensure continued applicability. It includes companies with businesses that are similar to ours, that are in similar jurisdictions to ours and from which we seek to attract qualified executives.

Significantly, eight of the nine companies in our peer group that disclosed a peer group for compensation purposes in their 2015 proxy statements also listed us as a peer or equivalent. In selecting peers, the Compensation Committee seeks to maintain consistency from year to year, to the extent appropriate. It also considers company size—both by revenue and by market capitalization. While the Company’s revenue may fall below the peer group median in some years, our market capitalization is regularly above median. Several companies included in our peer group have revenue somewhat higher than the range typically used by proxy advisors to determine peer companies, but we do not believe that reinsurance companies’ revenues are necessarily directly comparable. For example, an excess of loss treaty may provide higher limits, and represent a higher estimated margin, than a proportional treaty with higher gross premiums. However, we are comfortable that our market presence and financial position are broadly comparable with our peer group as a whole and with the individual companies that comprise it. Accordingly, we believe it is appropriate to include these companies, regardless of revenue, because these selected peer companies are our primary competitors for both business and executive talent. To ensure that our competitive pay analysis is not unduly influenced by the larger companies in our peer group, we analyze our pay levels including and excluding the largest four peer companies and have concluded that they do not have a significant impact on our competitive pay position. Although, as noted above, we also compete for talent with non-traditional entrants into our industry, we do not include these firms in our peer group. We try to monitor their compensation practices where information is available and to be cognizant of competitive pressures from these market entrants in our program design and determinations.

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The following 12 companies comprised our peer group for 2015:

Allied World Assurance Company Holdings, AG	Montpelier Re Holdings Ltd. (1)
Arch Capital Group Ltd.	PartnerRe Ltd. (2)
Aspen Insurance Holdings Limited	Third Point Reinsurance Ltd.
Axis Capital Holdings Limited	Validus Holdings, Ltd.
Endurance Specialty Holdings Ltd.	White Mountains Insurance Group, Ltd.
Everest Re Group, Ltd.	XL Group plc

(1)	Montpelier Re Holdings Ltd. was acquired by Endurance Specialty Holdings Ltd. on July 31, 2015. It was included in our peer group for relevant compensation decisions prior to its acquisition.
(2)	PartnerRe Ltd. was acquired by EXOR S.p.A. on March 18, 2016.

As discussed below under “Principal Components of Our Executive Compensation Program,” in addition to using our peer group of companies to set and analyze compensation programs and levels, we also used this peer group of companies to measure certain performance metrics for performance-based annual incentive bonuses for 2015 and to determine total shareholder return relative to our peers for payout of our performance shares for 2015.

Principal Components of Our Executive Compensation Program

Summary

We believe that our executive compensation program holds our named executive officers accountable for annual and long-term performance, manages compensation-related risk taking within the parameters of our philosophy, and supports the guiding principles that drive our overall pay philosophy. The table below describes the components of our pay program and how each supports that philosophy.

Compensation Component	Primary Purpose of Compensation Component	Philosophy Behind Providing Compensation Component

Salary	Provides a fixed component of compensation that reflects expertise and scope of responsibilities

•       Provides a base component of total compensation

•        Provides objective, market-driven, and competitive pay

•        Represents a relatively lower contribution to total compensation as responsibilities increase

Performance-Based Annual Incentive Bonus	Provides “at-risk” pay that reflects annual Company performance and performance against strategic accomplishments	• Promotes the achievement of financial and performance metrics important to shareholders • Reinforces the importance of pre-established strategic accomplishments and goals • Rewards team success
Long-Term Equity-Based Incentives (Performance Shares and Time-Vested Restricted Shares)	Provides “at-risk” pay with a long-term focus, subject to both performance- and service-based vesting mechanics

•       Aligns named executive officers’ and long-term shareholders’ interests

•        Reflects long-term performance

•       Retains talent through long-term wealth-creation opportunities

•       Holds executives to significant equity ownership requirements

Other Benefits and Perquisites	Reflects the Bermuda location of our corporate headquarters and expatriate relocation needs as well as specific local market and competitive practices	• Encourages relocation of talented executives to our strategic Bermuda headquarters location • Provides a strong retention element

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The Compensation Committee does not mandate a specific allocation among the compensation components, but believes that a majority of total direct compensation paid to our named executive officers should be “at-risk,” with a substantial portion subject to the achievement of performance objectives as well as service-based criteria.

The charts below show the pay mixes between fixed (base salary) and “at-risk” (time-vested restricted shares, performance shares and performance-based annual incentive bonus) target pay of our Chief Executive Officer and our other named executive officers (on average) for 2015 and 2016, which illustrate our emphasis on long-term and “at-risk” compensation and the increased emphasis on performance-based compensation from 2015 to 2016:

Salary

We believe that base salary should provide a fixed component of compensation at a competitive level to attract and retain executives. Salaries for our named executive officers are based on several factors, including the scope of job responsibilities, experience, expertise, performance, our internal salary grade structure (which contemplates level and location for all employees other than our Chief Executive Officer), and competitive market compensation. From time to time, salaries may be adjusted to reflect promotions, increases in responsibilities and competitive considerations.

In 2015, none of our named executive officers received a salary increase other than Mr. Kelly and Mr. Branagan. In November 2014, the Compensation Committee determined to increase Mr. Kelly’s salary from $591,250 to $700,000 effective January 1, 2015 in connection with his promotion to the additional position of Chief Operating Officer. In February 2015, the Compensation Committee determined to increase Mr. Branagan’s salary from £290,300 to £307,730 effective April 1, 2015 to reflect the increasing profile of the risk-management function and the increasing complexity of his role within the expanding organization.

In February 2016, in connection with its annual compensation review, the Compensation Committee determined to increase Mr. O’Donnell’s base salary from $975,000 to $1,060,000, Mr. Curtis’s base salary from $550,000 to $625,000, Mr. Branagan’s base salary from £307,730 to £341,661, and Mr. Weinstein’s base salary from $463,500 to $501,000, each effective April 1, 2016, to reflect their increased responsibilities as a result of the increased size and complexity of our organization following the Platinum acquisition and the overall strong performance of the executive team in the execution of our strategic plans through the integration activities following the acquisition. As described below, the 2016 salaries are used to determine the amounts of performance-based annual incentive bonuses for 2015.

These salary decisions were supported by our annual analysis of the competitiveness of our executive compensation program, which is conducted with the assistance of Mercer.

Performance-Based Annual Incentive Bonus

Our performance-based annual incentive bonus is structured to reward our named executive officers based on short-term corporate performance. Amounts are earned based on our attainment of certain financial measures and quantitative and qualitative strategic and operating accomplishments for the relevant fiscal year. The Compensation Committee and management believe that, while quantitative results should be a primary measure of executive performance, they should not be the sole measure. Our business is subject to significant volatility over the short and intermediate term as financial performance in any fiscal period is materially impacted by the occurrence or non-occurrence of catastrophic events. Therefore, it can be extremely difficult to judge what constitutes “strong performance” in any given short or intermediate time frame purely on a quantitative basis. We believe that the mix of qualitative and quantitative objectives we have chosen encourages underwriting discipline and does not reward excessive or inappropriate risk taking.

The factors chosen by the Compensation Committee to calculate performance-based annual incentive bonuses are considered by the

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Compensation Committee to be principal drivers in the creation of total shareholder return and growth in tangible book value per common share over time, and the overall success of our business. For 2015, we chose operating return on average common equity, operating earnings per share and gross written premiums as the portfolio of financial performance metrics for the determination of performance-based annual incentive bonuses because we believe that each metric individually represents an important measure of the financial success of our business and together they serve to balance risk and reward and support our goal of growth in tangible book value per common share.

Performance-Based Annual Incentive Bonus Mechanics

At its first quarterly meeting each year, the Compensation Committee establishes a target performance-based annual incentive bonus for each of our named executive officers. It also reviews the financial objectives and strategic accomplishments that will be used to determine the “business performance factor” that will be considered when determining the ultimate amount of the bonus following the completion of the fiscal year. The “business performance factor” equals the aggregate sum of the outcomes for each performance metric, calculated as the percentage achievement multiplied by its relative weight (as illustrated in the table below). The potential ranges of these individual components vary, but can result in a final business performance factor of no greater than the maximum set by the Compensation Committee for the year.

Following the completion of a fiscal year, the Compensation Committee determines the business performance factor for the preceding fiscal year. Bonus allocations for all employees, including our named executive officers, are then made from a pool funded by multiplying the aggregate target bonuses by the business performance factor after adjusting for individual performance and contributions. We believe that our performance-based annual incentive bonus award process fosters relative internal pay equity and aligns employees with overall corporate results in a manner consistent with our team-based compensation philosophy and organizational culture.

2015 Performance-Based Annual Incentive Bonus Determinations

At its meeting in February 2015, the Compensation Committee determined target levels for named executive officers’ 2015 performance-based annual incentive bonuses and reviewed the financial objectives and strategic accomplishments that would be considered when determining the ultimate amount of the bonus following the completion of the 2015 fiscal year as part of the Board’s review of our annual strategic plan. The target amounts established by the Compensation Committee, expressed as a percentage of the executive’s bonus basis (which is equal to the executive’s actual salary as of April 1, 2016), were consistent with previous years. In addition, consistent with prior years, for 2015, financial objectives were given a weighting of 67% and strategic accomplishments were given a weighting of 33% and the Compensation Committee determined that the final business performance factor could range from 0 to 1.50 (or 0% to 150% of target). The strategic accomplishments established by the Compensation Committee included, among other things, the following:

•	the completion of the Platinum acquisition and integration of Platinum’s operations,

•	capital management,

•	underwriting performance,

•	investments in modelling, risk management and the creation of new market demand,

•	repositioning of our balance sheets with cost-effective refinancing, and

•	preparation for the Solvency II regime.

In February 2016, the Compensation Committee reviewed the Company’s performance for the 2015 fiscal year. The Compensation Committee believes that, as discussed above under, “—Executive Summary—2015 Strategic, Financial and Operating Highlights,” the Company performed well against our plan and against the pre-established financial metrics and strategic accomplishments for the performance-based annual incentive bonus awards for 2015. Based on our actual performance achievements, the Compensation Committee established an overall business performance factor of 1.46 (or 146% of target) for 2015 in accordance with the formula described above and outlined in the table below.

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The table below shows the key performance metrics that the Compensation Committee considered in establishing the overall business performance factor for 2015 and the resulting scores on all measures.

Performance Metric	Baseline for Measurement	Actual Performance	Raw Business Performance Factor Components	Weighting	Weighted Business Performance Factor Components
Operating Return on Average Common Equity	Actual vs. Peer Average (1)	11.4%	1.50	33 1/3%	0.50
Operating Income Available to RenaissanceRe Common Shareholders Per Common Share – Diluted (2)	Actual vs. Budget	$10.86	1.65	16 2/3%	0.28
Gross Written Premiums (in thousands of U.S. dollars)	Actual vs. Budget	$2,011,310	1.11	16 2/3%	0.18
Strategic Accomplishments	Pre-established Goals	1.5x	1.50	33 1/3%	0.50

Business Performance Factor					1.46
(1)	For purposes of calculating, we compared our performance to our peer group for 2015, which is described above.

(2)	Operating return on average common equity and operating income available to RenaissanceRe common shareholders per share – diluted are non-GAAP financial measures. A reconciliation of non-GAAP financial measures is included in Appendix B to this proxy statement.

The target and actual performance-based annual incentive bonuses for 2015 for each of our named executive officers, as determined by the Compensation Committee, are set forth in the table below. For 2015, the business performance factor was applied to the named executive officers’ target bonuses without adjustment so the actual cash bonus paid to each named executive officer was equal to our business performance factor of 1.46, multiplied by his target bonus amount.

Name	Bonus Basis	Target 2015 Bonus as a Percent of Bonus Basis	Target 2015 Bonus	Actual 2015 Bonus
Kevin J. O’Donnell	$1,060,000	165%	$1,749,000	$2,553,540
Jeffrey D. Kelly	$700,000	110%	$770,000	$1,124,200
Ross A. Curtis	$625,000	110%	$687,500	$1,003,750
Ian D. Branagan (1)	$522,741	110%	$575,020	$839,530
Stephen H. Weinstein	$501,000	110%	$551,100	$804,610
(1)	Mr. Branagan’s bonus basis is his salary of £341,661 converted into U.S. dollars at the average daily exchange rate of 1.53 for the year ended December 31, 2015.

2016 Enhancements and Determinations

As described under “—Advisory Vote on Compensation; Shareholder Engagement” above, the Compensation Committee approved certain changes to our executive compensation program, including the performance-based annual incentive bonus program, as a result of its comprehensive compensation review process and the invaluable feedback gathered from shareholders, which will take effect with respect to the 2016 fiscal year. At its first quarterly meeting of 2016, as part of the changes reflecting our commitment to enhancing the disclosure around our annual incentive plan methodology, the Compensation Committee approved the financial metrics for the measurement of 2016 performance under the performance-based annual incentive bonus program. The comprehensive process used by the Compensation Committee in selecting the financial metrics included consideration of our tactical plan and extensive consultation with Mercer.

The metrics for the 2016 fiscal year are:

•	return on average common equity vs. our pre-established group of peer companies;

•	gross written premium vs. target;

•	combined ratio vs. our pre-established group of peer companies; and

•	assessment of strategic initiatives that were approved by the Board.

In addition, the Compensation Committee established specific targets, thresholds and maximums for each of these metrics, which will be applied when calculating the funding of the performance-based annual incentive bonus program for 2016. Full details of the targets, thresholds and maximums for each metric, as well as the outcomes of the formula, and the other pay decisions for the 2016 performance year will be disclosed in our 2017 proxy statement.

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Long-Term Equity-Based Incentives

While our performance-based annual incentive bonuses reward the prior year’s corporate performance, our long-term equity-based incentive awards link the compensation of our named executive officers directly to corporate performance over the long term. Generally, a portion of each named executive officer’s long-term equity-based incentive award is granted in the form of performance shares, which are subject to both service-based and performance-based vesting conditions, and a portion is granted in the form of time-vested restricted shares, which are subject to service-based vesting only. These awards make up a significant component of total direct compensation and we believe that the combination of awards with performance-based and service-based vesting supports our pay-for-performance philosophy by encouraging long-term performance, retention, and shareholder value-creation and fostering an ownership culture.

Long-Term Equity-Based Incentive Award Mechanics

Generally, the Compensation Committee makes annual long-term equity-based awards to the named executive officers in connection with its annual review of compensation at its first quarterly meeting of the year, which is typically held in February. The Compensation Committee may grant equity awards from time to time to reflect promotions, special achievements, new hires, or retention needs. The date of grant for these equity awards will generally be the third business day following the release date of our next quarterly financial results following the later of a new hire’s actual start date or the date on which the award was approved.

As noted above, typically a portion of the awards for named executive officers is in the form of time-vested restricted shares and a portion is in the form of performance shares. Grants of time-vested restricted shares generally vest in four equal annual installments subject to continued service with the Company. Performance shares typically are earned in three equal annual installments based upon the Company’s total shareholder return relative to our peer group during each calendar year performance period and vest at the end of a three-year service period, subject to continued service with the Company. The Compensation Committee selected relative total shareholder return as the performance metric for performance shares for several reasons, most significantly its likely correlation to long-term growth in tangible book value per common share. In addition, it is simple to calculate, verify and compare and directly correlates with our shareholders’ returns over the performance period. For purposes of the RenaissanceRe Holdings Ltd. 2010 Performance Share Plan (the “Performance Share Plan”), total shareholder return is determined as the increase in the 20-day average share price preceding the end of the performance period, plus the dividends paid with respect to such shares during such period, expressed as a percentage of the 20-day average share price preceding the beginning of the performance period. The performance-based vesting level of one-third of the award is determined at the end of each year of the performance period based on that year’s performance, and earned shares generally remain subject to a service-based vesting requirement through the end of the full three-year period.

Dividends are generally payable currently with respect to time-vested restricted shares. Dividends are accrued on unvested performance shares and are paid without interest at the same time as the underlying shares vest. No dividends are paid on forfeited performance shares.

2015 Long-Term Equity-Based Incentive Award Determinations

In February 2015, the Compensation Committee granted each named executive officer an annual long-term equity-based incentive award. The total target value of the long-term equity-based incentive award was based on a multiple of the named executive officer’s long-term incentive basis, as determined by the Compensation Committee based on the named executive officer’s responsibilities, performance and contributions. The long-term incentive basis is equal to the executive’s actual salary as of April 1, 2015. The target long-term incentive award amounts as a percentage of the named executive officer’s salary were consistent with awards made in 2014. The Compensation Committee also determined to increase the value of the 2015 long-term equity-based incentive awards for each named executive officer by an amount equal to 25% of the grant date value of the target long-term equity-based incentive award in order to recognize their strong performance and achievements in connection with the Platinum acquisition. The actual amount of the long-term incentive award reflects this increase in value. Consistent with 2014, 25% of each award was made in the form of performance shares and 75% of each award was made in the form of time-vested restricted shares.

The target and actual amounts of the annual long-term equity-based incentive awards granted to our named executive officers during 2015 are set forth in the following table:

Name	LTI Basis	Percent of LTI Basis	Target LTI	Actual LTI	Performance Shares (1)	Time-Vested Restricted Shares
Kevin J. O’Donnell	$975,000	300%	$2,925,000	$3,656,220	$914,055	$2,742,165
Jeffrey D. Kelly	$700,000	218%	$1,526,000	$1,907,468	$476,867	$1,430,601
Ross A. Curtis	$550,000	218%	$1,199,000	$1,498,681	$374,645	$1,124,036
Ian D. Branagan (2)	$475,000	218%	$1,035,500	$1,294,339	$323,585	$970,754
Stephen H. Weinstein	$463,500	218%	$1,010,430	$1,262,965	$315,690	$947,275
(1)	The values of the performance shares are shown at target based on the closing price of our common shares on the date of grant. In accordance with applicable SEC rules, the amounts disclosed in the Summary Compensation Table are based on the grant date fair values, which differ from the amounts set forth herein.
(2)	Mr. Branagan’s long-term incentive basis is based on his salary of £307,730, converted into U.S. dollars at the exchange rate of 1.54 on the date of approval of the grant.

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The total shareholder return hurdles and corresponding vesting levels for 2015 performance awards are set forth in the following table:

Hurdle	Total Shareholder Return Relative to Peers	Vesting Level (as Percent of Target)
Threshold	35th Percentile	0%
Target	50th Percentile	100%
Maximum	100th Percentile	250%

Vesting at intermediate performance levels is based upon a linear interpolation between threshold and target (6.67% of target for each percentile increase in performance), or between target and maximum (3% of target for each percentile increase in performance), as applicable. The Compensation Committee has the authority to consider downward adjustments in conjunction with any vesting of performance shares but may not effect upward adjustments.

In connection with his promotion to the additional position of Chief Operating Officer effective December 31, 2014, Mr. Kelly received an additional $1.0 million equity award in February 2015 consisting of

9,687 time-vested restricted shares, which vests in four equal annual installments subject to Mr. Kelly’s continued service with the company.

Performance Share Vesting For 2015

In February 2016, the Compensation Committee reviewed and approved the total shareholder return relative to our peer group for 2015 for purposes of determining the vesting amount for the final tranche of the performance shares granted during 2013, the second tranche of the performance shares granted during 2014 and the first tranche of the performance shares granted during 2015. Our total shareholder return for 2015 was 16.7%, which was in the 72.7th percentile relative to our pre-determined peer group and resulted in the vesting of 168.2% of the performance share tranches related to 2015. The following table illustrates actual performance for performance shares granted as part of our annual grants in 2013, 2014 and 2015, based on our total shareholder return relative to the established peer group. As illustrated in the table below, the relevant tranches of performance shares that related to 2013 and 2014 performance were completely forfeited.

	Percent of Tranche Vested (as Percent of Target)
	2013	2014	2015
Total Shareholder Return for Performance Share Plan	17.6%	5.9%	16.7%
2013-2015 Performance Share Cycle	0.0%	0.0%	168.2%
2014-2016 Performance Share Cycle	—	0.0%	168.2%
2015-2017 Performance Share Cycle	—	—	168.2%

Managing Dilution

Management and the Compensation Committee balance the goal of aligning the interests of our executives and employees with the long-term interests of shareholders with active monitoring of our equity-based grant practices and potential for shareholder dilution. Among other things, in determining 2015 equity-based grants, the Compensation Committee and the Board considered our prior equity grant practices, currently outstanding restricted share and option awards, and the impact on shareholder dilution of these instruments and of contemplated grants. We are also cognizant of dilution measures and investor dilution parameters in assessing our equity compensation needs and periodically receive analyses of the impact of our equity-based grants on dilution and share plan utilization models used by our institutional shareholders and by third parties who issue proxy voting recommendations.

2016 Enhancements and Determinations

As described under “—Advisory Vote on Compensation; Shareholder Engagement” above, the Compensation Committee approved changes to our long-term equity-based incentive awards in 2016 as a result of its comprehensive review and in response to feedback received from our shareholders. For 2016 annual long-term incentive awards, which were made in January 2016, the Compensation Committee determined to increase the percentage of the award that was in the form of performance shares.

•	50% of the 2016 long-term equity-based incentive award made to our Chief Executive Officer was in the form of performance shares, increased from 25% in 2015, and

•	35% of the 2016 long-term equity-based incentive awards made to our other named executive officers was in the form of performance shares, increased from 25% in 2015.

The Compensation Committee also determined to set more rigorous goals for the performance share awards made in January 2016. These awards will pay out at target if our relative total shareholder return is at the 53rd percentile of our peer group (increased from the 50th percentile) and will not pay out greater than target if our absolute total shareholder return is negative.

Other Benefits and Perquisites

Messrs. O’Donnell, Kelly and Weinstein, our Bermuda-based named executive officers who do not qualify for Bermudian status, participate in a perquisite and benefit program that we believe furthers our goal of attracting and retaining key talent to our strategic Bermuda headquarters. Given the unique challenges of the Bermuda market, including travel to and from the island and the cost of living and maintaining a residence, we provide benefits and perquisites, such as personal travel and housing allowances, that are consistent with our competitors operating in this market and which we believe are necessary for recruitment and retention purposes. Pursuant to his employment agreement, Mr. Branagan also receives a housing allowance.

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In addition, our named executive officers are permitted to use the corporate aircraft for up to 25 hours of Company-funded personal use per year. See “Certain Relationships and Related Transactions—Use of Company Aircraft” above for additional information. Messrs. O’Donnell, Kelly and Weinstein are also entitled to four round trips per year on commercial airlines for themselves and each member of their respective families.

We do not pay U.S. federal income tax gross-ups on perquisites for our named executive officers.

Change in Control and Post-Termination Payments

Our named executive officers may be entitled to vesting of equity-based awards and other severance payments and benefits pursuant to the terms of our equity compensation plans and their employment agreements, and upon a qualifying termination of employment or a change in control. These benefits are described in detail under “Potential Payments Upon a Termination or Change in Control” below. The Compensation Committee views post-termination payments primarily as consideration for restrictive covenants applicable to our executives following these terminations, which we believe are essential to the protection of our business given the specialized markets in which we compete. In addition, the Compensation Committee believes that both the change in control and post-termination payments and benefits are necessary components of a competitive compensation program.

2016 Enhancements and Determinations

As described under “—Advisory Vote on Compensation; Shareholder Engagement” above, as a result of its comprehensive compensation review process and in response to feedback gathered from shareholders, the Compensation Committee determined that our proposed 2016 Plan would provide for double-trigger vesting of equity-based awards upon a change in control. As described in more detail under “Proposal 3: Approval of the RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan,” the vesting of awards made under the proposed 2016 Plan will accelerate upon a change in control only if the awards are not assumed or substituted or if a participant experiences a qualifying termination within two years following the change in control. In addition, for performance-based equity awards, vesting will be based on actual performance as of the date of the change in control or at target level if actual performance cannot be measured.

The Compensation Process

Role of the Compensation Committee

Our Compensation Committee establishes and oversees our executive compensation philosophy and has primary responsibility for overseeing executive compensation policies and programs. The Compensation Committee is responsible for determining all aspects of our Chief Executive Officer’s compensation and for approving compensation for all other key executives, including the named executive officers, after reviewing the Chief Executive Officer’s recommendations with respect to those executives. The Compensation Committee’s responsibilities with respect to compensation, as set forth in its charter, are described in more detail above under, “Corporate Governance—Committees of the Board— Compensation and Corporate Governance Committee.”

The Compensation Committee meets at least quarterly and meetings may include other members of the Board (including our Non-Executive Chair of the Board, who serves as an ex officio member), members of management, and third-party advisors. A portion of each meeting is spent in executive session in which no members of management are present. Neither the Non-Executive Chair of the Board nor any other non-members may vote on Compensation Committee matters.

Role of the Independent Compensation Consultant

Pursuant to its charter, our Compensation Committee has the authority to retain a compensation consultant to assist with its evaluation of executive compensation. The Compensation Committee has retained Mercer to provide market intelligence on compensation trends, views and recommendations with respect to our compensation programs, and analyses and recommendations with respect to the amount or form of senior executive and director compensation.

During 2015, the Compensation Committee renewed its engagement of Mercer. No member of management or the Compensation Committee has any contractual or pecuniary arrangement with Mercer. Mercer is a wholly owned subsidiary of Marsh & McLennan Companies, Inc., other subsidiaries of which acted as a broker or agent with respect to 21.7% of our gross premiums written and 11.5% of ceded written premiums in 2015. During 2015, Mercer performed compensation advisory and other services on behalf of the Compensation Committee and the Company. We incurred fees in 2015 in respect of these engagements totaling $592,710 for compensation advisory and related services. No individual consultant or personnel who provided compensation or advisory services received any additional compensation as a result of Mercer providing these other services. The Compensation Committee approved fees for all compensation or related advisory services.

The Compensation Committee has assessed the independence of Mercer pursuant to the SEC rules and NYSE listing standards and has concluded that the engagement did not raise any conflicts of interest. In reaching this conclusion, the Compensation Committee considered the factors relevant to Mercer’s independence from management, including the factors set forth in the NYSE listing standards.

Compensation Governance

Clawback of Incentive Compensation

If our Board were to determine that an executive officer engaged in fraudulent or intentional misconduct, it would impose appropriate discipline, including possibly terminating the executive officer’s employment, initiating an action for breach of fiduciary duty, and/or, if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that was greater than the amount that would have been paid or awarded if calculated based upon the restated financial results. These remedies would be in addition to any actions that might be imposed by law

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enforcement agencies, regulators, or other authorities. We also have a right to set off against certain amounts owing to the executive officers should they engage in certain activities that are detrimental to the Company.

In addition, Mr. O’Donnell’s employment agreement provides that incentive compensation (including both cash bonuses and equity awards) that is determined to have been earned based upon financial statements that were subsequently restated may be clawed back, or forfeited if unpaid, to the extent that such compensation would not have been earned based upon the restated financials. If the restatement is determined to have been due to Mr. O’Donnell’s misconduct, the clawback would apply to compensation paid within 60 months following our first filing with the SEC containing the financial statement that was restated. For restatements not determined to have been due to Mr. O’Donnell’s misconduct, our clawback rights apply only to compensation paid within 24 months following the first SEC filing containing the financial statement that was restated. In addition, our clawback rights apply to gains realized on sales of securities in the 12 months following the first SEC filing containing a financial statement that is ultimately restated due to Mr. O’Donnell’s misconduct.

Compensation and Risk Management

The Compensation Committee evaluates the relationship between our executive and firm-wide compensation programs and policies and risk management on an annual basis. As discussed in this Compensation Discussion and Analysis, we design our compensation programs to incorporate a range of components that we believe help to mitigate potential risks while rewarding employees for pursuing our strategic and financial objectives through appropriate risk taking, risk management, and prudent tactical and strategic decision making. The Compensation Committee reviews the programs and policies on a regular basis in an effort to eliminate or mitigate potential risks arising from such programs and policies. In light of the market cycles and earnings volatility that characterize our industry, our efforts to align the interests of our executives and employees with the long-term interests of our shareholders and to ensure that our compensation structure, elements and incentives are not reasonably likely to have a material adverse effect on the Company are ongoing. Senior executives from our risk, legal and compliance, administrative, finance, and audit functions, as well as the Compensation Committee’s independent compensation consultant, are involved in this review process, which is conducted under the oversight of the Compensation Committee. Based on this review, we do not believe that there are any risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on us.

For additional information regarding our risk management practices, see “Corporate Governance—Board Role in Risk Oversight” above.

Equity Ownership Requirements

Our named executive officers are subject to equity ownership guidelines. In keeping with our overall compensation philosophy, we believe that the equity ownership levels that they are required to maintain are high enough to assure our shareholders of our executives’ commitment to long-term value creation. Under our guidelines, our named executive officers are required to maintain a level of our equity with a value equal to a multiple of salary as follows:

•	7.5 times actual salary for our Chief Executive Officer; and

•	4.5 times target salary by grade for our other named executive officers.

Equity ownership value is calculated by adding the value of common shares owned outright, time-vested restricted shares, performance shares calculated at target achievement, and the spread value of vested “in-the-money” options. A named executive officer is not permitted to sell any of the equity granted to him, other than automatic dispositions for tax withholding, until ownership requirements are satisfied.

As of December 31, 2015, all of our named executive officers had satisfied their ownership requirements. The table below shows the equity ownership for our named executive officers as of December 31, 2015, calculated in accordance with the methodology described above.

	Equity Ownership as of Fiscal Year-End
Name	Required Multiple of Target Salary	Actual Multiple of Target Salary	Dollar Value (1)	Years of Service at Fiscal Year-End
Kevin J. O’Donnell	7.5	31.6	$30,806,971	19.1
Jeffrey D. Kelly	4.5	12.2	$6,751,104	6.5
Ross A. Curtis	4.5	18.2	$10,103,601	16.9
Ian D. Branagan	4.5	10.5	$5,812,193	17.0
Stephen H. Weinstein	4.5	24.2	$13,390,364	13.9
(1)	Based on the closing price of our common shares of $113.19 on December 31, 2015.

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The Compensation Committee retains the discretion to approve transactions outside of the guidelines in light of an individual’s facts and circumstances; however, to date, it has not done so for a named executive officer.

No-Hedging, No-Pledging and Other Insider Trading Policies

Our employees, including our named executive officers and directors, are subject to our insider trading policies and practices, which generally prohibit:

•	transactions in our securities outside of Company designated “window” periods, except pursuant to previously adopted and approved Rule 10b5-1 plans;
•	employees and directors and their designees from hedging the market value of RenaissanceRe securities; and

•	employees and directors and designees from engaging in short sales of, or margin loans on, or pledging of RenaissanceRe securities.

It is the Board’s view that such activities are generally against the interest of our shareholders and could cause significant repercussions to us and our shareholders if allowed.

We believe that each of our named executive officers is in compliance with our anti-pledging, anti-hedging and other trading policies.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information or report be incorporated by reference into any future filing by us under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

We have reviewed and discussed with management the disclosure set forth under the heading “—Compensation Discussion and Analysis” in this proxy statement. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. This report is provided by the following independent directors, who constitute the Compensation Committee:

Henry Klehm, III, Chair

Jean D. Hamilton

Nicholas L. Trivisonno

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Summary Compensation Table

The following table sets forth compensation for our named executive officers in fiscal years 2015, 2014 and 2013:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total ($)
Kevin J. O’Donnell President and Chief Executive Officer	2015 2014 2013	975,000 975,000 887,500	— — —	3,746,594 3,679,996 4,316,338	2,553,540 2,171,820 2,413,130	578,701 470,864 616,320	7,853,835 7,297,680 8,233,288
Jeffrey D. Kelly Executive Vice President, Chief Operating Officer and Chief Financial Officer	2015 2014 2013	700,000 591,250 591,250	— — —	2,954,614 1,621,586 2,279,521	1,124,200 1,039,500 975,570	451,808 443,946 437,772	5,230,622 3,696,282 4,284,113
Ross A. Curtis Senior Vice President and Group Chief Underwriting Officer	2015 2014	550,000 484,504	— —	1,535,720 2,664,581	1,003,750 816,750	167,290 1,539,934	3,256,760 5,505,769
Ian D. Branagan (4) Senior Vice President and Group Chief Risk Officer	2015 2014 2013	464,160 478,298 448,557	— — —	1,326,330 1,328,671 1,473,836	839,530 752,900 749,292	121,805 240,121 302,324	2,751,825 2,799,990 2,974,009
Stephen H. Weinstein Senior Vice President, Group General Counsel, Secretary and Chief Compliance Officer	2015 2014 2013	463,500 463,500 463,500	— — —	1,294,187 1,271,168 1,002,975	804,610 688,300 764,780	431,519 369,435 329,295	2,993,816 2,792,403 2,560,550

(1)	The amounts shown in this column represent the aggregate grant date fair value of time-vested restricted shares and performance shares granted to our named executive officers in the applicable fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of stock awards are discussed in Note 18 (Stock Incentive Compensation and Employee Benefit Plans) of our 2015 Form 10-K. These values do not represent the actual value the recipient will or has received from the award. The terms of our time-vested restricted shares and performance shares are discussed above under “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Long-Term Equity-Based Incentives” and the maximum value as of the grant date of performance share awards made in 2015 is included in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

(2)	The amounts shown in this column represent the actual amounts of the performance-based annual incentive bonuses paid to each named executive officer for the applicable fiscal year. The details of the payment of the performance-based annual incentive bonuses are discussed above under “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Performance-Based Annual Incentive Bonus.”

(3)	See the All Other Compensation Table below for information on the amounts included in the All Other Compensation column for 2015.

(4)	Payments made to Mr. Branagan in pounds sterling have been converted into U.S. dollars at the average daily exchange rate of 1.53, 1.65 and 1.56 for the years ended December 31, 2015, 2014 and 2013, respectively. Payments made to Mr. Curtis in pounds sterling have been converted into U.S. dollars at the average daily exchange rate of 1.65 for the year ended December 31, 2014.

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All Other Compensation Table

The following table sets forth information regarding the amounts included in the “All Other Compensation” column of the Summary Compensation Table for 2015:

Name	Company 401(k)/ Pension Matching Contribution (1) ($)	Value of Life Insurance Premiums (2) ($)	Personal Travel (3) ($)	Housing Benefits (4) ($)	Other Benefits (5) ($)	Total Other Compensation ($)
Kevin J. O’Donnell	15,900	5,660	168,261	321,572	67,308	578,701
Jeffrey D. Kelly	15,900	5,660	146,634	248,859	34,755	451,808
Ross A. Curtis	16,733	5,425	116,283	—	28,849	167,290
Ian D. Branagan	39,695	7,946	—	59,229	14,935	121,805
Stephen H. Weinstein	15,900	4,641	176,885	200,859	33,234	431,519
(1)	This column reports Company matching contributions to our named executive officers under our 401(k) plan for Messrs. O’Donnell, Kelly and Weinstein, the National Pension Scheme and Renaissance Syndicate Management Plan for Mr. Curtis and the Renaissance Syndicate Management Plan for Mr. Branagan.

(2)	This column reports the value of premiums paid on behalf of our named executive officers with respect to life insurance coverage. The death benefit under the life insurance coverage is equal to four times the named executive officer’s annual salary up to a maximum of $2.0 million.

(3)	Personal travel includes costs for commercial travel for the named executive officer and his immediate family members during 2015 as well as personal use of the corporate aircraft. For more information on travel benefits provided to our named executive officers, please see “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Other Benefits and Perquisites” above.

(4)	This column reports the value of housing benefits for each named executive officer. From time to time, we incur additional expenses in connection with the early termination of existing housing leases for our named executive officers in connection with termination of employment, relocation of place of employment, relocation to a new residence or otherwise, which additional expenses are not included in the amounts reported in this column.

(5)	Other benefits include financial, tax, and legal planning expenses and Company automobile expenses for Messrs. O’Donnell, Kelly and Weinstein, club dues for all named executive officers, moving expenses for Mr. Curtis, and Company matching on charitable donations for Messrs. Kelly, Weinstein and Curtis.

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Grants of Plan-Based Awards Table

The following table sets forth information concerning grants of plan-based awards to the named executive officers during the calendar year ended December 31, 2015.

Name	Grant Date (1)	Approval Date (1)	Plan/ Award Type	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (2)		Estimated Future Payouts Under Equity Incentive Plan Awards (3)		All Other Stock Awards: Number of Shares of Stock or Units (4) (#)	Closing Price on Grant Date (5) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (6) ($)
				Target ($)	Maximum ($)	Target (#)	Maximum (#)
Kevin J. O’Donnell	2/27/2015	2/18/2015	Performance Share Plan			8,915	22,287		102.53	1,004,429
	2/27/2015	2/18/2015	2001 Plan/ Time-Vested Restricted Shares					26,745	102.53	2,742,165
			Annual Cash Bonus	1,749,000	2,623,500
Jeffrey D, Kelly	2/9/2015	11/12/2014	2001 Plan					9,687	103.23	999,989
	2/27/2015	2/18/2015	Performance Share Plan			4,651	11,627		102.53	524,024
	2/27/2015	2/18/2015	2001 Plan/ Time-Vested Restricted Shares					13,953	102.53	1,430,601
			Annual Cash Bonus	770,000	1,155,000
Ross A. Curtis	2/27/2015	2/18/2015	Performance Share Plan			3,654	9,136		102.53	411,684
	2/27/2015	2/18/2015	2001 Plan/ Time-Vested Restricted Shares					10,963	102.53	1,124,036
			Annual Cash Bonus	687,500	1,031,250
Ian D. Branagan	2/27/2015	2/18/2015	Performance Share Plan			3,156	7,890		102.53	355,576
	2/27/2015	2/18/2015	2001 Plan/ Time-Vested Restricted Shares					9,468	102.53	970,754
			Annual Cash Bonus	575,020(7)	862,530 (7)
Stephen H. Weinstein	2/27/2015	2/18/2015	Performance Share Plan			3,079	7,699		102.53	346,912
	2/27/2015	2/18/2015	2001 Plan/ Time-Vested Restricted Shares					9,239	102.53	947,275
			Annual Cash Bonus	551,100	826,650
(1)	On February 18, 2015, the Compensation Committee approved annual long-term equity-based incentive awards for our named executive officers. In accordance with our general practice, these equity awards were granted on February 27, 2015. On November 12, 2014, the Compensation Committee approved an award of restricted shares to Mr. Kelly in connection with his promotion, which was granted on February 9, 2015 in accordance with our policy.

(2)

The amounts reported in these columns represent estimated possible payouts of performance-based annual incentive bonuses in respect of 2015, assuming target achievement and maximum achievement of the applicable performance metrics. These performance-based annual incentive bonuses were paid in March 2016 and the actual amounts paid to our named

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executive officers are included in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column. See “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Performance-Based Annual Incentive Bonus” above for a detailed description of our performance-based annual incentive bonus program.

(3)	The amounts reported in these columns represent awards of performance shares made pursuant to the Performance Share Plan that are scheduled to vest following the expiration of the service period on December 31, 2017 and the Compensation Committee’s determination of total shareholder return for a performance period. These columns represent the number of performance shares that vest at target achievement and maximum achievement of the performance metrics applicable to such awards. At or below the threshold performance level, no shares will be paid out. See “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Long-Term Equity-Based Incentives” above for a detailed description of the performance share program.

(4)	The amounts reported in these columns represent awards of time-vested restricted shares made pursuant to the 2001 Stock Incentive Plan, as amended and restated (the “2001 Plan”) that are scheduled to vest in four equal annual installments beginning on March 1, 2016. Dividends are paid currently on time-vested restricted shares.

(5)	The number of time-vested restricted shares and target number of performance shares awarded were computed by dividing the approved grant value by the closing market price of our common shares on the date of grant. See “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Long-Term Equity-Based Incentives” for a detailed description of our equity grant practices.

(6)	The amounts shown in this column represent the aggregate grant date fair value of time-vested restricted shares and performance shares granted to our named executive officers in the applicable fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of stock awards are discussed in Note 18 (Stock Incentive Compensation and Employee Benefit Plans) of our 2015 Form 10-K. These values do not represent the actual value the recipient will or has received from the award. The terms of our time-vested restricted shares and performance shares are discussed above under “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Long-Term Equity-Based Incentives” and the maximum value as of the grant date of performance share awards made in 2015 is included in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

(7)	Based on Mr. Branagan’s salary on his London secondment of £341,661, converted into U.S. dollars at the average daily exchange rate of 1.53 for the year ended December 31, 2015.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Restricted Shares and Performance Shares

The grant date fair value of performance share awards disclosed in the Stock Awards column of the Summary Compensation Table and Grants of Plan-Based Awards Table above are determined by a Monte Carlo simulation model that calculates a fair value per vesting tranche, which is applied to the target number of performance shares per tranche on the grant date. Such amounts reflect the value of the awards at the grant date based upon the probable outcome of the performance conditions and are consistent with our estimate of the aggregate compensation cost to be recognized over the vesting period determined in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The following table shows the grant date value of the performance share awards granted to the named executive officers during 2015, assuming both target and maximum achievement of the applicable performance goals.

Name	Target Award ($)	Maximum Potential Award ($)
Kevin J. O’Donnell	914,063	2,285,158
Jeffrey D. Kelly	476,875	1,192,188
Ross A. Curtis	374,688	936,720
Ian D. Branagan	323,594	808,985
Stephen H. Weinstein	315,759	789,398

As described above under “—Compensation Discussion and Analysis—Principal Components of Our Executive Compensation Program—Long-Term Equity-Based Incentives,” the performance shares granted in 2015 are earned in three equal annual installments based upon our total shareholder return relative to our peer group during each calendar year performance period and vest at the end of the three-year service period on December 31, 2017 and following the Compensation Committee’s determination of total shareholder return for each performance period, subject to continued service with the Company.

Time-vested restricted shares granted to our named executive officers in 2015, which are subject only to service-based vesting, vest in four equal annual installments beginning on March 1, 2016, subject to continued service with the Company.

As described under “—Potential Payments Upon Termination or Change in Control” below, in the case of a named executive officer’s qualifying departure from the Company, the named executive officer’s restricted shares will accelerate in full, while his performance shares will not accelerate but will remain outstanding through original vesting dates and will vest, if at all, based on actual performance.

Employment Agreements

We have entered into employment agreements with each of our named executive officers that entitle the officers to salary, annual bonus opportunity, participation in our perquisites and benefits programs, and severance payments and benefits upon certain qualifying terminations of employment (as discussed in further detail under “—Potential Payments Upon Termination or Change in Control” below). Each executive’s employment agreement, other than our Chief Executive Officer’s, runs for a one-year term that extends automatically absent 30 days’ notice by either party of such party’s intent not to renew the term. Our Chief Executive Officer’s further amended and restated employment agreement runs for an initial four-year term that extends automatically for an additional year on an annual basis absent 180 days’ notice by either party of such party’s intent not to renew the term.

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Option Exercises and Stock Vested Table

The following table sets forth information concerning option exercises by and the vesting of restricted shares and performance shares held by our named executive officers during 2015.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Kevin J. O’Donnell	123,714	7,163,276	31,096	3,231,331
Jeffrey D. Kelly	—	—	15,583	1,596,179
Ross A. Curtis	37,906	2,382,752	12,025	1,254,214
Ian D. Branagan	—	—	11,029	1,129,537
Stephen H. Weinstein	42,274	2,910,397	9,721	995,483
(1)	The value realized on exercise is calculated by multiplying the number of common shares acquired on exercise by the difference between the closing price of our common shares on the date of exercise and the exercise price of the option.
(2)	The value realized on vesting is calculated by multiplying the number of common shares acquired on vesting by the closing price of our common shares on the vesting date.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2015:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested (1) ($)
Kevin J. O’Donnell	03/01/2007 (2)	23,082	—	51.13	03/01/2017
	03/03/2008 (2)	49,559	—	53.86	03/03/2018
	03/01/2012 (3)					4,707	532,785
	11/19/2012 (3)					4,783	541,388
	03/01/2013 (3)					8,225	930,988
	07/01/2013 (3)					10,743	1,216,000
	03/03/2014 (3)					21,924	2,481,578
	02/27/2015 (4)					26,745	3,027,267
	11/19/2012 (5)					2,682	303,576	3,985	451,062
	03/01/2013 (6)					3,074	347,946	—	—
	07/01/2013 (7)					3,012	340,928	4,476	506,638
	03/03/2014 (8)					4,313	488,188	6,410	725,548
	02/27/2015 (9)					4,999	565,837	14,858	1,681,777
Jeffrey D. Kelly	03/01/2012 (3)					3,371	381,563
	03/01/2013 (3)					11,234	1,271,576
	03/03/2014 (3)					9,661	1,093,529
	02/09/2015 (3)					9,687	1,096,472
	02/27/2015 (4)					13,953	1,579,340
	03/01/2013 (6)					2,064	233,624	—	—
	03/03/2014 (8)					1,901	215,174	2,824	319,649
	02/27/2015 (9)					2,608	295,200	7,751	877,336

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		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested (1) ($)
Ross D. Curtis	03/03/2008 (2)	22,328	—	53.86	03/03/2018
	05/05/2008 (2)	4,266	—	50.71	05/05/2018
	03/01/2012 (3)					2,228	252,187
	03/01/2013 (3)					5,244	593,568
	03/03/2014 (3)					6,859	776,370
	11/10/2014 (3)					8,293	938,685
	02/27/2015 (4)					10,963	1,240,902
	03/01/2013 (6)					1,426	161,409	—	—
	03/03/2014 (8)					1,349	152,693	2,005	226,946
	11/10/2014 (9)					2,067	233,964	6,142	695,213
	02/27/2015 (9)					2,049	231,926	6,090	689,327
Ian D. Branagan	03/01/2012 (3)					2,470	279,579
	03/01/2013 (3)					7,058	798,895
	03/03/2014 (3)					7,916	896,012
	02/27/2015 (4)					9,468	1,071,683
	03/01/2013 (6)					1,570	177,708	—	—
	03/03/2014 (8)					1,557	176,237	2,314	261,922
	02/27/2015 (9)					1,769	200,233	5,260	595,379
Stephen H. Weinstein	03/21/2006 (2)	29,160	—	42.66	03/21/2016
	03/01/2007 (2)	52,047	—	51.13	03/01/2017
	03/03/2008 (3)	31,165	—	53.86	03/03/2018
	03/01/2012 (3)					2,642	299,048
	03/01/2013 (3)					4,328	489,886
	03/03/2014 (3)					7,573	857,188
	02/27/2015 (4)					9,239	1,045,762
	03/01/2013 (6)					1,617	183,028	—	—
	03/03/2014 (8)					1,490	168,653	2,214	250,603
	02/27/2015 (9)					1,727	195,479	5,132	580,891

(1)	These amounts were determined based on the closing price of our common shares of $113.19 on December 31, 2015.

(2)	All options were granted under our 2001 Plan. Each option award has a 10-year term and vested in four substantially equal annual installments beginning on the anniversary of the date of grant.

(3)	Unvested portion remaining from an award of time-vested restricted shares granted under the 2001 Plan that vests in four substantially equal annual installments beginning on the anniversary of the date of grant..

(4)	Unvested portion remaining from an award of time-vested restricted shares granted under the 2001 Plan that vests in four substantially equal installments on March 1, 2016, 2017, 2018 and 2019.

(5)	Performance shares granted under the Performance Share Plan which vest at the end of the service period on December 31, 2016 and following the Compensation Committee’s determination of total shareholder return for each calendar year performance period. Performance shares are earned in four substantially equal annual installments based upon total shareholder return relative to our peer group during each calendar year performance period (2013, 2014, 2015 and 2016). Because the 2013, 2014 and 2015 performance periods are complete, the number of shares earned are reported in the “Number of Shares or Units of Stock That Have Not Vested” column based on the actual total shareholder return during the performance periods as follows: for 2013, total shareholder return of 17.6% resulted in the executive earning 0% of the performance shares for 2013; for 2014, total shareholder return of 5.9% resulted in the executive earning 0% of the performance shares for 2014; and for 2015, total shareholder return of 16.7% resulted in the executive earning 168.2% of the target performance shares with respect to 2015. The number of unearned performance shares related to the 2016 performance period is reported in the “Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested” column based on achieving the maximum number of performance shares (250% of target) that may be earned for the performance period.

42	Proxy Statement

EXECUTIVE COMPENSATION—CONTINUED

(6)	Performance shares granted under the Performance Share Plan which vested on February 18, 2016 following the completion of the service period on December 31, 2015 and the Compensation Committee’s determination of total shareholder return for 2015. Performance shares were earned in three substantially equal annual installments based upon total shareholder return relative to our peer group during each calendar year performance period (2013, 2014 and 2015). Because all performance periods are complete, the number of shares earned are reported in the “Number of Shares or Units of Stock That Have Not Vested” column based on the actual total shareholder return during the performance periods as follows: for 2013, total shareholder return of 17.6% resulted in the executive earning 0% of the performance shares for 2013; for 2014, total shareholder return of 5.9% resulted in the executive earning 0% of the performance shares for 2014; and for 2015, total shareholder return of 16.7% resulted in the executive earning 168.2% of the target performance shares with respect to 2015.

(7)	Performance shares granted under the Performance Share Plan which vest at the end of the service period on December 31, 2016 and following the Compensation Committee’s determination of total shareholder return for each calendar year performance period. Performance shares are earned in four substantially equal annual installments based upon total shareholder return relative to our peer group during each calendar year performance period (2013, 2014, 2015 and 2016). Because the 2013, 2014 and 2015 performance periods are complete, the number of shares earned are reported in the “Number of Shares or Units of Stock That Have Not Vested” column based on the actual total shareholder return during the performance periods as follows: for 2013, total shareholder return of 17.6% resulted in the executive earning 0% of the performance shares for 2013; for 2014, total shareholder return of 5.9% resulted in the executive earning 0% of the performance shares for 2014; and for 2015, total shareholder return of 16.7% resulted in the executive earning 168.2% of the target performance shares with respect to 2015. The number of unearned performance shares related to the 2016 performance period is reported in the “Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested” column based on achieving the maximum number of performance shares (250% of target) that may be earned for the performance period.

(8)	Performance shares granted under the Performance Share Plan which vest at the end of the service period on December 31, 2016 and following the Compensation Committee’s determination of total shareholder return for each calendar year performance period. Performance shares are earned in three substantially equal annual installments based upon total shareholder return relative to our peer group during each calendar year performance period (2014, 2015 and 2016). Because the 2014 and 2015 performance periods are complete, the number of shares earned are reported in the “Number of Shares or Units of Stock That Have Not Vested” column based on the actual total shareholder return during the performance periods as follows: for 2014, total shareholder return of 5.9% resulted in the executive earning 0% of the performance shares for 2014; and for 2015, total shareholder return of 16.7% resulted in the executive earning 168.2% of the target performance shares with respect to 2015. The number of unearned performance shares related to the 2016 performance period is reported in the “Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested” column based on achieving the maximum number of performance shares (250% of target) that may be earned for the performance period.

(9)	Performance shares granted under the Performance Share Plan which vest at the end of the service period on December 31, 2017 and following the Compensation Committee’s determination of total shareholder return for each calendar year performance period. Performance shares are earned in three substantially equal annual installments based upon total shareholder return relative to our peer group during each calendar year performance period (2015, 2016 and 2017). Because the 2015 performance period is complete, the number of shares earned is reported in the “Number of Shares or Units of Stock That Have Not Vested” column based on the actual total shareholder return during the performance periods as follows: for 2015, total shareholder return of 16.7% resulted in the executive earning 168.2% of the target performance shares with respect to 2015. The number of unearned performance shares related to the 2016 and 2017 performance periods are reported in the “Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested” column based on achieving the maximum number of performance shares (250% of target) that may be earned for the performance period.

Potential Payments Upon Termination or Change in Control

Severance Payments and Benefits

Pursuant to their employment agreements, our named executive officers would have been entitled to certain payments and benefits upon certain qualifying terminations of their employment relationships with us occurring on December 31, 2015. A named executive officer’s employment relationship may be terminated for any of the following reasons: (i) the executive’s death or disability, (ii) by us with or without cause (as defined in the applicable executive’s agreement), (iii) by the executive with or without good reason (as defined in the applicable executive’s agreement), and (iv) after expiration of the term of employment following notice of non-extension by us or by the executive. No benefits are payable upon a termination by us for cause.

Upon a named executive officer’s termination of employment with us occurring on December 31, 2015 (other than a termination by us for cause), and subject to the execution of a mutual general release of claims (if requested by us), the executive would have become entitled to a combination of the following benefits, as illustrated in the Components of Severance Benefits table below:

1.	an amount equal to a percent (the “Percent”) of salary, to be paid in installments over the 12-month period following the termination of employment;

2.	an amount equal to the Percent times the greater of (x) the target bonus and (y) the actual bonus for the year of termination, to be paid in substantially equal installments during the 12-month period following the termination of employment;
3.	subject to the executive’s compliance with non-competition and other post-termination obligations, a lump-sum payment equal to a percent (the “Lump Sum Percent”) of salary to be paid at the end of the 12-month period following the termination of employment;

4.	subject to the executive’s compliance with non-competition and other post-termination obligations, a lump-sum payment equal to the Lump Sum Percent times the greater of (x) the target bonus and (y) the actual bonus for the year of termination, to be paid at the end of the 12-month period following the termination of employment;

5.	a pro rata amount of the target bonus based on the number of days elapsed from the commencement of the year of termination through and including the date of termination;

6.	continuation of benefits during the 12-month period following the termination of employment; and

7.	vesting of certain equity awards granted under our stock incentive plans.

The Percent and Lump Sum Percent for Mr. O’Donnell are 150% and 50%, respectively, while the Percent and Lump Sum Percent for Messrs. Kelly, Curtis, Branagan, and Weinstein are 75% and 25%, respectively. In the event that a qualifying termination (i.e., a termination by us without cause or a termination by the executive for good reason) occurs within 12 months following a change in control, the Percent and Lump Sum Percent are 150% and 50%, respectively, for each of the named executive officers.

Proxy Statement 43

EXECUTIVE COMPENSATION—CONTINUED

Section 457A of the U.S. Internal Revenue Code (the “Code”) was enacted in connection with the passage of the United States Emergency Economic Stabilization Act of 2008 and generally requires a taxpayer to include in gross income any deferred compensation attributable to services performed after 2008 and payable by, among others, certain non-U.S. corporations (such as the Company), at the time the taxpayer’s rights to the compensation are no longer conditioned upon the future performance of substantial services. Limited grandfather relief applies with respect to deferred compensation attributable to services performed before 2009, with such amounts generally required to be taken into income no later than 2017. The portion of each named executive officer’s (other than Messrs. Kelly and Curtis) contractually provided severance benefits described above in clauses (1) (Percent of salary) and (3) (Lump Sum Percent of salary), which we view as consideration for the restrictive covenants contained in the employment agreements (referred to herein as “non-compete consideration”), is subject to Section 457A of the Code as a result of our Bermuda headquarters location. In light of Section 457A of the Code, the Compensation Committee determined to amend the employment agreements of many of our executives and senior employees in 2008 to preserve the economics that we and each executive agreed to when we originally entered into the employment agreements, while providing for compliance with Section 457A of the Code. The amended agreements provide for yearly pre-payments, commencing in 2010, of any increases in the non-compete consideration to which an executive would become entitled upon a future termination of employment in respect of any salary increase after 2008. The employment agreements of executives who joined us following December 31, 2008 (Mr. Kelly and Mr. Curtis) do not contain this provision. Pursuant to Mr. O’Donnell’s further amended and restated employment agreement, which was effective July 1, 2013, he is no longer entitled to receive any yearly pre-payments.

All pre-payments received are subject to clawback and forfeiture in the event the executive ceases to comply with the terms and conditions of his employment agreement, including the non-competition and non-interference covenants described below. Additionally, Messrs. O’Donnell, Branagan and Weinstein’s employment agreements provide us with a right to set off against other amounts owing to those executives should they engage in certain activities that are detrimental to us, after the payment of any pre-payments.

As a result of these pre-payments, the portion of the severance benefits representing non-compete consideration eligible for the grandfather relief under Section 457A of the Code (the “vested non-compete consideration”) that will ultimately be paid upon a termination of employment to Messrs. O’Donnell, Branagan and Weinstein is frozen at the level of the executive’s salary as of December 31, 2008. If the employment of Mr. O’Donnell, Mr. Branagan or Mr. Weinstein has not otherwise terminated prior to December 31, 2017, the vested non-compete consideration (i.e., an amount equal to the executive’s base salary in effect on December 31, 2008) will instead be paid to the executive on such date, and such vested non-compete consideration shall no longer be payable upon any subsequent termination of employment (although yearly payments representing any future increases in salary will continue until the executive’s ultimate termination of employment).

Because Mr. O’Donnell is no longer eligible to receive yearly pre-payments, pursuant to his further amended and restated employment agreement, he will be entitled to receive an additional payment on a qualifying termination equal to (x) 200% (the sum of his Percent and Lump Sum Percent) of his then-current base salary, less (y) his vested non-compete consideration, less (z) all yearly pre-payments previously received by Mr. O’Donnell, with 75% of this payment to be paid in installments over the 12-month period following the termination of employment and the remaining 25% paid at the end of the 12-month period following the termination of his employment.

Components of Severance Benefits

	By Us Without Cause	By Executive for Good Reason	Death (1)	Disability	By Executive Without Good Reason (2)	Our Non- Extension of Agreement	Executive’s Non- Extension of Agreement (2)
(i) Percent of Salary	x	x		x	x	x	x
(ii) Percent of Bonus	x	x				x
(iii) Lump Sum Percent of Salary	x	x		x	x	x	x
(iv) Lump Sum Percent of Bonus	x	x				x
(v) Pro rata Bonus	x	x	x	x		x
(vi) Continuation of Benefits	x	x				x
(vii) Vesting of Awards	x (3)	x (3)	x	x		x (3)
(1)	In addition to the benefits above and as noted in the Summary Compensation Table above, we pay premiums on behalf of our named executive officers with respect to life insurance coverage under our health and benefits plan, with a death benefit that can equal four times the named executive officer’s annual salary up to a maximum of $2.0 million.

(2)	With respect to Messrs. Kelly and Curtis, these benefits will be provided only to the extent we elect to extend the non-competition covenant for up to 12 months beyond the termination date.

(3)	Accelerated vesting applies to all time-vested awards. See “—Treatment of Equity Awards Upon a Termination of Employment or Change in Control” below for a discussion relating to the accelerated vesting of performance-based awards.

The estimated payments and benefits provided to each of our named executive officers upon each type of termination or upon a change in control are summarized in the “Estimated Payments and Benefits Upon Termination or Change in Control” table below as if the termination or change in control, as applicable, had occurred on December 31, 2015 using the closing price of our common shares of

$113.19 on December 31, 2015. In addition, because the estimated payments are calculated by assuming a termination on December 31, 2015, the pro rata bonus amounts in the table reflect an accrual for a full calendar year. Actual amounts payable following a termination or change in control could differ significantly from the amounts shown and would depend on the particular facts and circumstances pertaining at the time.

44	Proxy Statement

EXECUTIVE COMPENSATION—CONTINUED

Treatment of Equity Awards Upon a Termination of Employment or Change in Control

Pursuant to the named executive officers’ employment agreements, all time-vested equity awards would have vested in full upon the executive’s death, a termination due to the executive’s disability, a voluntary termination by the executive for good reason, an involuntary termination of the executive without cause, or a non-renewal of the agreement by us. All options and restricted share awards outstanding also vest upon a change in control pursuant to the terms of such plans. As described in “Proposal 3: Approval of the RenaissanceRe

Holdings Ltd. 2016 Long-Term Incentive Plan,” if the 2016 Plan is approved by our shareholders, awards granted under the 2016 Plan, including awards granted to our named executive officers, that are assumed or substituted in connection with a change in control will only accelerate as a result of the change in control if a participant experiences a qualifying termination within two years following the change in control.

The following table sets forth the treatment of our outstanding performance shares upon certain termination events and a change in control. Other than as set forth in the table, performance shares that remain unvested as of any termination of employment will be forfeited.

	Death; Disability; By Us Without Cause; By Executive for Good Reason; Retirement (1)	Change in Control
Shares as to which the Performance Period Has Ended	Full vesting and waiver of remaining service condition	Full vesting and waiver of remaining service condition
Shares Remaining Subject to Performance Vesting	Remain outstanding until the completion of the performance period, and vest based on the actual level of the attainment of the applicable performance goals	Immediate full vesting assuming target performance or, if greater, based on pro forma performance over the entire performance period extrapolated from the performance run rate through the end of the fiscal year preceding the change in control

(1)	A termination by the executive without “good reason” will qualify as a “retirement” if the executive’s employment is terminated by the executive following the later of the date on which (i) the sum of the executive’s age and years of service with the Company equals 65 and (ii) the executive has first completed five years of service with the Company.

Restrictive Covenants

Under the named executive officers’ employment agreements, during the term of employment and for the 12-month period following any termination of employment, each executive is subject to non-competition and non-interference covenants; provided that, for Messrs. Kelly and Curtis only, the non-competition covenant will extend beyond a termination without good reason or due to an employee non-renewal only to the extent that we elect to pay Messrs. Kelly and Curtis the Percent and Lump Sum Percent of salary (or prorated portion thereof for an extension for a period of less than 12 months). Generally, the non-competition covenant prevents the executive from engaging in activities competitive with our business or the business of our affiliates, and the non-interference covenant prevents the executive from soliciting or hiring our employees or those of our affiliates or service providers and from inducing any of our customers, suppliers, licensees, or other business relations or those of our affiliates, to cease doing business with, or reduce the amount of business conducted with, us or our affiliates, or in any other manner interfering with our relationship with such parties. The named executive officers’ employment agreements also contain standard confidentiality and invention assignment provisions as well as indemnification protection generally to the fullest extent permitted by Bermuda law, except in certain limited circumstances.

Proxy Statement 45

EXECUTIVE COMPENSATION—CONTINUED

Estimated Payments and Benefits Upon Termination or Change in Control

The estimated payments and benefits that would be provided to our named executive officers in the circumstances described above in the event that such circumstances occurred on December 31, 2015 are set forth in the table below. Because the information in the table is as of December 31, 2015, it includes the accelerated vesting of certain awards that vested following year-end and prior to the date of this proxy statement.

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)		Executive Resignation w/o Good Reason ($)	Death ($)	Disability ($)	Change in Control (1) ($)
Kevin J. O’Donnell
	Salary (2)	1,575,000	1,575,000		625,000	—	1,575,000	—
	Bonus	6,306,300	6,306,300		—	1,608,750	1,608,750	—
	Accelerated Vesting of Awards (3)	11,292,400	—	(4)	—	11,292,400	11,292,400	11,292,400
	Life Insurance	—	—		—	2,000,000	—	—
	Continuation of Health Benefits	40,459	40,459		—	—	—	—

	Total:	19,214,159	7,921,759		625,000	14,901,150	14,476,150	11,292,400

Jeffrey D. Kelly
	Salary (2)	700,000	1,400,000		700,000	—	700,000	—
	Bonus	1,894,200	3,018,400		—	770,000	770,000	—
	Accelerated Vesting of Awards (3)	6,343,507	—	(4)	—	6,343,507	6,343,507	6,343,507
	Life Insurance	—	—		—	2,000,000	—	—
	Continuation of Health Benefits	20,785	20,785		—	—	—	—

	Total:	8,958,492	4,439,185		700,000	9,113,507	7,813,507	6,343,507

Ross A. Curtis
	Salary (2)	550,000	1,100,000		550,000	—	550,000	—
	Bonus	1,488,300	2,371,600		—	605,000	605,000	—
	Accelerated Vesting of Awards (3)	4,909,956	—	(4)	—	4,909,956	4,909,956	4,909,956
	Life Insurance	—	—		—	2,000,000	—	—
	Continuation of Health Benefits	26,972	26,972		—	—	—	—

	Total:	6,975,228	3,498,572		550,000	7,514,956	6,064,956	4,909,956

Ian D. Branagan
	Salary (2)	260,000	715,502		260,000	—	260,000	—
	Bonus	1,232,588	1,964,124		—	501,052	501,052	—
	Accelerated Vesting of Awards (3)	3,718,518	—	(4)	—	3,718,518	3,718,518	3,718,518
	Life Insurance	—	—		—	4,555,019	—	—
	Continuation of Health Benefits	6,364	6,364		—	—	—	—

	Total:	5,217,470	2,685,990		260,000	8,774,589	4,479,570	3,718,518

Stephen H. Weinstein
	Salary (2)	324,500	788,000		324,500	—	324,500	—
	Bonus	1,254,231	1,998,612		—	509,850	509,850	—
	Accelerated Vesting of Awards (3)	3,349,632	—	(4)	—	3,349,632	3,349,632	3,349,632
	Life Insurance	—	—		—	1,854,000	—	—
	Continuation of Health Benefits	26,972	26,972		—	—	—	—

	Total:	4,955,335	2,813,584		324,500	5,713,482	4,183,982	3,349,632

(1)	Other than the vesting of certain equity awards under the terms of our equity incentive plans and employment agreements as quantified in the “Change in Control” column, none of our named executive officers are entitled to any additional compensation solely as a result of the occurrence of a change in control.

46	Proxy Statement

EXECUTIVE COMPENSATION—CONTINUED

(2)	Consistent with the termination provisions of the named executive officers’ employment agreements, amounts shown under “Salary” are based on multiples (as set forth in each of the named executive officers’ respective employment agreement) of the salaries in effect as of December 31, 2008 for Messrs. O’Donnell, Branagan and Weinstein and as of December 31, 2015 for Messrs. Curtis and Kelly. Please see the narrative discussion above for detail on the payment and benefits to which the named executive officer would be entitled upon a termination of employment. In addition, Mr. Branagan’s December 31, 2015 salary has been converted from pounds sterling into U.S. dollars at the prevalent exchange rate of 1.48 on that date.

(3)	Please see the narrative discussion above under “—Treatment of Equity Awards Upon a Termination of Employment or Change in Control” for more detail. The amount shown for Accelerated Vesting of Awards represents the sum of:

•	restricted share awards that had not yet vested at December 31, 2015, valued at the closing market price of $113.19 per share value on December 31, 2015; and

•	the target number of equity awards granted pursuant to the Performance Share Plan valued at the closing market price of $113.19 per share on December 31, 2015.

(4)	Please see the column titled “Change in Control” for the value attributable to accelerated vesting of equity awards upon a change in control under the terms of our equity incentive plans and employment agreements, which would be realized by the executives regardless of whether they suffered a termination of employment in connection with such change in control.

Proxy Statement 47

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are submitting to our shareholders an advisory vote, commonly known as a “say on pay” proposal, to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This advisory vote gives shareholders a mechanism to convey their views about our compensation programs and policies. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. The following resolution will be submitted for a shareholder vote at our Annual Meeting:

“RESOLVED, that the shareholders of the Company approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2016 Annual General Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Recommendation and Vote

The Board urges you to review carefully the information under the heading “Executive Compensation” in this proxy statement and to vote, on an advisory basis, to approve the compensation of our named executive officers. Although your vote on executive compensation is not binding on the Board or the Company, the Board values the views of the Company’s shareholders. The Board and the Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

In accordance with our recommendations and the advisory vote of our shareholders on the frequency of shareholder advisory votes on named executive officer compensation at our 2011 Annual General Meeting of Shareholders, we intend to present to shareholders a proposal for an advisory vote on named executive officer compensation each year until the next required vote on frequency, which will be presented at our 2017 Annual General Meeting of Shareholders.

Approval of the Say on Pay Proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

48	Proxy Statement

PROPOSAL 3: APPROVAL OF THE RENAISSANCERE HOLDINGS LTD. 2016 LONG-TERM INCENTIVE PLAN

PROPOSAL 3: APPROVAL OF THE RENAISSANCERE HOLDINGS LTD. 2016 LONG-TERM INCENTIVE PLAN

Overview of Proposal

The 2016 Plan will allow us to make future stock- and cash-based awards to eligible participants in furtherance of our broader compensation strategy and philosophy. We are requesting shareholder approval of the 2016 Plan in order to comply with the shareholder approval requirements of:

•	the New York Stock Exchange for the listing of our common shares;

•	Section 162(m) of the Code to allow the Compensation Committee to grant cash incentive and share awards intended to qualify as performance-based compensation; and

•	Section 422 of the Code to allow the Compensation Committee to grant incentive stock options.

Background

On February 19, 2016, the Board adopted the 2016 Plan, subject to approval by our shareholders. If approved by the shareholders, the 2016 Plan will succeed the 2001 Plan and the Performance Share Plan (together with the 2001 Plan, the “Prior Plans”). The 2001 Plan, which was the only plan that we had available for granting traditional equity awards to our employees and executive officers, expired in accordance with its terms on February 6, 2016 and no additional awards may be made under the 2001 Plan. The Performance Share Plan, which we use to grant performance shares, will be terminated effective upon shareholder approval of the 2016 Plan and from and after the date of such approval no additional awards may be made under the Performance Share Plan. This proposal will not affect the terms and conditions of any outstanding awards granted under the Prior Plans. If the 2016 Plan is not approved by the shareholders, the 2016 Plan will be null and void, but the Performance Share Plan will remain in full force and effect in accordance with its terms and conditions until February 16, 2020. No awards will be granted pursuant to the 2016 Plan until it is approved by our shareholders.

Under the 2016 Plan, we will be authorized to issue up to 1,625,000 common shares plus the number of common shares that are subject to awards outstanding under the Prior Plans as of the effective date of the 2016 Plan that, on or after such date, are forfeited, canceled, settled in cash, or otherwise terminated without delivery. Equity-based awards assumed or substituted by us or our affiliates as part of a corporate transaction (including from an entity that we merge with or into, acquire, or engage with in a similar corporate transaction) will not count against the number of shares reserved and available for issuance pursuant to the 2016 Plan. The additional 1,226,379 common shares the Board has reserved for issuance under the 2016 Plan (i.e., shares not already available for grant under the Performance Share Plan) represent approximately 2.8% of our 43,086,054 outstanding common shares and 2.9% of our fully diluted common shares as of March 10, 2016.

The Board believes that approval of the 2016 Plan is essential to our continued success following the expiration of the 2001 Plan, our primary equity-based incentive plan, in February 2016. We remain committed to our historical philosophy of incentivizing employees by tying a significant portion of their compensation to the interests of our shareholders. If the 2016 Plan is not approved, we would be at a significant disadvantage relative to our competitors for recruiting, retaining and motivating the high caliber individuals critical to our growth and profitability and could be forced to increase cash compensation, thereby reducing resources available to meet our business needs. Since our inception, the Board has sought to align the interests of our employees with the long-term interests of shareholders through, among other things, a determination to place a significant emphasis on equity-based compensation as a component of our compensation programs. The Board believes that equity compensation of the type available for grant under the 2016 Plan, a cash- and stock-based incentive plan, furthers our goal of creating long-term value for our shareholders by fostering an ownership culture that encourages a focus on long-term performance, retention, and shareholder value-creation, and exposes our employees to economic diminishment if our share performance lags.

Alignment of the 2016 Plan with the Interests of the Company and Shareholders

The Board believes that using equity to retain and motivate our key employees is critical to the achievement of our long-term goals and it considered the following factors, among other things, when adopting the 2016 Plan:

•	the need for additional shares for issuance to support our long-term incentive program;

•	the expiration of the 2001 Plan on February 6, 2016;

•	the desire to have flexibility to grant additional types of awards in addition to stock options, restricted stock and stock bonuses, which were the only types of awards available for grant under the 2001 Plan;

•

our belief that the 2016 Plan will serve a critical role in attracting, retaining and motivating high caliber employees, officers, directors and other service providers essential to our success and in motivating these individuals to enhance our growth and profitability; and

•	our desire to have a single comprehensive long-term incentive plan, rather than continuing with two separate plans (the Performance Share Plan and a successor to the 2001 Plan).

Proxy Statement 49

PROPOSAL 3: APPROVAL OF THE RENAISSANCERE HOLDINGS LTD. 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

Key Features of the 2016 Plan

The 2016 Plan and our related governance practices and policies include many features that are designed to protect shareholder interests. A summary of these features follows, and a more detailed description of the features is included under the heading “Summary of the 2016 Plan” below. The summaries in this proposal do not provide a complete description of all the provisions of the 2016 Plan and are qualified in their entirety by reference to the full text of the 2016 Plan, which is attached to this proxy statement as Appendix A.

•

Fixed Reserve of Shares. The number of shares of common stock available for grant under the 2016 Plan is fixed and will not automatically increase because of an “evergreen” feature; shareholder approval is required to issue any additional shares, allowing our shareholders to have direct input on our equity compensation program.

•	No Repricing. The 2016 Plan prohibits the repricing of awards without shareholder approval.

•

No Discounted Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares on the date of grant.

•

No Liberal Definition of “Change in Control.” The change in control definition contained in the 2016 Plan is not a “liberal” definition that would be triggered on mere shareholder approval of a transaction.

•	Limitation on Term of Stock Options and Stock Appreciation Rights. The maximum term of a stock option or stock appreciation right under the 2016 Plan is 10 years.

•

No Dividends or Dividend Equivalents on Unearned Awards. Generally, any cash dividends and share dividends paid on restricted shares will be withheld by the Company and will be subject to vesting and forfeiture to the same degree as the restricted shares to which such dividends relate. The 2016 Plan also prohibits the current payment of dividends or dividend equivalent rights on unvested or unearned awards, including performance awards.

•

Double-Trigger Vesting. Pursuant to the 2016 Plan, the vesting of awards that are assumed or substituted in connection with a change in control only accelerates as a result of the change in control if a participant experiences a qualifying termination within two years following the change in control.

•	Clawback. Awards granted under the 2016 Plan are subject to our clawback and/or recoupment policies.

•

Limitation on Amendments. Amendments to the 2016 Plan must be approved by our shareholders if shareholder approval is required by applicable law or the applicable rules of the national securities exchange on which our shares are principally listed or if the amendment would diminish the prohibitions on repricing stock options or stock appreciation rights.

•	Performance Awards. The Compensation Committee may grant qualified performance-based awards intended to be fully deductible under Section 162(m) of the Code as well as other performance-based awards.

•	No Automatic Grants. The 2016 Plan does not provide for automatic grants to any participant.

•	Independent Compensation Committee. Our Compensation Committee, which will administer the 2016 Plan, consists entirely of independent directors.

•	No Tax Gross-Ups. The 2016 Plan does not provide for any tax gross-ups.

•	Minimum Vesting Period. Awards under the 2016 Plan generally must vest over a period of not less than one year from the date of grant.

Key Data

The following table includes information regarding our outstanding awards and common shares available for future awards under the

Prior Plans as of March 10, 2016 (and without giving effect to approval of the 2016 Plan under this proposal):

	2001 Plan	Performance Share Plan
Total common shares underlying outstanding stock options	335,652	—
Weighted average exercise price of outstanding stock options	$52.76	n/a
Weighted average remaining contractual life of outstanding stock options	1.5 years	n/a
Total unvested restricted shares outstanding (1)	510,164	161,962
Total common shares currently available for grant	—	398,621
(1)	Restricted shares include performance shares and time-vested restricted shares. All restricted shares are considered issued at the time of grant and are included in our outstanding common shares. Performance shares are issued at the maximum potential payout. In addition, as of March 10, 2016, there were 27,271 unvested restricted shares held by our non-employee directors.

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PROPOSAL 3: APPROVAL OF THE RENAISSANCERE HOLDINGS LTD. 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

The Compensation Committee carefully monitors our annual burn rate and total dilution by granting only the number of stock-based awards that it believes is necessary to attract, reward and retain key employees, officers and other service providers. Burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its share incentive plan. Over the last three years, we have maintained an average burn rate of only 0.8% of common shares outstanding per year. Dilution measures the degree to which our shareholders’ ownership has been diluted by stock-based compensation awarded under our share plans. The following table shows our burn rate and dilution percentages over the past three years:

Key Equity Metric	2015	2014	2013
Burn Rate (1)	0.7%	0.8%	0.9%
Dilution (2)	1.7%	1.9%	2.2%
(1)	Burn rate is calculated by dividing the number of common shares subject to equity awards granted during the fiscal year by the weighted average number of common shares outstanding during the fiscal year.
(2)	Dilution is calculated by dividing the number of common shares subject to equity awards outstanding at the end of the fiscal year by the number of common shares outstanding at the end of the fiscal year.

Summary of the 2016 Plan

The following is a summary of certain material features of the 2016 Plan.

Purpose

The 2016 Plan is designed to assist us in attracting, retaining, motivating and rewarding certain of our key employees, officers, directors and other service providers, and to promote the creation of long-term value for our shareholders by closely aligning the interests of such individuals with those of the shareholders.

Administration

The 2016 Plan will be administered by the Compensation Committee, which will have the authority to designate participants, grant awards, determine the number of common shares to be covered by awards, determine the terms and conditions of any awards, and construe and interpret the 2016 Plan and related award agreements. The Compensation Committee has the authority to accelerate the vesting of outstanding awards for any reason, including upon a “corporate event” (as defined below), subject to the 2016 Plan’s double-trigger vesting limitation, or in the event of certain types of terminations of employment. To the extent permitted by applicable law, the Compensation Committee is permitted to delegate its authority under the 2016 Plan to officers or employees of the Company, although any award granted to any person who is not an employee of the Company (including any non-employee director of the Company or its affiliates), who is subject to Section 16 of the Exchange Act, or who is granted an award that is intended to qualify as performance-based compensation under Section 162(m) of the Code must be expressly approved by the Compensation Committee.

Shares Available for Issuance Under the 2016 Plan and Limits on Awards

Under the 2016 Plan, we will be authorized to issue a maximum of 1,625,000 common shares plus the number of common shares that are subject to awards outstanding under the Prior Plans as of the effective date of the 2016 Plan that, on or after such date, are forfeited, canceled, settled in cash, or otherwise terminated without delivery. Equity-based awards assumed or substituted by the

Company or its affiliates as part of a corporate transaction (including from an entity that we merge with or into, acquire, or engage with in a similar corporate transaction) will not count against the number of shares reserved and available for issuance pursuant to the 2016 Plan.

If any award granted under the 2016 Plan expires or is canceled, forfeited, settled in cash or otherwise terminated without delivery of shares to a participant, the undelivered shares will again become available for awards under the 2016 Plan. Any shares withheld for the payment of any exercise price or taxes relating to any award under the 2016 Plan will not be deemed to constitute shares delivered and will be deemed to again be available for delivery under the plan.

Awards and the shares authorized under the 2016 Plan are subject to adjustment as described below under “Changes in Capital Structure.”

During any time that the Company is subject to Section 162(m) of the Code, to the extent an award is intended to qualify as exempt performance-based compensation under Section 162(m) of the Code, the maximum number of common shares subject to stock options, performance awards or stock appreciation rights that may be granted to any individual in any one calendar year may not exceed 500,000. Similarly, the maximum value of a performance award that is valued in dollars (as opposed to shares) and that is intended to qualify as performance-based compensation under Section 162(m) of the Code that may be granted to any individual in any one year may not exceed $50,000,000. The maximum number of common shares reserved for issuance under the 2016 Plan that may be issued or transferred upon exercise or settlement of incentive stock options is 1,625,000 shares. The maximum value of any awards granted to any non-employee director in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, may not exceed $1,500,000.

Awards and the common shares authorized under the 2016 Plan, as well as any individual share limits, are subject to adjustment as described below under “Changes in Capital Structure.”

The closing price of a common share as reported on The New York Stock Exchange on March 10, 2016 was $113.43 per common share.

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PROPOSAL 3: APPROVAL OF THE RENAISSANCERE HOLDINGS LTD. 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

Eligibility

The following individuals will be eligible to participate in the 2016 Plan:

•	employees and officers of the Company or its affiliates,

•	non-employee directors of the Company or its affiliates,

•

other individuals who provide substantial services to the Company or its affiliates as a consultant or advisor (or a wholly owned alter ego entity of such an individual), and who are designated as eligible by the Compensation Committee, and

•	prospective employees of the Company or its affiliates, although such individuals may not receive any payment or exercise any rights relating to awards until they have actually commenced employment.

As of March 10, 2016, there were approximately 372 employees, officers, directors and other individuals eligible to participate in the 2016 Plan.

Grants of Awards

Pursuant to the 2016 Plan, the Compensation Committee may grant awards of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards (including cash-based performance awards), and other stock-based awards.

Stock Options. We have not granted stock options to anyone, including our named executive officers, since 2008 and have no present intention to grant stock options in the near term. However, to maintain maximum flexibility, the 2016 Plan allows the grant of both incentive stock options, within the meaning of Section 422(b) of the Code, and non-qualified stock options.

A stock option granted under the 2016 Plan provides a participant with the right to purchase, within a specified period of time, a stated number of common shares at the price specified in the applicable award agreement. The exercise price applicable to a stock option will be set by the Compensation Committee at the time of grant and will not be less than the fair market value of a common share on the date of grant.

Stock options will vest in accordance with the terms of the applicable award agreement. The maximum term of a stock option granted under the 2016 Plan is 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder). Payment of the exercise price of a stock option may be made in a manner approved by the Compensation Committee, which may include any of the following payment methods: cash, common shares, pursuant to a broker-assisted cashless exercise in accordance with procedures approved by the Compensation Committee, pursuant to a delivery of a notice of “net exercise,” or in any other form of consideration approved by the Compensation Committee.

The 2016 Plan provides that participants terminated for “cause” (as such term is defined in the 2016 Plan) will forfeit all of their stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock options and retain their vested stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock options. The Compensation Committee may also exercise its discretion to provide for different treatment of stock options upon termination.

No incentive stock options may be granted under the 2016 Plan following the 10th anniversary of the earlier of (i) the date the 2016 Plan was adopted by the Board and (ii) the date the shareholders of the Company approve the 2016 Plan.

Stock Appreciation Rights. A stock appreciation right is a conditional right to receive an amount equal to the value of the appreciation in the common shares over a specified period. Stock appreciation rights may be settled in common shares, cash or other property, as specified in the award agreement or as determined by the Compensation Committee. The base price applicable to a stock appreciation right will be set by the Compensation Committee at the time of grant and will not be less than the fair market value of a common share on the date of grant.

The maximum term of a stock appreciation right granted under the 2016 Plan is 10 years from the date of grant. Upon exercise of a stock appreciation right, payment in respect of such stock appreciation right may be made in cash, common shares, or property as specified in the applicable award agreement or as determined by the Compensation Committee, in each case having a value in respect of each common share underlying the portion of the stock appreciation right so exercised, equal to the difference between the base price of such stock appreciation right and the fair market value of a common share on the exercise date.

The 2016 Plan provides that participants terminated for “cause” (as such term is defined in the 2016 Plan) will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights and retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights. The Compensation Committee may also exercise its discretion to provide for different treatment of stock appreciation rights upon termination.

Restricted Stock. An award of restricted stock is a grant of common shares which are subject to limitations on transfer during a restricted period established in the applicable award agreement. Holders of restricted stock will generally have the rights and privileges of a shareholder with respect to their restricted stock. Unless otherwise set forth in an award agreement, dividends with respect to the restricted stock will be withheld by the Company on behalf of the participant and will be subject to vesting and forfeiture to the same degree as the shares of restricted stock to which such dividends relate.

Except as otherwise provided by the Compensation Committee, in the event a participant is terminated for any reason, the vesting of the participant’s restricted stock will cease, and as soon as practicable following the termination, the Company will repurchase all of such participant’s unvested shares of restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price was $0, the unvested shares of restricted stock will be forfeited to the Company by the participant for no consideration.

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PROPOSAL 3: APPROVAL OF THE RENAISSANCERE HOLDINGS LTD. 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

Restricted Stock Units. A restricted stock unit is a notional unit representing the right to receive one common share (or the cash value of one common share) on a specified settlement date. When a participant satisfies the conditions of the restricted stock unit award established by the Compensation Committee in the applicable award agreement, the award will be settled in common shares, cash or property, as determined by the Compensation Committee in its discretion. Unless otherwise set forth in an award agreement, a participant will not be entitled to any dividends or dividend equivalents with respect to the restricted stock units prior to settlement.

Except as otherwise provided by the Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, all of the participant’s unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any shares remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date or dates specified in the applicable award agreement.

Performance Awards. A performance award (which may be classified as a performance share, performance unit or cash award) represents the right to receive certain amounts based on the achievement of pre-determined performance goals during a designated performance period. The terms of each performance award will be set forth in the applicable award agreement. The Compensation Committee will be responsible for setting the applicable performance goals, which will be limited to specific levels of or increases in one or more of the following business criteria (alone or in combination with any other criterion, whether gross or net, before or after taxes, and/or before or after other adjustments, as determined by the Compensation Committee): (i) earnings, including net earnings, total earnings, operating earnings, earnings growth, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, book value per share (which may exclude nonrecurring items), tangible book value or growth in tangible book value per share; (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, return on equity, financial return ratios, or internal rates of return; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) balance sheet measurements; (xiv) cumulative earnings per share growth; (xv) operating margin, profit margin, or gross margin; (xvi) stock price or total shareholder return; (xvii) cost or expense targets, reductions and savings, productivity and efficiencies; (xviii) sales or sales growth; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures, and similar transactions, and budget comparisons; (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xxi) billings, billings growth, or rate of billings growth; (xxii) underwriting income or profit; (xxiii) loss ratio or combined ratio; and (xxiv) to the extent that an award is not intended to qualify as performance-based compensation under Section 162(m) of the Code, other measures of performance selected by the Compensation Committee. The business criteria may be combined with cost of capital, assets, invested capital and shareholders’ equity to form an appropriate measure of performance and will have any reasonable definitions that the Compensation Committee may specify.

The business criteria for performance goals under the 2016 Plan must be re-approved by our shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the business criteria for performance goals in order for awards (other than stock options and stock appreciation rights) to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code. Assuming approval of this proposal, the material terms of the performance goals under the 2016 Plan will need to be re-approved by shareholders at our 2021 Annual General Meeting of Shareholders.

Performance goals may be established on a Company-wide basis, project or geographical basis or, as the context permits, with respect to one or more business units, divisions, lines of business or business segments, subsidiaries, products, regions, or other operational units or departments of the Company (or in combination thereof) or may be related to the performance of an individual participant and may be expressed in absolute terms, or relative or comparative to (i) current internal targets or budgets, (ii) the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering multiple companies, or (v) other external measures of the selected performance criteria. Performance goals may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

The Compensation Committee will make appropriate adjustments in the method of calculating the attainment of applicable performance goals to provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with “generally accepted accounting principles,” to any of the business criteria described above for one or more of the following items of gain, loss, profit or expense: (i) determined to be extraordinary, unusual or non-recurring in nature; (ii) related to changes in accounting principles under “generally accepted accounting principles” or tax laws; (iii) related to currency fluctuations; (iv) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (v) related to restructuring, divestitures, productivity initiatives or new business initiatives; (vi) related to discontinued operations that do not qualify as a segment of business under “generally accepted accounting principles”; (vii) attributable to the business operations of any entity acquired by the Company during the fiscal year; (viii) non-operating items; and (ix) acquisition or divestiture expenses. However, in no event will any adjustment be made if the performance award is intended to qualify as performance-based compensation under Section 162(m) of the Code and such adjustment would cause the award to fail to so qualify.

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PROPOSAL 3: APPROVAL OF THE RENAISSANCERE HOLDINGS LTD. 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

Performance awards that have been earned as a result of the relevant performance goals being achieved may be paid in the form of cash, common shares or other awards under the 2016 Plan (or some combination thereof). Except as otherwise provided by the Compensation Committee, if a participant is terminated for any reason prior to the end of an applicable performance period, the participant will forfeit all performance awards held by such participant.

Other Stock-Based Awards. The 2016 Plan authorizes the Compensation Committee to grant other awards that may be denominated in, payable in, valued in, or otherwise related to the Company’s common shares. Such awards and the terms applicable to such awards will be set forth in award agreements.

Clawback; Sub-Plans. All awards granted under the 2016 Plan will be subject to incentive compensation clawback and recoupment policies implemented by the Board (or a committee or subcommittee of the Board) from time to time. In addition, the Compensation Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2016 Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the United States, and may modify the terms of any awards granted to such participants in a manner deemed by the Compensation Committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.

No Repricing of Awards. No awards may be repriced without shareholder approval. For purposes of the 2016 Plan, “repricing” means any of the following: (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments as described below under “Changes in Capital Structure”), (ii) any other action that is treated as a repricing under “generally accepted accounting principles,” and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying common shares.

Minimum Vesting Period. Except as provided below, no award granted under the 2016 Plan (other than any cash-based performance award) may vest over a period that is less than one year from the date of grant. The foregoing minimum vesting period will not apply: (i) to awards granted in payment of or exchange for an equivalent amount of salary, bonus or other earned cash compensation (including performance shares); (ii) to a substitute award that does not reduce the vesting period of the award being replaced or assumed; or (iii) to awards involving an aggregate number of common shares not in excess of 5% of the aggregate number of common shares that may be delivered in connection with awards under the 2016 Plan (subject to adjustment as described below under “Changes in Capital Structure”).

Changes in Capital Structure

In the event of (i) any change in our outstanding common shares or capital structure by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization, (ii) the declaration of any extraordinary dividend, or (iii) any change in applicable laws or circumstances that results or could result in the substantial dilution or enlargement of participants’ rights under the

2016 Plan, the Compensation Committee will equitably and proportionately adjust or substitute, as determined by the Compensation Committee in its sole discretion, the aggregate number of common shares that may be granted pursuant to awards, the number of common shares covered by outstanding awards under the 2016 Plan, and the per-share price of common shares underlying outstanding awards under the 2016 Plan.

Corporate Events

For purposes of the 2016 Plan, a “corporate event” means:

•	a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation,

•

a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of common shares receive securities of another corporation or other property or cash,

•	a “change in control” (as defined in the 2016 Plan), or

•	a reorganization, dissolution or liquidation of the Company.

Pursuant to the 2016 Plan, in connection with a corporate event, the Compensation Committee may take any of the following actions:

•	require that outstanding awards be assumed or substituted in connection with such event,

•

accelerate the vesting of any outstanding awards not assumed or substituted in connection with such event, subject to the consummation of such event; provided that any awards that vest subject to the achievement of performance criteria will be deemed earned (i) based on actual performance through the date of the corporate event or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the corporate event, in each case, with respect to any unexpired performance periods or performance periods for which satisfaction of the performance criteria or other material terms for the applicable performance period has not been certified by the Compensation Committee prior to the date of the corporate event,

•

cancel outstanding awards not assumed or substituted in connection with such event upon the consummation of such event (whether vested or unvested) and provide award holders with the per-share consideration being received by the Company’s shareholders in connection with such event in exchange for their awards (or, with respect to a cash award, the amount payable pursuant to the award),

•

cancel all outstanding stock options, stock appreciation rights or other awards (whether vested or unvested) subject to exercise not assumed or substituted in connection with such event as of the consummation of such event, and provide the holder at least 10 days to exercise each stock option, stock appreciation right or other award canceled prior to the consummation of such event, or

•	replace outstanding awards with a cash incentive program that preserves the value of the replaced awards and contains identical vesting conditions.

Pursuant to the 2016 Plan, the vesting, payment, purchase or distribution of any award that is assumed or substituted in connection

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PROPOSAL 3: APPROVAL OF THE RENAISSANCERE HOLDINGS LTD. 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

with a “change in control” will not be accelerated by reason of the “change in control” for any participant unless the participant’s employment is involuntarily terminated (or, in the case of a non-employee director of the Company, if the non-employee director’s service on the Board terminates in connection with or as a result of a “change in control”) during the two-year period commencing on the “change in control.” Unless otherwise determined by the Compensation Committee, any award held by a participant whose employment is involuntarily terminated during the two-year period commencing on a “change in control” will immediately vest as of the date of such termination.

Non-Transferability of Awards

Except as otherwise provided by the Compensation Committee, awards are generally non-transferable other than by will or the laws of descent and distribution and restricted stock is generally non-transferable.

Termination and Amendment

The Board or the Compensation Committee may amend or terminate the 2016 Plan at any time, except that no amendment may, without shareholder approval, violate the shareholder approval requirements of the national securities exchange on which the common shares are principally listed. Unless sooner terminated, the 2016 Plan will terminate on the day before the 10th anniversary of the date the shareholders of the Company approve the 2016 Plan.

Certain U.S. Federal Income Tax Consequences

The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the 2016 Plan. The 2016 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the 2016 Plan are encouraged to consult with their own tax advisors.

Non-Qualified Stock Options and Stock Appreciation Rights. With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares and the fair market value of the shares on the date of exercise, and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to such participant’s employer.

Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.

If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.

Other Stock-Based Awards. The tax effects related to other stock-based awards under the 2016 Plan are dependent upon the structure of the particular award.

Withholding. At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($118,500 in 2016), such participant will not have to pay Social Security taxes on such amounts. The Company is required to report to the appropriate taxing authorities the ordinary income received by the participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its chief executive officer and the three other highest-paid executive officers (other than the chief financial officer) employed at the end of that company’s fiscal year, subject to certain exceptions (including an exception for performance-based compensation). The 2016 Plan is

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designed so that stock options and stock appreciation rights qualify for this exception, and it permits the Compensation Committee to grant other awards designed to qualify for this exemption. The Compensation Committee is also authorized to grant awards that are not qualified under Section 162(m) of the Code.

Section  409A. Certain awards under the 2016 Plan may be subject to Section 409A of the Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A of the Code). If an award under the 2016 Plan (or any other Company plan) that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the 2016 Plan that is considered “nonqualified deferred compensation” (and awards under any other Company plan that are required pursuant to Section 409A of the Code to be aggregated with the award under the 2016 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

Section 457A. Awards under the 2016 Plan that constitute “nonqualified deferred compensation” (as defined in Section 457A of the Code) to participants employed by “nonqualified entities” (as defined in Section 457A of the Code) are subject to U.S. income inclusion in the year in which the awards are no longer subject to a substantial risk of forfeiture, which may occur prior to when shares are distributable to a participant pursuant to the terms of the award. Reporting and withholding requirements may apply. A failure to timely report U.S. income or pay associated taxes in accordance with Section 457A of the Code may result in late tax payment or under-reporting penalties for an affected participant, and in certain circumstances, an additional 20% tax. Generally, a “nonqualified entity” is any foreign corporation unless substantially all of its income is effectively connected with the conduct of a trade or business in the United States, or unless it is subject to a comprehensive foreign income tax. Certain entities that would be taxed as partnerships in the United States also may be treated as “nonqualified entities” unless substantially all income of the entity (or allocated by the entity to its partners) is subject to U.S. income tax or another comprehensive foreign income tax.

Certain Rules Applicable to “Insiders.” As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) utilized, “insiders” (as defined in Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisors to ascertain the appropriate tax treatment for any particular award.

New Plan Benefits

Because awards to be granted in the future under the 2016 Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts that have been or will be received by eligible participants under the 2016 Plan.

Equity Compensation Plan Information

The information set forth in the table below is as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders (2)	408,212	$51.90	2,926,978
Equity compensation plans not approved by shareholders	—	—	—

Total	408,212	$51.90	2,926,978
(1)	As of December 31, 2015, there were options outstanding to purchase a total of 408,212 common shares, which represent 0.9% of the number of common shares outstanding. A total of 736,197 unvested restricted shares were excluded from column (a) as those shares are considered issued at the time of grant. Unvested restricted shares were also excluded from column (c) as they are no longer available for future issuance.

(2)	Plans previously approved by the shareholders include the 2001 Plan and the Performance Share Plan. The 2001 Plan expired in February 2016 and, as described in “Proposal 3: Approval of the RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan“, we are seeking shareholder approval of the 2016 Plan, which will replace the 2001 Plan and the Performance Share Plan, at this Annual Meeting.

56	Proxy Statement

PROPOSAL 3: APPROVAL OF THE RENAISSANCERE HOLDINGS LTD. 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

Recommendation and Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE RENAISSANCERE HOLDINGS LTD. 2016 LONG-TERM INCENTIVE PLAN.

Proxy Statement 57

SECURITY OWNERSHIP

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth information with respect to the beneficial ownership of our common shares as of March 10, 2016 for each person known by us to own beneficially 5% or more of our outstanding common shares.

Name and Address of Beneficial Owner	Number of Common Shares	Percentage of Class (1)
BlackRock, Inc. (2) 40 East 52nd Street New York, NY 10022	4,046,361	9.4%

The Vanguard Group, LLC (3) 100 Vanguard Blvd. Malvern, PA 19355	3,418,480	7.9%

FMR LLC (4) 245 Summer Street Boston, MA 02110	3,100,000	7.2%
(1)	The percent of class shown is based on the common shares reported as beneficially owned on Schedule 13G or Schedule13G/A as of December 31, 2015 and 43,086,054 common shares outstanding as of March 10, 2016.

(2)	According to a Statement on Schedule 13G/A filed on February 10, 2016 by BlackRock, BlackRock was the beneficial owner of 4,046,361 common shares as of December 31, 2015. BlackRock has the sole power to vote or to direct the voting of 3,665,614 common shares and sole power to dispose of or to direct the disposition of 4,046,361 common shares.

(3)	According to a Statement on Schedule 13G/A filed on February 10, 2016 by The Vanguard Group, LLC (“Vanguard”), Vanguard was the beneficial owner of 3,418,480 common shares as of December 31, 2015. Vanguard has the sole power to vote or to direct the voting of 42,876 common shares, shared power to vote or direct the vote of 3,800 common shares, sole power to dispose of or to direct the disposition of 3,369,903 common shares and shared power to dispose or direct the disposition of 48,577 common shares.

(4)	According to a Statement on Schedule 13G/A filed on February 12, 2016 by FMR LLC, FMR LLC was the beneficial owner of 3,100,000 common shares as at December 31, 2015. Abigail P. Johnson (Director, Vice Chairman, Chief Executive Officer and President of FMR LLC), FMR LLC and Fidelity Low-Priced Stock Fund each has the sole power to dispose of the 3,100,000 common shares owned by various Fidelity funds. FMR LLC reported sole voting power over 294,300 common shares. Neither Abigail P. Johnson nor FMR LLC has the sole power to vote or direct the voting of the shares owned directly by these Fidelity funds, which power resides with the funds’ Board of Trustees. Fidelity Management & Research Company, the funds’ advisor, carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Fidelity Management & Research Company is a wholly owned subsidiary of FMR LLC. According to this Schedule 13G/A, members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR LLC, representing 49% of the voting power of FMR LLC. Members of the Johnson family and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

58	Proxy Statement

SECURITY OWNERSHIP—CONTINUED

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership of our common shares as of March 10, 2016 for each of our named executive officers, directors and director nominees and all of our executive officers, directors and director nominees as a group. Unless otherwise noted below, each of these individuals had sole voting and dispositive power with respect to the common shares beneficially owned by him or her.

Name of Beneficial Owner	Number of Common Shares	Percentage of Class (1)
Kevin J. O’Donnell (2)	361,866	*
Jeffrey D. Kelly (3)	82,728	*
Ross A. Curtis (4)	127,603	*
Ian D. Branagan (5)	65,834	*
Stephen H. Weinstein (6)	166,498	*
David C. Bushnell (7)	14,599	*
James L. Gibbons (7)	15,253	*
Brian G. J. Gray (7)	10,206	*
William F. Hagerty IV (7)	4,385	*
Jean D. Hamilton (7)	20,775	*
Henry Klehm III (7)	16,990	*
Ralph B. Levy (7)	23,131	*
Carol P. Sanders (8)	—	*
Anthony M. Santomero (7)	14,599	*
Nicholas L. Trivisonno (7)	28,727	*
Edward J. Zore (7)	9,345	*
All of our executive officers, directors and director nominees (17 persons)	1,019,769	2.4%
*	Less than 1%

(1)	The percent of class shown is based on 43,086,054 common shares outstanding as of March 10, 2016, adjusted to include common shares covered by options that are currently exercisable or exercisable within 60 days after March 10, 2016 held by such person or group.

(2)	Includes (i) options to acquire 72,641 common shares that are vested and presently exercisable, (ii) 67,379 time-vested restricted shares that have not yet vested and (iii) 15,006 performance shares for which the performance period has been completed but the shares remain unvested until the completion of the relevant service period and (iv) 62,394 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained. Also includes 1,079 shares held by a limited partnership for the benefit of Mr. O’Donnell’s family.

(3)	Includes (i) 38,649 restricted shares that have not yet vested, (ii) 4,509 performance shares for which the performance period has been completed but the shares remain unvested until the completion of the relevant service period and (iii) 22,504 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained.

(4)	Includes (i) options to acquire 26,594 common shares that are vested and presently exercisable, (ii) 30,673 time-vested restricted shares that have not yet vested, (iii) 5,465 performance shares for which the performance period has been completed but the shares remain unvested until the completion of the relevant service period and (iv) 23,610 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained.

(5)	Includes (i) 21,617 time-vested restricted shares that have not yet vested, (ii) 3,326 performance shares for which the performance period has been completed but the shares remain unvested until the completion of the relevant service period and (iii) 15,260 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained.

(6)	Includes (i) options to acquire 83,212 common shares that are vested and presently exercisable, (ii) 20,010 time-vested restricted shares that have not yet vested, (iii) 3,217 performance shares for which the performance period has been completed but the shares remain unvested until the completion of the relevant service period and (iv) 15,244 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained. Also includes 2,140 common shares held by trusts for the benefit of Mr. Weinstein’s minor children.

(7)	Includes the following number of restricted shares granted in payment of directors’ fees that have not yet vested: 2,470 restricted shares for Messrs. Bushnell, Klehm, Santomero, Trivisonno and Zore and Ms. Hamilton; 3,124 restricted shares for Mr. Gibbons; 2,955 restricted shares for Mr. Gray; 1,996 restricted shares for Mr. Hagerty; and 4,376 restricted shares for Mr. Levy.

(8)	Ms. Sanders has been nominated by the Board for election at the Annual Meeting.

Proxy Statement 59

SECURITY OWNERSHIP—CONTINUED

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors and executive officers and any persons holding more than 10% of our outstanding common shares are required to report their initial ownership of common shares and any subsequent changes in that ownership to the Commission. Specific filing dates for these reports have been established by the Commission, and we are required to disclose in this proxy statement any failure by such persons to file these reports in a timely manner during 2015. Based upon our review of copies of Forms 3, 4 and 5 furnished to us and the written representations we received from each of our directors and executive officers that no Forms 5 were required, we believe that all Section 16(a) reports were filed timely in 2015 except the following: Aditya Dutt filed a late Form 4 to report four quarterly dividend reinvestment transactions that occurred between October 2011 and July 2012, which he discovered had occurred without his knowledge, and Mr. Zore filed a late Form 4 to report five quarterly dividend reinvestment transactions that occurred between December 2013 and December 2014, which he discovered had occurred without his knowledge.

60	Proxy Statement

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing our financial statements and for the public reporting process. Ernst & Young Ltd., our independent auditor for 2015, is responsible for expressing opinions on the conformity of our audited financial statements with generally accepted accounting principles in the United States and on the effectiveness of our internal control over financial reporting.

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of Ernst & Young Ltd., our independent auditor, for the purpose of preparing or issuing an audit report. In fulfilling its oversight responsibilities, the Audit Committee reviewed (i) management’s assessment of the effectiveness of our internal control over financial reporting and Ernst & Young Ltd.’s evaluation of our internal control over financial reporting and (ii) the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with Ernst & Young Ltd. the matters that are required to be discussed by Auditing

Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including its judgments as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, all critical accounting policies and practices to be used, material alternative accounting treatments within generally accepted accounting principles discussed with management, and other material written communications between Ernst & Young Ltd. and management. In addition, the Audit Committee has discussed with Ernst & Young Ltd. its independence from both management and the Company and has received the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board’s Rule 3526.

The Audit Committee discussed with Ernst & Young Ltd. the overall scope and plans for its audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Commission. The Audit Committee, pursuant to its pre-approval policies and procedures, and the Board have also recommended, subject to shareholder approval, the selection of our independent auditors for the 2016 fiscal year.

James L. Gibbons, Chair

David C. Bushnell

William F. Hagerty IV

Proxy Statement 61

PROPOSAL 4: APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REFERRAL OF THE DETERMINATION OF THE AUDITORS’ REMUNERATION TO THE BOARD OF DIRECTORS

PROPOSAL 4: APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REFERRAL OF THE DETERMINATION OF THE AUDITORS’ REMUNERATION TO THE BOARD OF DIRECTORS

Upon recommendation of the Audit Committee, the Board has appointed Ernst & Young Ltd. to serve as our independent registered public accounting firm for the 2016 fiscal year. In accordance with Bermuda law, our shareholders have the authority to approve the appointment of our independent registered public accounting firm and a proposal will be submitted to the shareholders at the Annual Meeting for approval of the nomination of Ernst & Young Ltd. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors’ remuneration to the Board. Ernst & Young Ltd. served as our independent auditors for the 2015 fiscal year.

A representative of Ernst & Young Ltd. is expected to attend the Annual Meeting. The representative will have an opportunity to make a statement if the representative so desires will be available to respond to appropriate questions from shareholders.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees billed by Ernst & Young Ltd. during our 2015 and 2014 fiscal years.

Type of Fees	Fiscal 2015	Fiscal 2014
Audit Fees	$4,811,385	$3,495,860
Audit-Related Fees	$101,878	$99,393
Tax Fees	—	—
All Other Fees	—	—
Total	$4,913,263	$3,595,253

Audit Fees. Audit fees for 2015 and 2014 consist of fees for (a) the audit of our annual financial statements, (b) review of our quarterly financial statements, (c) statutory audits and (d) assistance with and review of documents filed with the SEC (including comfort letters and consents). For 2015, audit fees in relation to the Platinum acquisition and subsequent integration totaled $655,362.

Audit-Related Fees. Audit-related fees for both 2015 and 2014 principally related to audits of our employee benefits plans.

Tax Fees. Ernst & Young Ltd. did not perform any tax-related services for us during our 2015 and 2014 fiscal years.

All Other Fees. Ernst & Young Ltd. did not perform any other services for us during our 2015 or 2014 fiscal years.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for managing our relationship with our independent auditors. The Audit Committee has the sole authority to hire and employ our auditors, subject to approval and ratification by the shareholders. The Audit Committee regularly reviews the auditors’ work plan, bills, and work product.

The Audit Committee must pre-approve all audit services and permitted non-audit services performed for us by our auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate the authority to grant pre-approvals of audit and permitted non-audit services to a subcommittee of its members, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. All engagements of Ernst & Young Ltd. to provide audit and audit-related services to us during 2014 and 2015 were pre-approved by the Audit Committee.

Recommendation and Vote

Approval of our Independent Auditors Proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LTD. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR AND THE REFERRAL OF THE DETERMINATION OF THE AUDITORS’ REMUNERATION TO THE BOARD OF DIRECTORS.

62	Proxy Statement

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

Other Action at the Annual Meeting

Our Annual Report to Shareholders for the year ended December 31, 2015, including financial statements for the year ended December 31, 2015, and the auditors’ report thereon, has been made available to all shareholders. The financial statements and auditors’ report will be formally presented at the Annual Meeting, but no shareholder action is required thereon.

As of the date of this Proxy Statement, we have no knowledge of any business, other than that which we have described herein, that will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that the persons named in the accompanying proxy will have authority to vote such proxy in accordance with their judgment on such business.

Shareholder Proposals for 2017 Annual General Meeting of Shareholders

In accordance with SEC Rule 14a-8, shareholder proposals intended for inclusion in our 2017 proxy statement and to be presented at the 2017 Annual General Meeting of Shareholders must be received in writing by us no later than December 2, 2016 and must comply with the requirements of the Commission and our Bye-laws. Such proposals should be directed to the attention of the Secretary, RenaissanceRe Holdings Ltd., P.O. Box HM 2527, Hamilton, HM GX, Bermuda. Shareholders who intend to nominate persons for election as directors at our annual general meetings of shareholders must comply with the advance notice procedures and other provisions set forth in our Bye-laws in order for such nominations to be properly brought before that annual general meeting of shareholders. These provisions require, among other things, that written notice from no fewer than 20 shareholders holding in the aggregate not less than

10% of the outstanding paid-up share capital of RenaissanceRe be received by the Secretary of RenaissanceRe not less than 60 days prior to the annual general meeting of shareholders.

If a shareholder intends to present a proposal at the 2017 Annual General Meeting of Shareholders without any discussion of the proposal in our proxy statement, and the shareholder does not notify us of such proposal on or before February 17, 2017 as required by SEC Rule 14a-4(c)(1), then proxies received by us for the 2017 Annual General Meeting of Shareholders will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of any such proposal is to be sent to the above address.

Householding of Annual Meeting Materials

The SEC has enacted a rule that allows multiple investors residing at the same address the convenience of receiving a single copy of annual reports, proxy statements, prospectuses and other disclosure documents if they consent to do so. This is known as “householding.” We will allow householding only upon certain conditions. Some of those conditions are:

•	You agree to, or do not object to, the householding of your materials; and

•	You have the same last name and exact address as another investor(s).

If these conditions are met, and SEC regulations allow, your household will receive a single copy of annual reports, proxy statements, prospectuses and other disclosure documents.

You may revoke a prior householding consent at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll-free at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will remove you from the householding program within 30 days of receipt of your response, following which you will receive an individual copy of our disclosure document. Shareholders sharing an address and wishing to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above if they are record holders.

Proxy Statement 63

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN

APPENDIX A: RENAISSANCERE HOLDINGS LTD. 2016 LONG-TERM INCENTIVE PLAN

RenaissanceRe Holdings Ltd.

2016 Long-Term Incentive Plan

Adopted by the Board of Directors: February 19, 2016

Approved by the Shareholders: May 16, 2016

Termination Date: May 16, 2026

1. Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of such individuals with those of such shareholders. The Plan authorizes the award of Stock-based and cash-based incentives to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of shareholder value.

The Plan succeeds the Prior Plans for Awards granted on or after the Effective Date. The 2001 Plan expired in accordance with its terms on February 6, 2016, and, effective upon shareholder approval of the Plan, the 2010 Plan will be terminated. No additional awards may be made under the 2001 Plan or, subject to shareholder approval of the Plan, the 2010 Plan. The adoption and effectiveness of the Plan will not affect the terms or conditions of any awards granted under the Prior Plans prior to the Effective Date. If the Plan is not approved by the Company’s shareholders at the Company’s 2016 Annual General Meeting of Shareholders, then the Plan will be null and void in its entirety and the 2010 Plan will not be terminated.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)        “2001 Plan” means the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan, as amended and restated.

(b)        “2010 Plan” means the RenaissanceRe Holdings Ltd. 2010 Performance-Based Equity Incentive Plan, as amended.

(c)        “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(d)        “Award” means any Option, award of Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, or other Stock-based award granted under the Plan.

(e)        “Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, a Performance Award Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.

(f)         “Board” means the Board of Directors of the Company.

(g)        “Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of gross negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; or (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(h)    “Change in Control” means:

(1) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or similar non-U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or

Proxy Statement A-1

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);

(2) the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(3) the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s shareholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization, (ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or

(4) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.

(i)       “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(j)       “Committee” means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(k)      “Company” means RenaissanceRe Holdings Ltd., a Bermuda company, and its successors by operation of law.

(l)       “Corporate Event” has the meaning set forth in Section 11(b) hereof.

(m)     “Data” has the meaning set forth in Section 21(e) hereof.

(n)     “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.

A-2	Proxy Statement

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

(o)     “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.

(p)     “Effective Date” means February 19, 2016, which is the date on which the Plan was approved by the Board.

(q)     “Eligible Person” means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, shareholder or partner) and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(q) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(q) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.

(r)      “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(s)     “Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.

(t)      “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

(u)      “GAAP” has the meaning set forth in Section 9(f)(3) hereof.

(v)      “Good Reason” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Good Reason, without the Participant’s consent, (i) a material diminution in the Participant’s employment duties, responsibilities, or authority, or the assignment to the Participant of duties that are materially inconsistent with his or her position; (ii) a material reduction in the Participant’s base salary or target annual bonus or incentive compensation opportunity; or (iii) a relocation of the Participant’s principal place of employment to a location more than thirty-five (35) miles farther from his or her principal residence than the location at which the Participant was employed immediately preceding such change. In no event will a Participant have the right to terminate his or her employment for Good Reason unless (x) such Participant provides written notice to the Company within ninety (90) days after the initial occurrence of the event or condition that gives such Participant the right to terminate his or her employment for Good Reason and (y) the Company has not cured such Participant’s right to terminate his or her employment for Good Reason within thirty (30) days of the receipt of such written notice by the Company. In the event that there is an Award Agreement or Participant Agreement defining Good Reason, “Good Reason” shall have the meaning provided in such agreement, and a Termination by the Participant for Good Reason hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(w)     “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(x)      “Nonqualified Stock Option” means an Option not intended to be an Incentive Stock Option.

(y)      “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.

(z)      “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.

(aa)    “Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.

(bb)   “Participant Agreement” means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

Proxy Statement A-3

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

(cc)    “Performance Award” means an Award granted to a Participant under Section 9 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period. A Performance Award shall be designated as a Performance Share, a Performance Unit or a Performance Cash Award at the time of grant.

(dd)   “Performance Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Performance Award.

(ee)    “Performance Cash Award” means a Performance Award which is a cash award (for a dollar value not in excess of that set forth in Section 4(c)(1) hereof), the payment of which is subject to the achievement of Performance Objectives during a Performance Period. A Performance Cash Award may also require the completion of a specified period of employment or service.

(ff)     “Performance Objectives” means the performance objectives established pursuant to the Plan for Participants who have received Performance Awards.

(gg)   “Performance Period” means the period of time designated by the Committee over which the achievement of one or more Performance Objectives will be measured for the purpose of determining a Participant’s right to and the payment of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.

(hh)    “Performance Share” means a Performance Award denominated in shares of Stock which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.

(ii)      “Performance Unit” means a Performance Award denominated as a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.

(jj)      “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(kk)    “Plan” means this RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan, as amended from time to time.

(ll)      “Prior Plans” means the 2001 Plan and the 2010 Plan.

(mm) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Treasury Regulation Section 1.162-27(c) under Section 162(m) of the Code and an “independent director” as defined under, as applicable, the NASDAQ Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules.

(nn)    “Qualified Performance-Based Award” means an Option, Stock Appreciation Right, or Performance Award that is intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(oo)    “Qualifying Committee” has the meaning set forth in Section 3(b) hereof.

(pp)    “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(qq)  “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.

(rr)     “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

(ss)    “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.

(tt)     “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.

(uu)   “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(vv)    “Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(ww) “Stock” means the full voting common shares, par value $1.00 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 11 hereof.

(xx)    “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 11(b) hereof, Stock Appreciation Rights shall be settled in Stock.

A-4	Proxy Statement

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

(yy) “Substitute Award” has the meaning set forth in Section 4(a) hereof.

(zz) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

3. Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its shareholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including upon a Corporate Event, subject to Section 11(d), or in the event of a Participant’s Termination by the Service Recipient other than for Cause, by the Participant for Good Reason, or due to the Participant’s death, Disability or retirement (as such term may be defined in an applicable Award Agreement or Participant Agreement, or, if no such definition exists, in accordance with the Company’s then-current employment policies and guidelines). For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to a Qualified Performance-Based Award or relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

(c) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act or is to be granted a Qualified Performance-Based Award must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

(d) Section 409A; Section 457A. The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).

Proxy Statement A-5

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

(e) Section 162(m). Notwithstanding anything herein to the contrary, with regard to any provision of the Plan or any Award Agreement that is intended to comply with Section 162(m) of the Code, any action or determination by the Committee shall be permitted only to the extent such action or determination would be permitted under Section 162(m) of the Code. The Plan has been adopted by the Board, with respect to Awards intended to be “performance-based” within the meaning of Section 162(m) of the Code, to comply with the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

4. Shares Available Under the Plan; Other Limitations.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal the sum of (1) 1,625,000, and (2) to the extent that an award outstanding under the Prior Plans as of the Effective Date expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the grantee of the full number of shares to which the award related, the number of shares that are undelivered. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) and IM-5635-1, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Other than with respect to a Substitute Award, to the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award related, the undelivered shares of Stock will again be available for grant. Shares of Stock withheld in payment of the exercise price or taxes relating to an Award and shares of Stock equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall not be deemed to constitute shares delivered to the Participant and shall be deemed to again be available for delivery under the Plan.

(c) 162(m) Limitation; Incentive Stock Options.

(1) Notwithstanding anything herein to the contrary, at all times when the Company is subject to the provisions of Section 162(m) of the Code, (i) the maximum number of shares of Stock with respect to which Options, Stock Appreciation Rights, and Performance Awards, in each case and to the extent the Award is intended to be a Qualified Performance-Based Award, may be granted to any individual in any one calendar year shall not exceed 500,000 (subject to adjustment as provided in Section 11 hereof); and (ii) the maximum value of the aggregate payment that any individual may receive with respect to a Qualified Performance-Based Award that is valued in dollars in respect of any annual Performance Period is $50,000,000, and for any Performance Period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12). No Qualified Performance-Based Awards (other than an Option or Stock Appreciation Right) may be granted hereunder based on the Performance Objectives following the first (1st) meeting of the Company’s shareholders that occurs in the fifth (5th) year following the year in which the Company’s shareholders most recently approved the Performance Objectives for purposes of satisfying the “qualified performance-based compensation” exemption under Section 162(m)(4)(C) of the Code unless the Performance Objectives are reapproved (or other designated performance goals are approved) by the shareholders on or before such shareholder meeting.

(2) No more than 1,625,000 shares of Stock (subject to adjustment as provided in Section 11 hereof) reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.

(d) Shares Available Under Acquired Plans. Additionally, to the extent permitted by NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.

(e) Minimum Vesting Period. No Award (other than any Performance Cash Award) may vest over a period that is less than one (1) year from the date of grant; provided, however, that the foregoing minimum vesting period shall not apply: (i) to Awards granted in payment of or exchange for an equivalent amount of salary, bonus or other earned cash compensation (including Performance Shares); (ii) to a Substitute Award that does not reduce the vesting period of the award being replaced or assumed; or (iii) to Awards involving an aggregate number of shares of Stock not in excess of five percent (5%) of the aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof).

A-6	Proxy Statement

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

(f) Limitation on Awards to Non-Employee Directors. Notwithstanding anything herein to the contrary, the maximum value of any Awards granted to a non-employee director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, shall not exceed $1,500,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous year).

5. Options.

(a) General. Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the shareholders of the Company approve the Plan. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(q) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Options.

(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.

(c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of any Incentive Stock Option. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(d) Payment for Stock. Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.

(f) Termination of Employment or Service. Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:

(1) In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2) In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Options were vested at the time of such Termination.

(3) In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

Proxy Statement A-7

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

(g) Special Provisions Applicable to Incentive Stock Options.

(1) No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

(2) To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(3) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6. Restricted Stock.

(a) General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.

(c) Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7. Restricted Stock Units.

(a) General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b) Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.

(c) Settlement. Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Restricted Stock Units prior to settlement.

(d) Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

A-8	Proxy Statement

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.

(b) Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.

(c) Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.

(d) Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.

(e) Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

(f) Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:

(1) In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2) In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.

(3) In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

9. Performance Awards.

(a) General. Performance Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Performance Award Agreements, which agreements need not be identical. Unless otherwise set forth in an Award Agreement evidencing a Participant’s Performance Award, (i) cash dividends and stock dividends, if any, with respect to the Performance Shares shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the Performance Shares to which such dividends relate and (ii) a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Performance Units that are not earned and vested. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

Proxy Statement A-9

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

(b) Value of Performance Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the Stock on the date of grant. Each Performance Award Agreement in respect of any Performance Cash Award shall specify the dollar amount payable under the Performance Cash Award. In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value and number of Performance Units or Performance Shares, or the value of a Performance Cash Award, as the case may be, that will be paid out to the Participant.

(c) Earning of Performance Awards. Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of a Performance Award shall be entitled to receive the following payouts: (1) if the holder holds Performance Units or Performance Shares, payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, or (2) if the holder holds a Performance Cash Award, payout on the value of the Performance Cash Award earned by the Participant over the Performance Period, in any case, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met. The Committee may specify a target, threshold or maximum amount payable and may set a formula for determining the amount of Performance Awards earned if performance is at or above the threshold level but falls short of the maximum achievement of the specified Performance Objectives.

(d) Form and Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Performance Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, Stock, or other Awards (or in any combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Unless otherwise determined by the Committee, earned Performance Cash Awards shall be paid in cash. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.

(e) Termination of Employment or Service. Except as provided by the Committee in a Performance Award Agreement, Participant Agreement or otherwise, if, prior to the end of an applicable Performance Period, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.

(f) Performance Objectives.

(1) Each Performance Award shall specify the Performance Objectives that must be achieved before such Performance Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(2) With respect to Qualified Performance-Based Awards, Performance Objectives shall be limited to specified levels of or increases in one or more of the following business criteria (alone or in combination with any other criterion, whether gross or net, before or after taxes, and/or before or after other adjustments, as determined by the Committee): (i) earnings, including net earnings, total earnings, operating earnings, earnings growth, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, book value per share (which may exclude nonrecurring items), tangible book value or growth in tangible book value per share; (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, return on equity, financial return ratios, or internal rates of return; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) balance sheet measurements; (xiv) cumulative earnings per share growth; (xv) operating margin, profit margin, or gross margin; (xvi) stock price or total shareholder return; (xvii) cost or expense targets, reductions and savings, productivity and efficiencies; (xviii) sales or sales growth; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures, and similar transactions, and budget comparisons; (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xxi) billings, billings growth, or rate of billings growth; (xxii) underwriting income or profit; (xxiii) loss ratio or combined ratio; and (xxiv) to the extent that an Award is not intended to be a Qualified Performance-Based Award, other measures of performance selected by the Committee. Performance Objectives may be established on a Company-wide basis, project or geographical basis or, as the context permits, with respect to one or more business units, divisions, lines of business or business segments, subsidiaries, products, or other operational units or administrative departments of the Company (or in combination thereof) or may be related to the performance of an individual Participant and may be expressed in absolute terms, or relative or comparative to (A) current internal targets or budgets, (B) the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units), (C) the performance of one or more similarly situated companies, (D) the performance of an index covering multiple companies, or (E) other external measures of the selected performance criteria. Performance Objectives may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

A-10	Proxy Statement

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

(3) The business criteria mentioned above (i) may be combined with cost of capital, assets, invested capital and shareholders’ equity to form an appropriate measure of performance and (ii) shall have any reasonable definitions that the Committee may specify. Unless specified otherwise by the Committee (i) in the Performance Award Agreement at the time the Performance Award is granted or (ii) in such other document setting forth the Performance Objectives at the time the Performance Objectives are established, the Committee, in its sole discretion, will appropriately make adjustments in the method of calculating the attainment of Performance Objectives for a Performance Period to provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with Generally Accepted Accounting Principles (“GAAP”), to any of the business criteria described above for one or more of the following items of gain, loss, profit or expense: (A) determined to be extraordinary, unusual or non-recurring in nature; (B) related to changes in accounting principles under GAAP or tax laws (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant); (C) related to currency fluctuations; (D) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (E) related to restructuring, divestitures, productivity initiatives or new business initiatives; (F) related to discontinued operations that do not qualify as a segment of business under GAAP; (G) attributable to the business operations of any entity acquired by the Company during the fiscal year; (H) non-operating items; and (I) acquisition or divestiture expenses.

(g) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to a Performance Award intended to be a Qualified Performance-Based Award, the Committee will establish the Performance Objectives applicable to, and the formula for calculating the amount payable under, the Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, and (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Objectives remains substantially uncertain. Prior to the payment of any compensation under a Performance Award intended to be a Qualified Performance-Based Award, the Committee will certify the extent to which any Performance Objectives and any other material terms under such Performance Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Stock).

(h) Negative Discretion. Notwithstanding satisfaction of any completion of any Performance Objectives, the number of shares of Stock, cash or other benefits granted, issued, retainable and/or vested under a Performance Award on account of satisfaction of such Performance Objectives may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

10. Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

11. Adjustment for Recapitalization, Merger, etc.

(a) Capitalization Adjustments. The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the numerical share limits in Section 4 hereof, the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

(b) Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may provide for any one or more of the following:

(1) The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such Performance Objectives or similar performance criteria shall be adjusted appropriately to reflect the Corporate Event;

(2) The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event; provided that any Performance Awards or other Awards that vest subject to the achievement of

Proxy Statement A-11

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

Performance Objectives or similar performance criteria will be deemed earned (i) based on actual performance through the date of the Corporate Event, or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the Corporate Event, in each case, with respect to all unexpired Performance Periods or Performance Periods for which satisfaction of the Performance Objectives or other material terms for the applicable Performance Period has not been certified by the Committee prior to the date of the Corporate Event;

(3) The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to the amount payable pursuant to any Cash Award or, with respect to other Awards, an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;

(4) The cancellation of any or all Options, Stock Appreciation Rights and other Awards subject to exercise not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Options, Stock Appreciation Rights and other Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options, Stock Appreciation Rights or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and

(5) The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

(c) Fractional Shares. Any adjustment provided under this Section 11 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.

(d) Double-Trigger Vesting. Notwithstanding any other provisions of the Plan, an Award Agreement or Participant Agreement to the contrary, with respect to any Award that is assumed or substituted in connection with a Change in Control, the vesting, payment, purchase or distribution of such Award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences an involuntary Termination as a result of the Change in Control. Unless otherwise provided for in an Award Agreement or Participant Agreement, any Award held by a Participant who experiences an involuntary Termination as a result of a Change in Control shall immediately vest as of the date of such Termination. For purposes of this Section 11(d), a Participant will be deemed to experience an involuntary Termination as a result of a Change in Control if the Participant experiences a Termination by the Service Recipient other than for Cause or by the Participant for Good Reason, or otherwise experiences a Termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law or, in the case of a non-employee director of the Company, if the non-employee director’s service on the Board terminates in connection with or as a result of a Change in Control, in each case, at any time beginning on the date of the Change in Control up to and including the second (2nd) anniversary of the Change in Control.

12. Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

13. Rights and Privileges as a Shareholder.

Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.

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APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

14. Transferability of Awards.

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

15. Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

16. Compliance with Laws.

The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non-U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

17. Withholding Obligations.

As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award (unless the Committee determines, in its discretion, that a greater number of shares of Stock may be used to satisfy tax withholding requirements without resulting in adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)).

18. Amendment of the Plan or Awards.

(a)  Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.

(b) Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c) Shareholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without shareholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 11 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(d) No Repricing of Awards Without Shareholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 11(a) hereof), (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 11(b) hereof.

Proxy Statement A-13

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

19. Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the shareholders of the Company approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

20. Effective Date of the Plan.

The Plan is effective as of the Effective Date, subject to shareholder approval.

21. Miscellaneous.

(a) Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(b) Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(d) Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.

(e) Non-Exempt Employees. If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 21(e) will apply to all Awards.

(f) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 21(e) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award,

A-14	Proxy Statement

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(g) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 21(g) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–U.S. nationals or are primarily employed or providing services outside the United States.

(h) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(i) No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(j) Payments Following Accidents or Illness. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of Bermuda without reference to the principles of conflicts of laws thereof.

(l) Electronic Delivery. Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

(m) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

Proxy Statement A-15

APPENDIX A: 2016 LONG-TERM INCENTIVE PLAN—CONTINUED

(n) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

(o) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

*        *        *

A-16	Proxy Statement

APPENDIX B: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

APPENDIX B: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

We have included certain non-GAAP financial measures within the meaning of Regulation G in this proxy statement. We have consistently provided these financial measurements in previous investor communications and our management believes that these measurements are important to investors and other interested persons and that investors and such other persons benefit from having a consistent basis for comparison between periods and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing our overall financial performance.

We use “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of our operations and believe it to be a useful measure of our corporate performance. “Operating income available to RenaissanceRe common shareholders” differs from “net income available to RenaissanceRe common shareholders,” which we believe is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments. Our management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio and equity investments trading. We also use “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share—diluted” and “operating return on average common equity.”

The following is a reconciliation of: (1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; (2) net income available to RenaissanceRe common shareholders per common share—diluted to operating income available to RenaissanceRe common shareholders per common share—diluted; and (3) return on average common equity to operating return on average common equity:

Twelve months ended	December 31, 2015	December 31, 2014
Net income available to RenaissanceRe common shareholders	$408,811	$510,337
Adjustment for net realized and unrealized gains on investments	68,918	(41,433)

Operating income available to RenaissanceRe common shareholders	$477,729	$468,904

Net income available to RenaissanceRe common shareholders per common share—diluted	$9.28	$12.60
Adjustment for net realized and unrealized gains on investments	1.58	(1.04)

Operating income available to RenaissanceRe common shareholders per common share—diluted	$10.86	$11.56

Return on average common equity	9.8%	14.9%
Adjustment for net realized and unrealized gains on investments	1.6%	(1.2)%

Operating return on average common equity	11.4%	13.7%

Proxy Statement B-1

APPENDIX B: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES—CONTINUED

We have also included “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” in this proxy statement. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share; “tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which we believe is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” differs from book value per common share, which we believe is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share and the inclusion of accumulated dividends.

Our management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

Twelve months ended	December 31, 2015	December 31, 2014
Book value per common share	$99.13	$90.15
Adjustment for goodwill and other intangibles (1)	(6.59)	(0.86)

Tangible book value per common share	92.54	89.29
Adjustment for accumulated dividends	15.48	14.28

Tangible book value per common share plus accumulated dividends	$108.02	$103.57

Annual change in book value per common share	10.0%	12.3%
Annual change in tangible book value per common share plus change in accumulated dividends	5.0%	13.9%
(1)

At December 31, 2015 and 2014, goodwill and other intangibles included $23.2 million and $25.3 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.

B-2	Proxy Statement

RENAISSANCERE HOLDINGS LTD. 12 CROW LANE PEMBROKE HM19, BERMUDA

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, May 15, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, May 15, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E06156-P76706                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RENAISSANCERE HOLDINGS LTD.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following nominees:
1.	Election of Directors	☐	☐	☐
Nominees:

	01)				Henry Klehm III
	02)				Ralph B. Levy
	03)				Carol P. Sanders
	04)				Edward J. Zore
The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain
2.	To approve, by a non-binding advisory vote, the compensation of the named executive officers of RenaissanceRe Holdings Ltd. as disclosed in the proxy statement.					☐	☐	☐
3.	To approve the RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan.					☐	☐	☐
4.

To approve the appointment of Ernst & Young Ltd. as the independent registered public accounting firm of RenaissanceRe Holdings Ltd. for the 2016 fiscal year and to refer the determination of the auditors’ remuneration to the Board of Directors.

						☐	☐	☐

NOTE: PLEASE VOTE, DATE AND SIGN THIS PROXY BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

Please sign your name or names exactly as it appears on the share certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E06157-P76706

RENAISSANCERE HOLDINGS LTD.

This Proxy is solicited on behalf of

RenaissanceRe Holdings Ltd. in connection with its

Annual General Meeting of Shareholders to be held on May 16, 2016

The undersigned shareholder of RenaissanceRe Holdings Ltd. (the “Company”) hereby appoints Jeffrey D. Kelly, Mark A. Wilcox, Stephen H. Weinstein and Molly E. Gardner, and each of them, as proxies, each with the power to appoint his substitute, and authorizes them to represent and vote as designated in this Proxy, all of the common shares, $1.00 par value per share (the “Common Shares”), of the Company held of record by the undersigned shareholder on March 18, 2016 at the Annual General Meeting of Shareholders of the Company to be held on May 16, 2016, and at any adjournment or postponement thereof (the “Annual Meeting”), with all powers which the undersigned would possess if personally present, with respect to the matters listed on this Proxy. In their discretion, the proxies, and each of them, are authorized to vote such Common Shares upon such other business as may properly come before the Annual Meeting.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE IN FAVOR OF EACH OF THE PROPOSALS SET FORTH ON THIS PROXY.

Continued and to be marked, dated and signed on the other side